   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1997
                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       JOHNSTOWN AMERICA INDUSTRIES, INC.

             (Exact name of Registrant as specified in its charter)

         DELAWARE                                                                      25-1672791
      (State or other                                                               (I.R.S. Employer
      jurisdiction of
     incorporation or                 AND ITS GUARANTOR SUBSIDIARIES               Identification No.)
       organization)

         DELAWARE                     JOHNSTOWN AMERICA CORPORATION                    36-3769515
         DELAWARE                         BOSTROM SEATING, INC.                        39-1507179
         DELAWARE                         BOSTROM HOLDINGS, INC.                       36-4129282
         DELAWARE                       FREIGHT CAR SERVICES, INC.                     36-3990959
         DELAWARE                         JAC PATENT CORPORATION                       51-0345050
         DELAWARE                         TRUCK COMPONENTS INC.                        36-3535407
         DELAWARE                           GUNITE CORPORATION                         13-3369803
         DELAWARE                       BRILLION IRON WORKS, INC.                      39-1506942
         DELAWARE                      FABCO AUTOMOTIVE CORPORATION                    13-3369802
         DELAWARE                        JAII MANAGEMENT COMPANY                       APPLIED FOR
      (State or other         (Exact name of Registrant as specified in its         (I.R.S. Employer
      jurisdiction of                            charter)
     incorporation or                                                              Identification No.)
       organization)

                         ------------------------------

                                      3743
                                      3710
            (Primary Standard Industrial Classification Code Number)
                         ------------------------------

                           980 NORTH MICHIGAN AVENUE
                                   SUITE 1000
                            CHICAGO, ILLINOIS 60611
                                 (312) 280-8844
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)

                                ANDREW M. WELLER
                           980 NORTH MICHIGAN AVENUE
                                   SUITE 1000
                            CHICAGO, ILLINOIS 60611
                                 (312) 280-8844

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                    COPY TO:

                             R. CABELL MORRIS, JR.
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 558-5600
                         ------------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED      PER SECURITY (1)         PRICE          REGISTRATION FEE
11 3/4% Series C Senior Subordinated Notes
  due 2005..................................     $83,600,000             100%            $83,600,000           $25,333
Senior Subordinated Guarantee of each of the
  Guarantor Subsidiaries....................         (2)                  --                  --               none (3)

(1) Estimated in accordance with Rule 457(f)(2) under the Securities Act of 1993, as amended, solely for purpose of computing the registration fee.

(2) The 11 3/4% Series C Senior Subordinated Notes due 2005 of Johnstown America Industries, Inc. being registered will be guaranteed on a senior subordinated basis by each of the Guarantor Subsidiaries.

(3) Pursuant to Rule 457(n).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE PROSPECTUS IS DELIVERED IN FINAL FORM.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 1997

PROSPECTUS

                                     [LOGO]

  OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF ITS 11 3/4% SERIES C SENIOR
                          SUBORDINATED NOTES DUE 2005
      WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR EACH $1,000
  IN PRINCIPAL AMOUNT OF ITS OUTSTANDING 11 3/4% SERIES B SENIOR SUBORDINATED
                                 NOTES DUE 2005
        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON          , 1997 UNLESS EXTENDED.
                         ------------------------------
    Johnstown America Industries, Inc., a Delaware Corporation (the "Company"), hereby offers to exchange (the "Exchange Offer") up to $80 million in aggregate principal amount of its new 11 3/4% Series C Senior Subordinated Notes due 2005 (the "Exchange Notes") for up to $80 million in aggregate principal amount of its outstanding 11 3/4% Series B Senior Subordinated Notes due 2005 (the "Old Notes" and, together with the Exchange Notes, the "Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").
    The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes (i) are freely transferable by holders thereof (except as provided below) and (ii) are not entitled to certain registration rights and certain liquidated damages provisions which are applicable to the Old Notes under the Registration Rights Agreement (as defined herein). The Exchange Notes will be, and the Old Notes are, unsecured and subordinated to all existing and future Senior Indebtedness (as defined herein) of the Company. The Exchange Notes will, and the Old Notes do, rank PARI PASSU in right of payment with any future Senior Subordinated Indebtedness (as defined herein) of the Company and with the $100 million of 11 3/4% Senior Subordinated Notes due 2005 issued by the Company in August 1995 (the "Original Notes"). The Exchange Notes will, and the Old Notes do, rank senior to all subordinated indebtedness of the Company. The Exchange Notes will be, and the Old Notes are, fully and unconditionally guaranteed (collectively, the "Subsidiary Guaranty") on an unsecured, senior subordinated basis, by each subsidiary of the Company on the issue date of the Exchange Notes or the Old Notes, as the case may be (other than JAIX Leasing Company), and each Restricted Subsidiary (as defined herein) acquired thereafter (collectively, the "Guarantor Subsidiaries"). The Company is a holding company that derives all of its operating income and cash flow from its subsidiaries, the capital stock of each of which constitute the Company's only material assets and are pledged to collateralize the obligations under the Senior Bank Facilities (as defined herein). In addition, the obligations of the Company under the Senior Bank Facilities are unconditionally and irrevocably guaranteed on a senior basis by the Guarantor Subsidiaries and such guarantees are secured by security interests in, pledges of, or liens on all capital stock of and all tangible and intangible assets of the Guarantor Subsidiaries. See "Description of Exchange Notes" and "Description of Certain Indebtedness--Senior Bank Facilities." As of June 30, 1997, on a pro forma basis after giving effect to the offering of the Old Notes (the "Old Notes Offering"), the aggregate amount of the Company's (excluding its consolidated subsidiaries) outstanding Senior Indebtedness would have been approximately $95.0 million (excluding unused commitments and $17.1 million of outstanding letters of credit), the liabilities of the Guarantor Subsidiaries (including trade payables and deferred taxes but excluding the Subsidiary Guaranty and subsidiary guarantees of the Senior Bank Facilities) would have totalled approximately $198.7 million, and the Company would have had $100 million of Senior Subordinated Indebtedness outstanding other than the Notes. See "Description of Exchange Notes--Ranking." The Company does not currently have outstanding any indebtedness that is subordinate or junior in right of payment to the Notes. The indenture under which the Exchange Notes will be, and the Old Notes were, issued (the "Indenture," and together with the indenture governing the Original Notes, the "Indentures") will permit the Company and the Guarantor Subsidiaries to incur additional indebtedness, including Senior Indebtedness and indebtedness that will rank PARI PASSU with the Notes. The ability of the Company to incur any such additional indebtedness is limited by the Company's covenants under the Senior Bank Facilities and the Indentures. There will be no cash proceeds to the Company from the Exchange Offer.
    The Exchange Notes will bear interest from August 11, 1997. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from August 11, 1997 to the date of the issuance of the Exchange Notes. The Exchange Notes will bear interest at the rate of 11 3/4% per annum, payable semi-annually on February 15 and August 15 of each year, commencing February 15, 1998. Except as described below, the Company may not redeem the Notes prior to August 15, 2000. On or after such date, the Company may redeem the Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to August 15, 1998, the Company may, subject to certain requirements, redeem up to 33 1/3% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings (as defined herein) at a redemption price equal to 111.75% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 66 2/3% of the original aggregate principal amount of the Notes remains outstanding after each such redemption. The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined herein), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "Description of Exchange Notes."
                         ------------------------------
    HOLDERS OF OLD NOTES SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 16 OF THIS PROSPECTUS PRIOR TO MAKING A DECISION WITH RESPECT TO THE EXCHANGE OFFER.
                         ------------------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                The date of this Prospectus is          , 1997.

(COVER PAGE CONTINUED)

    The Old Notes were originally issued and sold on August 11, 1997 in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon its view of interpretations provided to third parties by the Staff (the "Staff") of the Securities and Exchange Commission (the "Commission"), the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act (an "Affiliate"), (ii) a broker-dealer who acquired Old Notes directly from the Company or (iii) a broker-dealer who acquired Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. However, the Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as in other circumstances. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal that is filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Letter of Transmittal") states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes and any other holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    Old Notes initially purchased by qualified institutional buyers were initially represented by two global Notes in registered form, registered in the name of a nominee of The Depository Trust Company ("DTC"), as depository. The Exchange Notes exchanged for Old Notes represented by the global Notes will be represented by one or more global Exchange Notes in registered form, registered in the name of the nominee of DTC. See "Description of Exchange Notes--Book Entry, Delivery and Form." Exchange Notes issued to non-qualified institutional buyers in exchange for Old Notes held by such investors will be issued only in certificated, fully registered, definitive form. Except as described herein, Exchange Notes in definitive certificated form will not be issued in exchange for the global Exchange Note(s) or interests therein.

    Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, and tendered but unaccepted, Old Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of any remaining Old Notes will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes except under certain limited circumstances. See "Old Notes Registration Rights; Liquidated Damages." No assurance can be given as to the liquidity of the trading market for either the Old Notes or the Exchange Notes.

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. The Exchange Offer
will expire at 5:00 p.m., New York City time, on          , 1997, unless
extended (the "Expiration Date"). The date of acceptance for exchange of the Old Notes (the "Exchange Date") will be the first business day following the Expiration Date, upon surrender of the Old Notes. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, Suite 1300, New York, New York 10048. Any interested party may obtain copies of such material at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, certain documents filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's site on the Internet's World Wide Web, located at HTTP://WWW.SEC.GOV.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K and the Company's Amendment to Annual Report on Form 10-KA for the year ended December 31, 1996, the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997 and the Company's Current Report on Form 8-K dated July 24, 1997 are hereby incorporated by reference.

    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such copies should be directed to the Company's principal office: Johnstown America Industries, Inc., 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611, Attention: Secretary (telephone: (312) 280-8844).

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, AND THE RELATED NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, (I) THE "COMPANY" REFERS TO JOHNSTOWN AMERICA INDUSTRIES, INC. AND ITS SUBSIDIARIES AND (II) "TCI," "GUNITE," "BRILLION," "BOSTROM," "FABCO," "JAC," "JAIX LEASING" AND "FCS" REFER TO TRUCK COMPONENTS INC., GUNITE CORPORATION, BRILLION IRON WORKS, INC., BOSTROM SEATING, INC., FABCO AUTOMOTIVE CORPORATION, JOHNSTOWN AMERICA CORPORATION, JAIX LEASING COMPANY AND FREIGHT CAR SERVICES, INC., RESPECTIVELY, ALL WHOLLY OWNED SUBSIDIARIES OF THE COMPANY. UNLESS OTHERWISE INDICATED, ALL TRUCK INDUSTRY DATA ARE DERIVED FROM REPORTS PUBLISHED BY AMERICA'S COMMERCIAL TRANSPORTATION PUBLICATIONS AND ALL FREIGHT CAR INDUSTRY DATA ARE DERIVED FROM REPORTS PUBLISHED BY AMERICAN RAILWAY CAR INSTITUTE AND THE WEFA GROUP ("WEFA"). SEE "GLOSSARY OF CERTAIN TERMS" FOR DEFINITIONS OF CERTAIN INDUSTRY TERMS USED IN THIS PROSPECTUS.

                                  THE COMPANY

    The Company, through its subsidiaries, designs and manufactures: components and assemblies primarily for heavy- and medium-duty trucks; high quality, complex iron castings for transportation-related and a variety of other markets; and railroad freight cars. The Company's principal business operations are:

    TRUCK COMPONENTS AND ASSEMBLIES. Gunite is the leading North American supplier of wheel-end systems and components, such as brake drums, disc wheel hubs, spoke wheels, rotors and slack adjusters to original equipment manufacturers ("OEMs") in the heavy-duty truck industry. The Company believes Gunite's products are offered as standard equipment on more heavy-duty truck manufacturers' vehicles than any of its competitors' products. Management also believes Gunite's fully integrated operations, which combine advanced product design, casting and machining capabilities, provide it with significant competitive advantages, particularly in the development of new, value-added products. Gunite is a market leader in the production of wheel-end components for anti-lock braking systems ("ABS"), which have been mandated for all new trucks beginning in March 1997 and all new trailers beginning in March 1998. Gunite also has developed a new lightweight brake drum ("Gunite-Lite-TM-") for applications in the heavy-duty truck market where certain customers value strong, lighter weight components. In addition to serving OEMs, Gunite has significant sales to the less cyclical, higher margin aftermarket which, as a percentage of Gunite's net sales, has increased since the acquisition of Gunite by the Company in 1995 from approximately 26% in 1995 to approximately 35% for the six months ended June 30, 1997. Further, Gunite's commitment to quality, customer satisfaction and continuous improvement is evidenced by its ISO 9000 and QS 9000 certifications.

    The Company's other truck components and assemblies operations include Bostrom and Fabco. Bostrom is a leading manufacturer of air suspension and static seating systems for the heavy- and medium-duty truck industry, supplying almost 50% of the heavy-duty truck OEM market. Bostrom also has significant sales to the aftermarket, which represent approximately 20% of Bostrom's net sales. Bostrom's commitment to quality, customer satisfaction and continuous improvement is evidenced by its ISO 9000 certification. Fabco is a leading supplier of steerable drive axles, gear boxes and related parts for heavy on/off highway trucks and utility vehicles.

    The Company's truck components and assemblies subsidiaries reported net sales of $275.8 million and $237.0 million in 1995 (including the period in 1995 prior to the acquisition of TCI) and 1996, respectively; and $124.2 million and $141.4 million in the six months ended June 30, 1996 and 1997, respectively.

    IRON CASTINGS. Brillion operates one of the nation's largest and most versatile iron foundries and is focused on providing high quality, complex castings to customers in a wide range of industries, including the truck, industrial machinery, automotive and construction equipment markets. A leader in ductile iron technology, Brillion specializes in the production of lightweight, intricate thin wall castings. In addition to providing an important source of high quality castings for Gunite (12.6% of Brillion's net foundry sales in 1996), Brillion has long-standing relationships with many of its over 225 customers. Generally, once a foundry begins production of a product, it will continue to manufacture the item for the product's life cycle. Brillion also manufactures and sells a line of farm equipment products. In 1996, over 95% of Brillion's net foundry sales were from established customers. Brillion also benefits from numerous quality certifications, including ISO 9000 and QS 9000, and from achieving preferred supplier status with many of its customers.

    Excluding intercompany sales, the Company's iron casting operations reported net sales of $132.1 million and $125.1 million in 1995 (including the period in 1995 prior to the acquisition of TCI) and 1996, respectively; and $64.5 million and $69.0 million in the six months ended June 30, 1996 and 1997, respectively.

    RAILROAD FREIGHT CARS. The Company, through its subsidiary, JAC, is a leading manufacturer of railroad freight cars used principally for hauling coal. JAC also offers aluminum covered hoppers for the grain hauling market and intermodal freight cars, which it has manufactured in the past and has the capability to produce in response to future market demand. JAC is the largest North American manufacturer of coal freight cars. JAC is recognized for its expertise in the development and manufacture of aluminum freight cars that increase load capacity and consequently reduce carrier costs. JAC's BethGon Coalporter-Registered Trademark- had an estimated average market share of 81% of the aluminum coal gondola market during the five-year period from 1992 to 1996. In addition to manufacturing its standard BethGon
Coalporter-Registered Trademark-, in 1996 JAC introduced a new lighter weight BethGon which weighs approximately 3,500 pounds less than a standard BethGon, thereby enabling the car to carry significantly more coal per trip. JAC also successfully introduced in 1996 an aluminum rapid discharge coal car, the AutoFlood II-TM-, to compete in the aluminum bottom dump segment of the coal freight car market. The AutoFlood II-TM- provides 18 tons more capacity per load than conventional steel automatic discharge freight cars. These products have been well received in the marketplace and the Company believes that JAC should be able to further penetrate the market for aluminum coal freight cars.

    As part of its full service business strategy for the freight car market, the Company formed two new subsidiaries in 1994 and 1995, JAIX Leasing and FCS. JAIX Leasing was formed to provide operating lease alternatives for its customers. FCS was formed to participate in the freight car rebuilding and repair market as well as to provide new freight car manufacturing capability for specialty markets.

    The Company's freight car operations reported manufacturing net sales of $490.4 million and $193.3 million in 1995 and 1996, respectively, and $94.9 million and $60.6 million in the six months ended June 30, 1996 and 1997, respectively. JAIX Leasing reported leasing revenues of $2.6 million and $4.5 million in 1995 and 1996, respectively, and $2.0 million and $2.9 million in the six months ended June 30, 1996 and 1997, respectively.

STRATEGY

    The Company's strategy is to strengthen its financial position by reducing its indebtedness, while continuing to build a diversified transportation equipment manufacturing company with leading market positions in the markets it serves. The acquisitions of Gunite, Brillion, Bostrom and Fabco have enabled the Company to diversify its revenue base, with truck components and assemblies, iron castings and freight car operations contributing approximately 42.3%, 22.3% and 35.4% of the Company's 1996 revenues, respectively, and 51.6%, 25.2% and 23.2% of the Company's revenues for the six months ended June 30, 1997. The primary elements of the Company's strategy are to: (i) expand its business by capitalizing on its leading market positions; (ii) develop new products and extend its product lines; (iii) aggressively pursue cost reductions and increase operating efficiencies; and (iv) expand its aftermarket presence. Despite significant softness in the freight car markets served by JAC since late 1995, the Company believes that it has made significant progress toward implementing its strategy.

    MAINTAIN AND EXPAND LEADING MARKET POSITIONS. Management believes that the Company has enhanced its competitive position in many of its markets. Gunite and Bostrom have expanded their relationships with OEM customers by continuing to provide high-quality products and reliable customer service, which should result in additional business opportunities, as well as expanded their presence in the aftermarket by capitalizing on the market leading positions of their products. For example, Gunite's wheel-end products recently were selected as the standard configuration by an additional leading North American heavy-duty truck OEM. To expand its market position, Brillion has maintained its long-term relationships as well as built new relationships by providing reliable customer service, drawing on its technical expertise to reduce costs to customers and producing highly complex castings. The Company's freight car operations enhanced its leadership position in aluminum freight car design and manufacturing by recently introducing two innovative coal cars: a lighter weight BethGon Coalporter-Registered Trademark- and a new lightweight aluminum rapid discharge hopper car, the AutoFlood II-TM-. Management of the Company believes that customer satisfaction is the key to maintaining and expanding the Company's presence in the markets it serves, which requires high quality manufacturing, timely product delivery and responsive customer service.

    DEVELOP NEW PRODUCTS AND EXTEND PRODUCT LINES. The Company continually invests in developing new products and extending its product lines, many times at the suggestion of, or in conjunction with, an existing or a potential customer. Gunite has successfully introduced its lightweight brake drum, Gunite-Lite-TM-, which has generated substantial interest and orders in the marketplace. In addition, Bostrom is working with its OEM customers to develop a new generation of seating systems for heavy-duty trucks. The Company's freight car operations continue to introduce new aluminum coal car products and FCS was established to offer customers rebuilding and repair services as well as specialty freight car manufacturing.

    PURSUE COST REDUCTIONS AND INCREASE OPERATING EFFICIENCY. The Company has improved operating efficiencies in many of its businesses. Gunite, Brillion and Bostrom have each increased profitability and capacity with little capital investment through improved operating efficiency. Gunite and Brillion strive to improve their operations by continually refining their manufacturing processes. Bostrom recently undertook a program to increase profitability by substantially increasing productivity, reducing production costs and improving customer service. At the same time, JAC has reduced its operating costs and increased its operational flexibility to enhance its ability to operate profitably even at reduced volume levels. Examples of production efficiency initiatives undertaken at JAC in 1996 include reducing the number of freight car erection lines, reducing change-over times and inventories and implementing cellular manufacturing concepts. Management of the Company is committed to continuous improvement in operating efficiency to enhance the Company's ability to achieve significant profitability at higher volume levels and increase its ability to operate profitably at lower volume levels.

    EXPAND AFTERMARKET PRESENCE. The Company has significantly expanded its presence in the less cyclical, higher margin aftermarket. A substantial percentage of both Gunite's and Bostrom's revenues are attributable to aftermarket sales. Gunite has increased its market penetration in the aftermarket and as a result has increased the percentage of its revenues attributable to aftermarket sales from 26% for the year ended December 31, 1995 to 35% for the six months ended June 30, 1997. The Company has also expanded its presence in rebuilding and repairing freight cars through the start-up of FCS in 1995. At FCS, the Company successfully rehabilitated a closed facility and brought on-line a profitable provider of repair and rebuilding services and a manufacturer of specialty freight cars for a minimum capital investment. Further, JAC has and will continue to expand its presence in the high margin service parts businesses related to its products. Notwithstanding the Company's progress to date, the Company intends to continue to increase its presence in the aftermarket and the service parts market.

INDUSTRY OVERVIEW

    HEAVY-DUTY TRUCK INDUSTRY. Demand for the products supplied by Gunite and Bostrom closely follows the demand for North American Class 8 trucks (trucks with a gross axle weight in excess of 33,000 pounds). The North American Class 8 truck build increased consistently from 1992 through 1995 reaching a record truck build of 246,000 in 1995. The North American truck build decreased to 191,500 in 1996, which despite the decline, represented the third largest Class 8 truck build ever. The North American Class 8 truck build in the first two quarters of 1997 was 103,600 and is projected to be approximately 212,500 units in 1997, 204,000 units in 1998 and 195,000 units in 1999. Management continues to believe that a number of factors will promote demand for new Class 8 trucks, including (i) continued growth in the demand for trucking services due to the continued strong United States economy, (ii) a trend toward consolidation in the trucking industry, (iii) the truck replacement cycle, (iv) new, more fuel efficient truck offerings and (v) increasingly stringent safety and emission standards. Further, management of the Company believes that the aftermarket will remain strong during the next few years because the record number of Class 8 trucks built in the past five years will continue to require replacement parts.

    IRON FOUNDRY INDUSTRY. In recent years the traditionally fragmented U.S. iron foundry industry has continued to consolidate. Many smaller iron foundries have closed due to the increasing cost of complying with environmental and other governmental regulations and their inability to satisfy the increasing demand for higher quality, more complex castings. At the same time, major automotive, farm equipment and construction machinery manufacturers have continued to outsource production of components in an effort to control inventory and labor costs and address quality concerns. Stable, established, independent iron foundries, including Brillion, have benefitted and, despite increased foundry capacity brought on line by competitors during the past several years, will continue to benefit from consolidation and outsourcing trends.

    FREIGHT CAR INDUSTRY. The freight car market is cyclical in nature. From 1993 through 1995, new car deliveries totaled 35,239, 53,281 and 60,853, respectively. In 1996, new car deliveries remained strong at 57,877 due to the strong backlog in orders at the end of 1995. However, industrywide orders slowed considerably in 1996 and industrywide year end backlog declined from 32,574 at the end of 1995 to 17,508 at the end of 1996. New car orders declined more dramatically since the end of 1995 for the primary markets served by JAC. For example, the industrywide backlog for coal gondolas, JAC's most significant market, declined from 1,784 at the end of 1995 to 320 at the end of 1996. Industrywide deliveries of coal open hoppers declined from 6,214 in 1995 to 2,298 in 1996 and industrywide deliveries of intermodal cars declined from 10,536 in 1995 to 1,549 in 1996, with no backlog for intermodal cars at the end of 1996. Management believes that this cyclical trough in demand for the types of cars offered by JAC has begun to improve slightly. Industrywide backlog for coal gondolas at the end of the second quarter of 1997 improved to 2,385 cars from 320 at the end of 1996. The Company's backlog improved from 774 new and rebuilt cars at the end of 1996 to 1,949 at the end of the second quarter of 1997. Management believes that while projected 1997 industrywide deliveries (approximately 44,000) will be down significantly from 1996 (57,877) and while industrywide backlog will likely remain consistent with the 17,508 backlog at the end of 1996, the aluminum coal car markets will likely see continued gradual improvement through the remainder of 1997 and through 1998. According to WEFA, industrywide deliveries for new aluminum coal gondolas are expected to gradually increase from 3,000 in 1997 to over 5,000 by 1999. In addition, the industry forecast anticipates gradual improvement in the aluminum coal open hopper market with estimated annual deliveries increasing from 4,000 in 1997 to 5,000 in 2001. The Company is also being adversely affected by intense pricing pressures currently present in a freight car market characterized by depressed demand and production overcapacity. Although the freight car industry does not report freight car rebuilding activity, management believes that a relatively stable market for freight car rebuilding exists.

RECENT EVENT

    On September 10, 1997, the Company announced that TCI and Gunite settled two pending environmental lawsuits. As a result of the settlement, the Company's reserve for environmental matters of $26.1 million at June 30, 1997 will be decreased by $14.3 million to $11.8 million. This non-cash reversal will generate pre-tax income of $14.3 million and after tax income of $8.4 million, or $0.86 per share, which will be reflected in the Company's results of operations for the quarter ending September 30, 1997. See "Business--Environmental Matters."

                               THE EXCHANGE OFFER

The Exchange Offer...........................  The Company is offering to exchange (the
                                               "Exchange Offer") up to $80 million aggregate
                                               principal amount of its new 11 3/4% Series C
                                               Senior Subordinated Notes due 2005 (the
                                               "Exchange Notes") for up to $80 million
                                               aggregate principal amount of its outstanding
                                               11 3/4% Series B Senior Subordinated Notes
                                               due 2005 that were issued and sold in a
                                               transaction exempt from registration under
                                               the Securities Act (the "Old Notes"). The Old
                                               Notes were initially offered and sold by
                                               Chase Securities Inc., as the initial
                                               purchaser of the Old Notes (the "Initial
                                               Purchaser"), to certain institutional and
                                               accredited investors at a price of 104.5% of
                                               the principal amount thereof. The form and
                                               terms of the Exchange Notes are substantially
                                               identical (including principal amount,
                                               interest rate, maturity, security and
                                               ranking) to the form and terms of the Old
                                               Notes for which they may be exchanged
                                               pursuant to the Exchange Offer, except that
                                               the Exchange Notes are freely transferable by
                                               holders thereof except as provided herein
                                               (see "The Exchange Offer--Terms of the
                                               Exchange" and "Terms and Conditions of the
                                               Letter of Transmittal") and are not entitled
                                               to certain registration rights and certain
                                               liquidation damages provisions that are
                                               applicable to the Old Notes under an exchange
                                               and registration rights agreement dated as of
                                               August 11, 1997 (the "Registration Rights
                                               Agreement") between the Company, the
                                               Guarantor Subsidiaries and the Initial
                                               Purchaser. Exchange Notes issued pursuant to
                                               the Exchange Offer in exchange for the Old
                                               Notes may be offered for resale, resold and
                                               otherwise transferred by holders thereof
                                               (other than any holder which is (i) an
                                               Affiliate of the Company, (ii) a
                                               broker-dealer who acquired Old Notes directly
                                               from the Company or (iii) a broker- dealer
                                               who acquired Old Notes as a result of
                                               market-making or other trading activities),
                                               without compliance with the registration and
                                               prospectus delivery provisions of the
                                               Securities Act provided that such Exchange
                                               Notes are acquired in the ordinary course of
                                               such holders' business and such holders are
                                               not engaged in, and do not intend to engage
                                               in, and have no arrangement or understanding
                                               with any person to participate in, a
                                               distribution of such Exchange Notes.

Minimum Condition............................  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old
                                               Notes being tendered or accepted for
                                               exchange.

Expiration Date..............................  The Exchange Offer will expire at 5:00 p.m.,
                                               New York City time, on   , 1997 unless
                                               extended (the "Expiration Date").

Exchange Date................................  The first date of acceptance for exchange for the Old Notes will be the first business day
                                               following the Expiration Date.

Conditions to the Exchange Offer.............  The obligation of the Company to consummate the Exchange Offer is subject to certain
                                               conditions. See "The Exchange
                                               Offer--Conditions to the Exchange Offer." The
                                               Company reserves the right to terminate or
                                               amend the Exchange Offer at any time prior to
                                               the Expiration Date upon the occurrence of
                                               any such condition.

Withdrawal Rights............................  Tenders of Old Notes pursuant to the Exchange
                                               Offer may be withdrawn at any time prior to
                                               the Expiration Date. Any Old Notes not
                                               accepted for any reason will be returned
                                               without expense to the tendering holders
                                               thereof as promptly as practicable after the
                                               expiration or termination of the Exchange
                                               Offer.

Procedures for Tendering Old Notes...........  See "The Exchange Offer--How to Tender."

Federal Income Tax Consequences..............  The exchange of Old Notes for Exchange Notes by tendering holders should not be a taxable
                                               exchange for federal income tax purposes, and
                                               such holders should not recognize any taxable
                                               gain or loss or any interest income as a
                                               result of such exchange.

Use of Proceeds..............................  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange
                                               Offer.

Effect on Holders of Old Notes...............  As a result of the making of this Exchange
                                               Offer, and upon acceptance for exchange of
                                               all validly tendered Old Notes pursuant to
                                               the terms of this Exchange Offer, the Company
                                               will have fulfilled a covenant contained in
                                               the Registration Rights Agreement, and,
                                               accordingly, the holders of the Old Notes
                                               will have no further registration or other
                                               rights under the Registration Rights
                                               Agreement, except under certain limited
                                               circumstances. See "Old Notes Registration
                                               Rights; Liquidated Damages." Holders of the
                                               Old Notes who do not tender their Old Notes
                                               in the Exchange Offer will continue to hold
                                               such Old Notes and will be entitled to all
                                               the rights and limitations applicable

                                               thereto under the Indenture. All untendered,
                                               and tendered but unaccepted, Old Notes will
                                               continue to be subject to the restrictions on
                                               transfer provided for in the Old Notes and
                                               the Indenture. To the extent that Old Notes
                                               are tendered and accepted in the Exchange
                                               Offer, the trading market, if any, for the
                                               Old Notes not so tendered could be adversely
                                               affected. See "Risk Factors-- Consequences of
                                               Failure to Exchange Old Notes."

                          TERMS OF THE EXCHANGE NOTES

    The Exchange Offer applies to $80 million aggregate principal amount of Old Notes. The form and terms of the Exchange Notes are substantially identical to the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

Issuer.......................................  Johnstown America Industries, Inc.

Securities Offered...........................  $80 million aggregate principal amount of
                                               11 3/4% Series C Senior Subordinated Notes
                                               due 2005.

Maturity.....................................  August 15, 2005.

Interest Payment Dates.......................  February 15 and August 15 of each year, commencing on February 15, 1998.

Sinking Fund.................................  None.

Optional Redemption..........................  Except as described below, the Company may not redeem the Exchange Notes prior to August
                                               15, 2000. On or after such date, the Company
                                               may redeem the Exchange Notes, in whole or in
                                               part, at any time at the redemption price set
                                               forth herein, together with accrued and
                                               unpaid interest, if any, to the date of
                                               redemption. In addition, at any time and from
                                               time to time on or prior to August 15, 1998,
                                               the Company may, subject to certain
                                               requirements, redeem up to 33 1/3% of the
                                               original aggregate principal amount of the
                                               Exchange Notes with the net cash proceeds of
                                               one or more Public Equity Offerings at a
                                               price equal to 111.75% of the principal
                                               amount of the Exchange Notes to be redeemed,
                                               together with accrued and unpaid interest, if
                                               any, to the date of redemption, provided that
                                               at least 66 2/3% of the original aggregate
                                               principal amount of the Exchange Notes
                                               remains outstanding after each such
                                               redemption. See "Description of Exchange
                                               Notes--Optional Redemption".

Change of Control............................  Upon the occurrence of a Change of Control, the Company will be required to make an offer
                                               to

                                               repurchase the Exchange Notes at a price
                                               equal to 101% of the principal amount
                                               thereof, together with accrued and unpaid
                                               interest, if any, to the date of purchase.
                                               The Senior Bank Facilities, however, prohibit
                                               the purchase of the Exchange Notes by the
                                               Company in the event of a Change of Control,
                                               unless and until such time as the
                                               indebtedness under the Senior Bank Facilities
                                               is repaid in full. See "Description of
                                               Exchange Notes--Optional Redemption,"
                                               "--Change of Control" and "Description of
                                               Certain Indebtedness--Senior Bank
                                               Facilities."

Subsidiary Guaranty..........................  The Exchange Notes will be fully and unconditionally guaranteed on an unsecured,
                                               senior subordinated basis by each of the
                                               Guarantor Subsidiaries. See "Description of
                                               Exchange Notes--Subsidiary Guaranty."

Ranking......................................  The Exchange Notes will be unsecured and will be subordinated to all existing and future
                                               Senior Indebtedness of the Company. The
                                               Exchange Notes will rank PARI PASSU with any
                                               future Senior Subordinated Indebtedness of
                                               the Company and with the Original Notes, and
                                               will rank senior to all other subordinated
                                               indebtedness of the Company. The Subsidiary
                                               Guaranty will be an unsecured, senior
                                               subordinated obligation of the Guarantor
                                               Subsidiaries, subordinated in right of
                                               payment to existing and future Senior
                                               Indebtedness (as defined in "Description of
                                               Exchange Notes") of the Guarantor
                                               Subsidiaries. As of June 30, 1997, on a pro
                                               forma basis after giving effect to the Old
                                               Notes Offering and the application of the
                                               proceeds therefrom, the aggregate amount of
                                               the Company's (excluding its consolidated
                                               subsidiaries) outstanding Senior Indebtedness
                                               would have been $95.0 million (excluding
                                               unused commitments and $17.1 million of
                                               outstanding letters of credit), the
                                               liabilities of the Guarantor Subsidiaries
                                               (including trade payables and deferred taxes
                                               but excluding the Subsidiary Guaranty and
                                               subsidiary guarantees of the Senior Bank
                                               Facilities) would have totalled approximately
                                               $198.7 million, and the Company would have
                                               had $100 million of Senior Subordinated
                                               Indebtedness outstanding other than the Notes
                                               and no indebtedness that is subordinated or
                                               junior in right of payment to the
                                               indebtedness represented by the Notes. See
                                               "Description of Exchange Notes-- Ranking."

Restrictive Covenants........................  The Indenture will limit (i) the incurrence of additional indebtedness by the Company and
                                               its subsidiaries, (ii) the existence of
                                               liens, (iii) the payment of dividends on, and
                                               redemption of, capital stock of the Company
                                               and its subsidiaries and the redemption of
                                               certain subordinated obligations of the
                                               Company and its subsidiaries, (iv) restricted
                                               payments, (v) sales of assets and subsidiary
                                               stock, (vi) transactions with affiliates,
                                               (vii) the lines of business in which the
                                               Company may operate, (viii) sale and
                                               leaseback transactions and (ix)
                                               consolidations, mergers and transfers of all
                                               or substantially all the Company's assets.
                                               The Indenture will also prohibit certain
                                               restrictions on distributions from
                                               subsidiaries. In the event of an Asset
                                               Disposition (as defined herein), the Company
                                               will be required to use the proceeds to repay
                                               certain debt, including Senior Indebtedness,
                                               to reinvest in the Company's business, to
                                               offer to purchase the Original Notes, or to
                                               offer to purchase the Notes at 100% of the
                                               principal amount thereof, plus accrued and
                                               unpaid interest, if any, to the date of
                                               purchase. All of these limitations and
                                               prohibitions are subject to a number of
                                               important qualifications and exceptions. See
                                               "Description of Exchange Notes--Certain
                                               Covenants."

                                  RISK FACTORS

    Holders of Old Notes should carefully consider all the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" beginning on page 16 prior to making an investment decision with respect to the Exchange Offer. See "Risk Factors."

                            ------------------------

    The Company, a Delaware corporation, is a holding company whose operations are conducted exclusively through its wholly-owned subsidiaries including TCI, Gunite, Brillion, Bostrom, Fabco, JAC, JAIX Leasing and FCS. The principal executive offices of the Company are located at 980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611, and its telephone number is (312) 280-8844. The Company's Common Stock (the "Common Stock") is listed for trading on the NASDAQ National Market under the symbol "JAII."

                      SUMMARY CONSOLIDATED FINANCIAL DATA
              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following table sets forth summary consolidated financial data with respect to the Company for the periods and at the dates indicated. The summary consolidated income statement and balance sheet data of the Company for the years ended and as of December 31, 1992, 1993, 1994, 1995 and 1996 are derived from financial statements which have been audited by Arthur Andersen LLP, independent public accountants. The summary consolidated financial data for the six months ended and as of June 30, 1996 and 1997 are derived from unaudited consolidated financial statements of the Company, but reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Operating results for the six month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. This information should be read in conjunction with the consolidated financial statements of the Company and the notes thereto appearing elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                                      SIX
                                                                                                                    MONTHS
                                                                                                                     ENDED
                                                                           YEAR ENDED DECEMBER 31,                 JUNE 30,
                                                            -----------------------------------------------------  ---------
                                                              1992      1993(A)     1994      1995(B)     1996       1996
                                                            ---------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Total revenue...........................................  $ 204,500  $ 329,122  $ 468,525  $ 668,601  $ 559,972  $ 285,629
  Cost of goods sold......................................    187,174    301,629    442,153    608,982    474,158    240,859
                                                            ---------  ---------  ---------  ---------  ---------  ---------
    Gross profit..........................................     17,326     27,493     26,372     59,619     85,814     44,770
  Selling, general and administrative.....................      9,108     11,340     13,144     28,117     46,605     23,808
  Amortization............................................      3,843      3,721      3,573      6,478     10,174      5,133
  Gain on sale of leased freight cars.....................     --         --         --         --         (1,354)    --
                                                            ---------  ---------  ---------  ---------  ---------  ---------
    Operating income......................................      4,375     12,432      9,655     25,024     30,389     15,829
  Interest expense, net...................................      5,360      2,968        266     14,702     35,836     17,586
  Provision (credit) for income taxes.....................       (254)     4,083      3,692      4,737        (76)       195
                                                            ---------  ---------  ---------  ---------  ---------  ---------
    Income (loss) before extraordinary items..............       (731)     5,381      5,697      5,585     (5,371)    (1,952)
  Extraordinary items, net of taxes(c)....................     --         (2,918)    --         --         --         --
                                                            ---------  ---------  ---------  ---------  ---------  ---------
    Net income (loss).....................................  $    (731) $   2,463  $   5,697  $   5,585  $  (5,371) $  (1,952)
                                                            ---------  ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before extraordinary items per share......  $   (0.13) $    0.66  $    0.58  $    0.57  $   (0.55) $   (0.20)
  Extraordinary items per share(c)........................     --          (0.36)    --         --         --         --
                                                            ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss) per share.............................  $   (0.13) $    0.30  $    0.58  $    0.57  $   (0.55) $   (0.20)
                                                            ---------  ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------  ---------
OPERATING AND OTHER DATA (EXCLUDING JAIX LEASING, EXCEPT
  WITH RESPECT TO RATIO OF EARNINGS TO FIXED CHARGES):(d)
  EBITDA(e)...............................................  $  10,256  $  18,652  $  16,041  $  37,779  $  51,639  $  27,299
  Depreciation and amortization...........................      5,881      6,220      6,386     14,091     24,890     12,768
  Cash interest expense(f)................................      5,360      2,968        266     13,109     30,967     15,389
  Capital expenditures....................................      2,275      3,865      7,295     14,954      9,919      4,914
  Ratio of EBITDA to cash interest expense................      1.91x      6.28x     60.30x      2.85x      1.64x      1.77x
  Ratio of earnings to fixed charges(g)...................         (g)     4.19x     36.30x      1.66x         (g)        (g)
BALANCE SHEET DATA (AT END OF PERIOD):
  Cash and cash equivalents...............................  $     675  $   7,136  $   1,754  $  11,639  $  24,535  $  17,105
  Working capital (deficit)...............................     (2,313)    15,600     24,967     24,697     27,219     30,735
  Property, plant, equipment and leasing business assets,
    net...................................................     27,472     28,838     38,162    164,425    147,114    161,699
  Total assets............................................     95,570    107,966    143,354    578,825    555,283    575,514
  Long-term debt, including current maturities............     34,847     --          7,600    329,786    304,175    326,709
  Shareholders' equity....................................     16,300     57,235     63,234     68,874     63,537     66,921


                                                              1997
                                                            ---------
INCOME STATEMENT DATA:
  Total revenue...........................................  $ 273,962
  Cost of goods sold......................................    232,520
                                                            ---------
    Gross profit..........................................     41,442
  Selling, general and administrative.....................     22,062
  Amortization............................................      4,248
  Gain on sale of leased freight cars.....................       (587)
                                                            ---------
    Operating income......................................     15,719
  Interest expense, net...................................     17,381
  Provision (credit) for income taxes.....................        743
                                                            ---------
    Income (loss) before extraordinary items..............     (2,405)
  Extraordinary items, net of taxes(c)....................     --
                                                            ---------
    Net income (loss).....................................  $  (2,405)
                                                            ---------
                                                            ---------
  Income (loss) before extraordinary items per share......  $   (0.25)
  Extraordinary items per share(c)........................     --
                                                            ---------
  Net income (loss) per share.............................  $   (0.25)
                                                            ---------
                                                            ---------
OPERATING AND OTHER DATA (EXCLUDING JAIX LEASING, EXCEPT
  WITH RESPECT TO RATIO OF EARNINGS TO FIXED CHARGES):(d)
  EBITDA(e)...............................................  $  26,391
  Depreciation and amortization...........................     12,252
  Cash interest expense(f)................................     15,438
  Capital expenditures....................................      2,405
  Ratio of EBITDA to cash interest expense................      1.71x
  Ratio of earnings to fixed charges(g)...................         (g)
BALANCE SHEET DATA (AT END OF PERIOD):
  Cash and cash equivalents...............................  $  17,311
  Working capital (deficit)...............................     24,910
  Property, plant, equipment and leasing business assets,
    net...................................................    158,452
  Total assets............................................    570,640
  Long-term debt, including current maturities............    311,928
  Shareholders' equity....................................     61,132

               See Notes to Summary Consolidated Financial Data.

                  NOTES TO SUMMARY CONSOLIDATED FINANCIAL DATA

(a) On July 23, 1993, the Company consummated an initial public offering whereby the Company issued 3.0 million shares of its Common Stock.

(b) On January 13, 1995, the Company acquired Bostrom for a total purchase price of approximately $32.6 million financed by borrowings under the Company's previous borrowing facility. On August 23, 1995, the Company completed the acquisition of TCI for a total purchase price of approximately $266.1 million financed by borrowings under the Senior Bank Facilities and the proceeds of the issuance of the Original Notes. The acquisitions were accounted for as a purchase, and the operating results were included in the Company's operations from the date of acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 3 to the Company's Consolidated Financial Statements contained elsewhere in this Prospectus.

(c) The Company reported an extraordinary loss in connection with an early extinguishment of its long-term debt which was retired with a portion of the proceeds from its initial public offering in July 1993.

(d) JAIX Leasing is not a Guarantor Subsidiary and funds its operations through bank borrowings, secured by underlying leases and assets of JAIX Leasing, which are non-recourse to the Company. As a result, the operating and other data of JAIX Leasing have been excluded from the data presented herein, except with respect to Ratio of earnings to fixed charges.

(e) EBITDA is defined as earnings before interest, taxes, depreciation, amortization and extraordinary items and is presented because it is commonly used by certain investors and analysts to analyze and compare on the basis of operating performance and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

(f) Cash interest expense is defined as interest expense exclusive of amortization of deferred financing costs.

(g) The ratio of earnings to fixed charges is expressed as the ratio of fixed charges plus pretax earnings to fixed charges. Fixed charges include interest on borrowings, amortization of deferred financing costs and the interest portion of rent expense. Earnings were insufficient to cover fixed charges for the years ended December 31, 1992 and 1996 by $1.0 million and $5.5 million, respectively, and for the six month periods ended June 30, 1996 and 1997 by $1.8 million and $1.7 million, respectively. Adjusted to give effect to the Old Notes Offering and the application of the estimated net proceeds therefrom, the Company's earnings would have been insufficient to cover the fixed charges in the amount of $7.0 million and $2.5 million for the year ended December 31, 1996 and for the six months ended June 30, 1997, respectively.

                                  RISK FACTORS

    In addition to other information contained or incorporated by reference in this Prospectus, before tendering their Old Notes for the Exchange Notes offered hereby, holders of Old Notes should consider carefully the following factors, which may be generally applicable to the Old Notes as well as to the Exchange
Notes:

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

    Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Company does not intend to register the Old Notes under the Securities Act. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "The Exchange Offer" and "Old Notes Registration Rights; Liquidated Damages."

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT; RECENT LOSSES

    The Company is highly leveraged and has indebtedness that is substantial in relation to its shareholders' equity. As of June 30, 1997, after giving effect to the Old Notes Offering and the application of the estimated net proceeds therefrom, the Company (excluding its consolidated subsidiaries) would have had an aggregate of $95.0 million of outstanding Senior Indebtedness (excluding unused commitments and $17.1 million of outstanding letters of credit) and shareholders' equity of $59.1 million. See "Capitalization." For the year ended December 31, 1996 and the six months ended June 30, 1997, the Company's earnings were insufficient to cover fixed charges (consisting principally of interest on its long-term debt) in the amount of $5.5 million and $1.7 million, respectively. Adjusted to give effect to the Old Notes Offering and the application of the estimated net proceeds therefrom, the Company's earnings would have been insufficient to cover the fixed charges in the amount of $7.0 million and $2.5 million for the year ended December 31, 1996 and for the six months ended June 30, 1997, respectively. See "Selected Consolidated Financial Data." The Indentures permit the Company and the Guarantor Subsidiaries to incur additional indebtedness, including Senior Indebtedness under the Senior Bank Facilities, subject to certain limitations. The Company has additional borrowing capacity on a revolving credit basis under the Senior Bank Facilities. See "Capitalization" and "Description of Certain Indebtedness--Senior Bank Facilities."

    The Company's high degree of leverage could have important consequences to the holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) certain of the Company's borrowings are and will continue to be at variable rates of interest, which exposes the Company to the risk of increased interest rates; (iv) the indebtedness outstanding under the Senior Bank Facilities is secured and matures prior to the maturity of the Notes; and (v) the Company's flexibility to adjust to changing market conditions and ability to withstand competitive pressures could be limited and the Company may be more vulnerable to a downturn in general economic conditions or its business. See "Description of Certain Indebtedness--Senior Bank Facilities" and "Description of Exchange Notes."

    The Company's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness will depend on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business and other factors beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's cash flow and capital resources will be sufficient for payment of its indebtedness in the future. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds which the Company could realize therefrom. The Company has been making scheduled principal payments under the Senior Bank Facilities since March 1996 and such payments will continue through March 2003. See "Description of Certain Indebtedness--Senior Bank Facilities" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    The Company reported net losses in the year ended December 31, 1996 and the six months ended June 30, 1997. The significant decline in demand experienced in 1996 and early 1997 by JAC produced significant operating losses that, coupled with the Company's significant debt service requirements, more than offset operating income generated by its truck components and assemblies and iron castings operations. Although demand for freight cars has improved slightly, the market remains subject to intense pricing competitiveness in a freight car market characterized by depressed demand and production overcapacity and, as a result, the Company expects to report a net loss for the year ended December 31, 1997. Given the cyclicality of the freight car and heavy-duty trucking industries and other market factors, there can be no assurance that the Company will achieve or sustain profitability in the future.

RESTRICTIVE DEBT COVENANTS

    The Senior Bank Facilities contain a number of significant covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness or amend other debt instruments (including the Indenture and the Subsidiary Guaranty), pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with affiliates and otherwise restrict corporate activities. In addition, under the Senior Bank Facilities, the Company is required to comply with specified financial ratios and tests, including minimum interest coverage ratios, maximum leverage ratios, annual capital expenditure limitations and net worth tests. See "Description of Certain Indebtedness--Senior Bank Facilities."

    In connection with the Old Notes Offering, the Company amended the credit agreement governing the Senior Bank Facilities (the "Credit Agreement") to reset the financial covenants for the remaining term of the Credit Agreement and to reduce the Revolving Facility (as defined herein) from $100 million to $75 million. The banks also have consented to the issuance of the Notes. The Company's ability to continue to comply with the covenants and restrictions contained in the Credit Agreement, as amended in connection with the Old Notes Offering, may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any of such covenants or restrictions could result in a default under the Senior Bank Facilities and/or the Indentures, which would permit the senior lenders or the holders of the Original Notes or the Notes, as the case may be, to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the commitments of the senior lenders to make further extensions of credit under the Senior Bank

Facilities could be terminated. If the Company were unable to repay its indebtedness to its senior lenders, such lenders could proceed against the collateral securing such indebtedness as described under "Description of Certain Indebtedness--Senior Bank Facilities."

HOLDING COMPANY STRUCTURE; POSSIBLE UNENFORCEABILITY OF THE SUBSIDIARY GUARANTY

    The Company is a holding company which derives all of its operating income from its subsidiaries. The holders of the Notes will have no direct claim against such subsidiaries other than the claim created by the Subsidiary Guaranty, which may themselves be subject to legal challenge in the event of the bankruptcy of a subsidiary. See "--Fraudulent Conveyance." If such a challenge were upheld, the Subsidiary Guaranty would be invalidated and unenforceable. To the extent that the Subsidiary Guaranty is not enforceable, the rights of holders of the Notes to participate in any distribution of assets of any Guarantor Subsidiary upon liquidation, bankruptcy, reorganization or otherwise may, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors of that Guarantor Subsidiary. The Company must rely upon dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Notes. The Indenture contains covenants which restrict the ability of the Company's subsidiaries to enter into any agreement limiting distributions and transfers, including dividends. However, the ability of the Company's subsidiaries to pay dividends and make other payments may be restricted by, among other things, applicable state corporate laws and other laws and regulations or by terms of agreements to which they may become party. See "Description of Exchange Notes."

DEPENDENCE ON TRUCK AND FREIGHT CAR MARKETS AND GENERAL ECONOMIC CONDITIONS

    During the year ended December 31, 1996 and the six months ended June 30, 1997, components and assemblies for the heavy- and medium-duty truck market accounted for approximately 42.3% and 51.6%, respectively, and freight cars accounted for approximately 35.4% and 23.2%, respectively, of the Company's net sales. Both the truck and freight car markets are subject to significant fluctuations due to economic conditions, changes in usage of the alternative methods of transportation and other factors which may have an effect on the level of the Company's sales and profitability.

    The heavy- and medium-duty truck market is particularly sensitive to the industrial sector of the economy, which generates a significant portion of the freight tonnage hauled by trucks. Truck and automotive demand also depends on general economic conditions, interest rate levels, fuel costs and changes in state and federal laws and regulations. A key performance indicator for the truck industry is the North American Class 8 truck build, which at 105,000 units in 1991 reflected a general economic recession. This market recovered commencing in 1992, together with the general economy, to reach a record truck build of 246,000 units in 1995. The North American truck build decreased to 191,500 in 1996 and the 1997 truck build is forecast by industry analysts to be 212,500. As noted above, however, the market is cyclical and there can be no assurance that the annual North American Class 8 truck build will not decline substantially in the future. Any significant reduction in truck production, whether linked to a general economic recession or otherwise, would significantly reduce the level of the Company's sales to truck manufacturers, which could have a material adverse effect on the Company's results of operations and financial condition.

    Since 1970, annual production of freight cars on an industrywide basis has ranged from a high of 96,500 units in 1979 to a low of 5,900 units in 1983. Demand in the 1980's was unusually weak due to production overcapacity, the United States embargo on the exportation of grain to the Soviet Union and changes in the tax laws affecting leasing of freight cars. During the 1990's, however, the use of railroads for freight transportation increased, industry overcapacity was greatly reduced and a large number of freight cars reached or neared the end of their useful lives. These factors, coupled with relatively strong general economic conditions, resulted in industrywide freight car production peaking at 60,853 units in 1995. New car deliveries remained strong in 1996 at 57,877 units due to the strong backlog in orders at the end of 1995. However, industrywide orders slowed considerably in 1996 and industrywide year end backlog declined from 32,574 at the end of 1995 to 17,508 at the end of 1996. New car orders declined more dramatically since the end of 1995 for the primary markets served by JAC. For example, the industrywide backlog for coal gondolas, JAC's most significant market, declined from 1,784 at the end of 1995 to 320 at the end of 1996. Industrywide deliveries of coal open hoppers declined from 6,214 in 1995 to 2,298 in 1996 and industrywide deliveries of intermodal cars declined from 10,536 in 1995 to 1,549 in 1996, with no backlog for intermodal cars at the end of 1996. Although management believes that this cyclical trough in demand for the types of cars offered by JAC has begun to improve slightly, no assurance can be given that such increased demand will continue. Industry analysts also are forecasting gradual improvements in the market for aluminum coal cars. However, such forecasts have been inaccurate in the past and no assurance can be given that the demand currently forecast by industry analysts will occur. The Company also is being adversely affected by intense pricing pressures currently present in a freight car market characterized by depressed demand and production overcapacity.

    Although sales of intermodal cars have historically represented a significant percentage of JAC's total freight car shipments, this market segment has been the most severely affected by the recent freight car industry downturn and the Company has not produced any intermodal cars since 1995. Moreover, the mix of intermodal freight cars expected to be delivered by the freight car industry in the foreseeable future has predominantly shifted towards deep well car designs that JAC does not manufacture. In response to these market factors, JAC has increasingly focused its product development and marketing efforts on other product categories, including aluminum gondola, covered hopper and open hopper cars. See "Business--Railroad Freight Cars."

RELATIONSHIP WITH EMPLOYEES

    Most of the Company's employees (approximately 68% as of December 31, 1996) are covered by collective bargaining agreements. Each of the Company's subsidiaries has a separate agreement covering the workers at its facility or facilities and, as a result, the Company has collective bargaining agreements with several different unions. Such agreements expire at various times over the next few years. While the Company considers its relations with its employees to be good at each of the Company's subsidiaries other than JAC and fair at JAC, there can be no assurance that the Company's subsidiaries will reach new agreements upon expiration of their existing collective bargaining agreements or that the failure to reach new agreements will not have a material adverse effect on the financial condition or results of operations of the Company.

    JAC's current three-year agreement with the United Steelworkers of America is scheduled to expire on October 31, 1997. This agreement was negotiated in a period characterized by strong demand for freight cars and significant industrywide backlog. In light of current depressed market conditions and the weak operating performance of JAC, the Company will seek a mutually satisfactory agreement to enable JAC to improve its competitiveness and help it return to profitability. Although the Company believes it will be able to reach a new agreement upon expiration of JAC's current agreement, no assurance can be given that the Company will be able to reach a satisfactory agreement on a timely basis. There can be no assurance that the failure to reach such an agreement on a timely basis will not have a material adverse effect on the Company's financial condition or results of operations.

SUBORDINATION; UNSECURED STATUS OF THE NOTES AND THE SUBSIDIARY GUARANTY

    The payment of principal of and interest on, and any premium or other amounts owing in respect of, the Notes will be subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Company, including all amounts owing under the Senior Bank Facilities. As of June 30, 1997, after giving effect to the Old Notes Offering and the application of the estimated net proceeds therefrom, the aggregate amount of such Senior Indebtedness of the Company (excluding its consolidated subsidiaries) would have been approximately $95.0 million (excluding unused commitments and $17.1 million of outstanding letters of credit). Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, assets of the Company will be available to pay obligations on the Notes only after Senior Indebtedness has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on all or any of the Notes.

    Similarly, the Subsidiary Guaranty of the Notes will be subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Guarantor Subsidiaries, including all amounts owing pursuant to the guarantees by the Guarantor Subsidiaries of the Senior Bank Facilities. As of June 30, 1997, after giving effect to the Old Notes Offering and the application of the estimated net proceeds therefrom, the liabilities of the Guarantor Subsidiaries (including trade payables and deferred taxes but excluding the Subsidiary Guaranty and subsidiary guarantees of the Senior Bank Facilities) would have totalled approximately $198.7 million. See "Description of Exchange Notes--Ranking" and "--Subsidiary Guaranty."

    The Notes will rank PARI PASSU with all future Senior Subordinated Indebtedness of the Company and with the Original Notes. However, in the event of an Asset Disposition, the Company will be required to use the proceeds to repay certain debt, including Senior Indebtedness and the Original Notes, before any proceeds remaining from the Asset Disposition would be available to fund a required offer to purchase the Notes. See "Description of Exchange Notes--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." As of June 30, 1997, after giving effect to the Old Notes Offering and the application of the estimated proceeds therefrom, the aggregate amount of such Senior Subordinated Indebtedness of the Company (other than the Notes) would have been $100 million.

    The Indenture will permit the Company and the Guarantor Subsidiaries to incur certain secured indebtedness, including indebtedness under the Senior Bank Facilities, which will be secured by a lien on substantially all of the assets of the Company and the Guarantor Subsidiaries. The Notes and the Subsidiary Guaranty are unsecured and therefore do not have the benefit of such collateral. Accordingly, if an event of default occurs under the Senior Bank Facilities, the lenders will have a prior right to the assets of the Company and the Guarantor Subsidiaries, and may foreclose upon such collateral to the exclusion of the holders of the Notes, notwithstanding the existence of an event of default with respect thereto. In such event, such assets would first be used to repay in full amounts outstanding under the Senior Bank Facilities, resulting in all or a portion of the Company's assets being unavailable to satisfy the claims of the holders of Notes and other unsecured indebtedness.

ENVIRONMENTAL MATTERS

    The Company is subject to comprehensive and frequently changing federal, state and local environmental laws and regulations, including those governing emissions of air pollutants, discharges of wastewaters and storm waters, and the disposal of non-hazardous and hazardous waste. The Company anticipates that it will incur additional capital and operating costs in the future to comply with currently existing laws and regulations, new regulatory requirements arising from recently enacted statutes and possible new statutory enactments. The Company expended approximately $0.4 million in 1996 and has budgeted $0.5 million in 1997 for capital expenditures to comply with environmental laws. The actual capital expenditures in 1997 may differ from this amount, and capital expenditures in future years may significantly exceed the amounts budgeted for 1997. The Company's operating costs for compliance with environmental requirements also may increase substantially in future years.

    In addition to environmental laws that regulate the Company's subsidiaries' ongoing operations, the subsidiaries also are subject to environmental remediation liability. Under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and analogous state laws, the Company's subsidiaries may be liable as a result of the release or threatened release of hazardous substances into the environment. The Company's subsidiaries are currently involved in several matters relating to the investigation and/or remediation of locations where the subsidiaries had arranged for the disposal of foundry and other wastes.

    Such matters include five situations in which the Company, through its TCI subsidiaries and their predecessors, have been named or are believed to be potentially responsible parties ("PRPs") in the contamination of the sites. Additionally, environmental remediation may be required at two of the TCI facilities at which soil and ground water contamination has been identified. With respect to claims involving Gunite, TCI and Gunite in September 1997 entered into a private-party settlement (the "Settlement") of certain pending litigation with a prior owner of Gunite, pursuant to which each of TCI and Gunite and the prior owner withdrew their claims against the other. As a result of the Settlement, TCI and Gunite will not be responsible for liabilities and costs related to certain alleged contamination at Gunite's facilities and at certain off-site properties to the extent arising out of operations of Gunite prior to the acquisition of Gunite by TCI in September 1987. The Company believes that it has valid claims for contractual indemnification against Brillion's prior owners for certain of the investigatory and remedial costs at the Brillion sites. The Company has been notified, however, by the Brillion contractual indemnitors that they will not honor Brillion's claims for indemnification. Accordingly, the Company is litigating indemnification claims against Brillion's prior owners (Beatrice Company, et al.) and is appealing an adverse lower court ruling against Brillion and TCI. There is no assurance that even if successful in any such claims, any judgments against the indemnitors will ultimately be recoverable. In addition, the Company believes it is likely that it has incurred some liability at various sites for activities and disposal following acquisition which would not in any event be covered by indemnification by prior owners.

    As of June 30, 1997, based on all of the information currently available, the Company maintained an environmental reserve in the amount of $26.1 million. As a result of the Settlement, the Company's environmental reserve was decreased in September 1997 by $14.3 million to $11.8 million. The environmental reserve is principally related to potential remediation liability at various off-site locations. This non-cash reserve is based on current cost estimates and does not reduce estimated expenditures to net present value. Further, the estimated reserve takes into consideration the number of other PRPs at each site, the alleged volume of waste contributed by other PRPs at each site, and the identity and financial position of such parties in light of the joint and several nature of the liability, but it does not take into account possible insurance coverage or other similar indemnification or reimbursement other than the Settlement. The Company currently anticipates spending approximately $0.4 million per year for the current year and the next two years and approximately $0.5 million per year in the years 2000 and 2001 (reduced as a result of the Settlement from $0.5 million per year for the current year and the next two years and approximately $1 million per year in the years 2000 and 2001) for monitoring the various environmental sites associated with the environmental reserve, including attorney and consultant costs for strategic planning and negotiations with regulators and other PRPs, and payment of remedial investigation costs. The Company expects to fund such expenditures with the cash flow generated from its operations and amounts available under its Revolving Facility (as defined herein). These sites are generally in the early investigatory stages of the remediation process and thus it is anticipated that significant cash payments for remediation will not be incurred for at least several years. After the evaluation and investigation period, the investigation and remediation costs will likely increase because the actual remediation of the various environmental sites associated with the environmental reserve will likely be under way. In addition, it is possible that the timing of any necessary expenditures could be accelerated. Any cash expenditures required by the Company or its subsidiaries to comply with applicable environmental laws and/or to pay for any remediation efforts will not be reduced or otherwise affected by the existence of the environmental reserve. Due to the early stage of investigation of many of the sites and potential remediations referred to above, there are significant uncertainties as to waste quantities involved, the extent and timing of the remediation which will be required, the range of acceptable solutions, costs of remediation and the number of PRPs contributing to such costs. Based on all of the information presently available to it, the Company believes that the environmental reserve will be adequate to cover its future costs related to the sites associated with the environmental reserve, and that any additional costs will not have a material adverse effect on the financial condition or results of operations of the Company. However, the discovery of additional sites, the modification of existing laws or regulations, the imposition of joint and several liability under CERCLA or the uncertainties referred to above could result in such a material adverse effect.

RELIANCE ON MAJOR CUSTOMERS AND PRODUCTS; UNEVEN FREIGHT CAR ORDER FLOW

    Sales to Navistar by Gunite, Bostrom and Fabco constituted approximately 11.4% of the Company's total net revenues during 1996. No other customer accounted for more than 10% of the Company's total net revenues during this period. Although the Company has long-standing relationships with its major customers, the loss of any significant portion of sales to any such customer could have a material adverse effect on the business and financial results of the Company. See "Business--Truck Components and Assemblies."

    The number of potential purchasers of freight cars is relatively small and such cars typically are sold pursuant to large one-time orders. Accordingly, a few purchasers may account for a significant percentage of the cars purchased industrywide in any given year. Similarly, a limited number of customers typically represent a significant percentage of the cars sold by JAC in any given year. See "Business-- Railroad Freight Cars--Customers."

    Due to the large size of customer orders for freight cars and the fact that many such orders represent one-time purchases designed to accommodate the customer's need for a particular type of freight car for the foreseeable future, there is limited predictability of order flows. As a result, there can be no assurance that the Company would not be adversely affected by a shortage of orders relating to its freight car business. In addition, due to the large size of freight car orders, and variations in the mix of car types ordered, the number and type of cars produced in any given quarter (as well as the size of the Company's freight car backlog) may fluctuate greatly and, consequently, the Company's quarterly revenues and income from operations may vary substantially. The Company's revenues and income from operations are also subject to the effects of the capital budgeting patterns of its freight car customers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all of the outstanding Notes and the Original Notes at a price equal to 101% of the principal amounts thereof to the date of repurchase plus accrued and unpaid interest, if any, to the date of repurchase. The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Senior Bank Facilities. In addition, the Senior Bank Facilities prohibit the purchase of the Notes and the Original Notes by the Company in the event of a Change of Control, unless and until such time as the indebtedness under the Senior Bank Facilities is repaid in full. The Company's failure to purchase the Notes and the Original Notes would result in a default under the Indentures and the Senior Bank Facilities. The inability to repay the indebtedness under the Senior Bank Facilities, if accelerated, would also constitute an event of default under the Indentures, which could have adverse consequences to the Company and the holders of the Notes and the Original Notes. In the event of a Change of Control, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations under the Senior Bank Facilities and the Notes and the Original Notes. Future Senior Indebtedness of the Company may also contain prohibitions of certain events or transactions which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. See "Description of Exchange Notes--Change of Control" and "Description of Certain Indebtedness--Senior Bank Facilities."

COMPETITION

    The Company faces significant competition in each of its markets and has numerous competitors, some of which are larger and have greater financial resources than the Company. There can be no assurance that the Company will be able to continue to compete successfully in its markets. Because the Company competes, in part, on the technical advantages and cost of its products, significant technical advances by competitors or the achievement by such competitors of improved operating effectiveness that enable them to reduce prices could reduce the Company's competitive advantage in these products and thereby adversely affect the Company's business and financial results. See "Business-- Competition."

RISKS RELATED TO INDEMNIFICATION BY BETHLEHEM

    In connection with the acquisition by the Company in 1991 of substantially all of the assets of the Freight Car Division of Bethlehem Steel Corporation ("Bethlehem"), Bethlehem has agreed to make certain pension payments to, and reimburse the Company for certain retiree health expenses related to, employees of the Company who were employees of Bethlehem at the time of the acquisition of the Freight Car Division. Bethlehem has also agreed to indemnify the Company against liabilities retained by Bethlehem relating to the operation of such business prior to such acquisition, including, without limitation, certain environmental liabilities. There can be no assurance that the Company would not be adversely affected if in the future Bethlehem becomes unable to satisfy these obligations.

FRAUDULENT CONVEYANCE

    The incurrence by the Company of indebtedness such as the Notes may be subject to review under relevant state and federal fraudulent conveyance and similar laws if a bankruptcy or reorganization case or a lawsuit is commenced by or on behalf of creditors of the Company. Under these laws, if a court were to find that, after giving effect to the sale of the Notes and the application of the net proceeds therefrom, either (a) the Company incurred such indebtedness with the intent of hindering, delaying or defrauding then-existing or future creditors or (b) the Company received less than a reasonably equivalent value or fair consideration for incurring such indebtedness and at the time of the incurrence of such indebtedness the Company (i) was insolvent or was rendered insolvent by reason of such transactions; (ii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, such court may subordinate such indebtedness to presently existing and future indebtedness of the Company, avoid the issuance of such indebtedness and direct the repayment of any amounts paid thereunder to the creditors of the Company or take other action detrimental to the holders of such indebtedness.

    The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, was greater than the value of all its assets at a fair valuation, or if the present fair saleable value of the debtor's assets was less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured. There can be no assurance as to what standard a court would apply in order to determine solvency.

    The Company believes that it will receive equivalent value at the time that indebtedness under the Notes is incurred. In addition, the Company does not, after giving effect to the consummation of the Old Notes Offering: (i) believe that it will be insolvent or rendered insolvent; (ii) believe that it will be engaged in a business or transaction for which its remaining assets constitute unreasonably small capital; or (iii) intend to incur, or believe that it will incur, debts beyond its ability to pay as they mature. These beliefs are based on the Company's analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Guarantor Subsidiaries at the time of the Old Notes Offering. There can be no assurance, however, that a court passing on the issues would make the same determination.

    In addition, the Subsidiary Guaranty may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the Guarantor Subsidiaries. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guaranty could also be subject to the claim that, since the Subsidiary Guaranty was incurred for the benefit of the Company (and only indirectly for the benefit of the Guarantor Subsidiaries), the obligations of the Guarantor Subsidiaries thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a Guarantor Subsidiary's obligation under the Subsidiary Guaranty, subordinate the Subsidiary Guaranty to other indebtedness of a Guarantor Subsidiary or take other action detrimental to the holders of the Notes.

FORWARD-LOOKING STATEMENTS

    This Prospectus contains certain forward-looking statements concerning the Company's operations, economic performance and financial condition, including, in particular, the likelihood of the Company's success in developing and expanding its business. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions which are subject to change. The foregoing description of risk factors specifies the principal contingencies and uncertainties to which the Company believes it is subject. In particular, reference is made to the following risk factors: "Substantial Leverage; Ability to Service Debt; Recent Losses;" "Dependence on Truck and Freight Car Markets and General Economic Conditions;" "Relationship with Employees;" "Environmental Matters" and "Reliance on Major Customers and Products; Uneven Freight Car Order Flow" and the following other sections of this Prospectus: "Prospectus Summary-- Industry Overview;" "Management's Discussion and Analysis of Financial Condition and Results of Operations--General; Liquidity and Capital Resources" and "Business--Industry Overview." Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect the Company's results.

                                USE OF PROCEEDS

    There will be no cash proceeds to the Company resulting from the Exchange Offer. The net proceeds from the Old Notes Offering, of approximately $80.0 million (after deduction of discounts to the Initial Purchaser and other expenses of the Old Notes Offering), was used to pay the Tranche A Term Loans (as defined herein) under the Company's term loan and revolving credit facility with The Chase Manhattan Bank, as administrative agent and collateral agent (the "Senior Bank Facilities"). The Tranche A Term Loans accrued interest at a rate per annum equal to the adjusted London inter-bank offered rate ("Adjusted LIBOR") plus 2.5% and was repayable in quarterly principal payments over the next five years. The Tranche B Term Loans (as defined herein), which are the only term loans that remain outstanding under the Senior Bank Facilities after the Old Notes Offering, currently bear interest at a rate per annum equal to Adjusted LIBOR plus 3.0% and is repayable in quarterly principal payments over the next six years. As a result of the Old Notes Offering, the Company's principal payments under the Tranche B Term Loans for the remainder of 1997 and for 1998, 1999, 2000, 2001, 2002 and 2003 will be $1.7 million, $3.3 million,
$3.3 million, $20.0 million, $23.3 million, $26.7 million and $16.7 million, respectively. See "Description of Certain Indebtedness--Senior Bank Facilities."

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The sole purpose of the Exchange Offer is to fulfill the obligations of the Company and the Guarantor Subsidiaries with respect to the registration of the Old Notes.

    The Old Notes were originally issued and sold on August 11, 1997 (the "Issue Date"). Such sales were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act. In connection with the sale of the Old Notes, the Company, the Guarantor Subsidiaries and the Initial Purchaser entered into an exchange and registration rights agreement dated August 11, 1997 (the "Registration Rights Agreement") pursuant to which the Company and the Guarantor Subsidiaries agreed, for the benefit of the holders of Old Notes, that they will, at their cost, (i) within 30 days after the date of original issue of the Old Notes use their respective reasonable best efforts to file a registration statement in accordance with the Securities Act (an "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Old Notes for the Exchange Notes, which will have terms substantially identical in all material respects to the Old Notes and (ii) use their reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 90 days after such issue date. Upon such Exchange Offer Registration Statement being declared effective, the Company agreed to offer to holders of Old Notes who are able to make certain representations an opportunity to exchange properly tendered Old Notes for Exchange Notes. The Company has agreed to keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of such Exchange Offer is mailed to the holders of Old Notes.

    In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or do not permit any holder of the Old Notes to participate in the Exchange Offer or to receive fully transferable securities from the Exchange Offer, the Company and the Guarantor Subsidiaries will, at their own expense, use their reasonable best efforts to
(a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (a "Shelf Registration Statement"), (b) cause such Shelf Registration Statement to be declared effective under the Securities Act and (c) keep effective such Shelf Registration Statement until the earlier of
(i) two years following the date of original issue of the Old Notes or such shorter period that will terminate when all the Transfer Restricted Securities (as defined herein) covered by the Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which the Old Notes become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act. The Company and the Guarantor Subsidiaries will, in the event a Shelf Registration Statement is required to be filed by them, provide to each holder of Old Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder of Old Notes when such Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of Old Notes who sells such Old Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which is applicable to such a holder (including certain indemnification and contribution rights and obligations).

    If (a) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is filed with the Commission on or prior to 30 days after the Issue Date, (b) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 90 days after the Issue Date, (c) the Exchange Offer is not consummated on or prior to 120 days after the Issue Date, or (d) the Shelf Registration Statement is filed and declared effective within 90 days after the Issue Date but thereafter ceases to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company and the Guarantor Subsidiaries will be required to pay liquidated damages to each holder of Transfer Restricted Securities. See "Old Notes Registration Rights; Liquidated Damages."

TERMS OF THE EXCHANGE

    The Company hereby offers to exchange, upon the terms and subject to the conditions set forth herein and the Letter of Transmittal accompanying the Registration Statement of which this Prospectus is a part (the "Letter of Transmittal"), $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Old Notes. The Terms of the Exchange Notes are substantially identical to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof, and the holders of the Exchange Notes (as well as remaining holders of any Old Notes) are not entitled to certain registration rights and certain liquidated damages provisions which are applicable to the Old Notes under the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.

    Based on its view of interpretations set forth in no-action letters issued by the Staff to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an Affiliate of the Company, (ii) a broker-dealer who acquired Old Notes directly from the Company or (iii) a broker-dealer who acquired Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. However, the Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as in other circumstances. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Old Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of Exchange Notes. The Company has agreed that, for a period of 180 days after consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes or any other holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    Tendering holders of Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

    The Exchange Notes will bear interest from August 11, 1997. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from August 11, 1997 to the date of the issuance of the Exchange Notes. The Exchange Notes will bear interest at a rate of 11 3/4% per annum, payable semi-annually on February 15 and August 15 of each year, commencing February 15, 1998.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

    The Exchange Offer expires on the Expiration Date. The term "Expiration
Date" means 5:00 p.m., New York City time, on       , 1997 unless the Company in
its sole discretion extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Company, expires. The Company reserves the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to The Bank of New York (the "Exchange Agent") and by timely public announcement communicated by no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

    The initial exchange date will be the first business day following the Expiration Date (the "Exchange Date"). The Company expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Old Notes for any reason, including if any of the events set forth below under "Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Old Notes. If any such termination or amendment occurs, the Company will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Old Notes as promptly as practicable. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the Exchange Notes for Old Notes on the Exchange Date.

    If the Company waives any material condition to the Exchange Offer, or amends the Exchange Offer in any other material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of Old Notes in the manner specified above, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the Exchange Offer will be extended until the expiration of such period of five business days.

    This Prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Company to record holders of Old Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Notes.

HOW TO TENDER

    The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

GENERAL PROCEDURES

    A holder of an Old Note may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") pursuant to the procedure described below), to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date or (ii) complying with the guaranteed delivery procedures described below.

    If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of a registered holder appearing on the note register for the Old Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such holder promptly and instruct such holder to tender Old Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Old Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after receipt of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the back cover of this Prospectus on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

    The method of delivery of Old Notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that registered mail, return receipt requested, be used, proper insurance be obtained, and the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent on or before the Expiration Date.

    Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide his taxpayer identification number (social security number or employer identification number, as applicable) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Company and the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

    If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at its office listed on the Letter of Transmittal on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the principal amount of the Old Notes being tendered, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Old Notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes (or a timely Book-Entry Confirmation).

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither the Company, the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

    The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes. The Transferor further agrees that acceptance of any tendered Old Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the Registration Rights Agreement and that the Company shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

    By tendering Old Notes and executing the Letter of Transmittal, the Transferor certifies that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Exchange Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, or if it is an affiliate of the Company, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, if the Transferor is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

WITHDRAWAL RIGHTS

    Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this Prospectus prior to the Expiration Date. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers of Old Notes to be withdrawn, the principal amount of Old Notes to be withdrawn, a statement that such holder is withdrawing his election to have such Old Notes exchanged, and the name of the registered holder of such Old Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company, and such determination will be final and binding on all parties.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Old Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date. For the purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Company has given written notice thereof to the Exchange Agent.

    The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving Exchange Notes from the Company and causing the Old Notes to be assigned, transferred and exchanged. Upon the terms and subject to conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Old Notes will be made by the Exchange Agent promptly after acceptance of the tendered Old Notes. Old Notes not accepted for exchange by the Company will be returned without expense to the tendering holders (or in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the Expiration Date or, if the Company terminates the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to issue Exchange Notes in respect of any properly tendered Old Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated by no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service) or, at its option, modify or otherwise amend the Exchange Offer, if (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer,
(ii) assessing or seeking any damages as a result thereof or (iii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer; (b) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the reasonable judgment of the Company might directly or indirectly result in any of the consequences referred to in clauses (a)(i) or (ii) above or, in the reasonable judgment of the Company, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretations of the Staff referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or (c) a material adverse change shall have occurred in the business, condition (financial or otherwise), operations, or prospects of the Company.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by it with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Company) giving rise to such condition or may be waived by the Company in whole or in part at any time or from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Company has reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

    Any determination by the Company concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

    In addition, the Company will not accept for exchange any Old Notes tendered and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

EXCHANGE AGENT

    The Bank of New York has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at:

         BY HAND OR OVERNIGHT DELIVERY:                    BY REGISTERED OR CERTIFIED MAIL:
- -------------------------------------------------  -------------------------------------------------
The Bank of New York                               The Bank of New York
101 Barclay Street, 7E                             101 Barclay Street, 7E
Corporate Trust Services Window                    New York, New York 10286
Ground Level                                       Attention: Reorganization Department
New York, New York 10286                           Arwen Gibbons
Attention: Reorganization Department
        Arwen Gibbons

                              Confirm by Telephone
                              or for Information:
                                 (212) 815-5920

                            Facsimile Transmissions:
                          (Eligible Institutions Only)
                                 (212) 815-6339

    Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery.

SOLICITATION OF TENDERS; EXPENSES

    The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting, legal fees and miscellaneous expenses will be paid by the Company and are estimated to be approximately $150,000.

    No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

APPRAISAL RIGHTS

    HOLDERS OF OLD NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

FEDERAL INCOME TAX CONSEQUENCES

    The exchange of Old Notes for Exchange Notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain United States Federal Income Tax Consequences."

OTHER

    Participation in the Exchange Offer is voluntary and holders of Old Notes should carefully consider whether to accept the terms and conditions thereof. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

    As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled a covenant contained in the terms of the Old Notes and the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of Exchange Notes." All untendered Old Notes will continue to be subject to the restriction on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for any remaining Old Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange Old Notes."

    The Company may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes that are not tendered in the Exchange Offer.

                                 CAPITALIZATION

    The following table sets forth the unaudited cash position and capitalization of the Company as of June 30, 1997 on an (i) actual basis and
(ii) as adjusted basis to give pro forma effect to the Old Notes Offering as if the Old Notes Offering had been consummated on June 30, 1997. See "Use of Proceeds." This table should be read in conjunction with the Company's financial statements and the related notes thereto appearing elsewhere in this Prospectus:

                                                                                               JUNE 30, 1997
                                                                                         -------------------------
                                                                                           ACTUAL     AS ADJUSTED
                                                                                         -----------  ------------
                                                                                          (DOLLARS IN THOUSANDS)
Cash and cash equivalents..............................................................  $    17,311   $   17,311
                                                                                         -----------  ------------
                                                                                         -----------  ------------
Long-term debt:
  JAIX Leasing Loan Facility(a)........................................................  $    29,750   $   29,750
  Capital lease obligations............................................................        1,868        1,868
  Industrial Revenue Bond..............................................................        5,300        5,300
  Senior Bank Facilities(b):
    Revolving Facility.................................................................      --            --
    Term Loan Facility.................................................................      175,010       95,005
  11 3/4% Senior Subordinated Notes due 2005...........................................      100,000      100,000
  11 3/4% Series B and Series C Senior Subordinated Notes due 2005,
  including unamortized premium of $3.6 million(c).....................................      --            82,823(d)
                                                                                         -----------  ------------
    Total long-term debt...............................................................      311,928      314,746
      Less current maturities..........................................................      (18,916)      (3,330)
                                                                                         -----------  ------------
  Long-term debt, net of current maturities............................................      293,012      311,416
Shareholders' equity:
  Common stock.........................................................................           98           98
  Paid-in capital......................................................................       55,049       55,049
  Retained earnings....................................................................        6,015        3,978(e)
  Employees' notes receivable related to purchase of stock.............................          (30)         (30)
                                                                                         -----------  ------------
    Shareholders' equity...............................................................       61,132       59,095
                                                                                         -----------  ------------
      Total capitalization.............................................................  $   354,144   $  370,511
                                                                                         -----------  ------------
                                                                                         -----------  ------------

- ------------------------
(a) JAIX Leasing is not a Guarantor Subsidiary. The indebtedness under the JAIX Leasing Loan Facility is secured by underlying leases and assets of JAIX Leasing and the creditors thereunder have no recourse against the Company.

(b) In connection with the Old Notes Offering, the maximum borrowings under the Revolving Facility, which is subject to a borrowing base, was reduced from $100 million to $75 million. As of June 30, 1997, $50.5 million was available under the Revolving Facility after giving consideration of outstanding letters of credit of $17.1 million. See "Description of Certain Indebtedness--Senior Bank Facilities."

(c) See "Description of Exchange Notes."

(d) Reflects an approximately $0.8 million unamortized derivative option settlement related to the issuance of the Old Notes.

(e) Reflects an approximately $3.4 million pre-tax non-cash extraordinary charge ($2.0 million net of tax) arising from the accelerated write-off of unamortized debt issuance costs and cancellations of interest rate swap instruments related to the Company prepaying a portion of its borrowings under the Senior Bank Facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General."

                      SELECTED CONSOLIDATED FINANCIAL DATA
              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following table sets forth selected consolidated financial data with respect to the Company for the periods and at the dates indicated. The selected consolidated income statement and balance sheet data of the Company for the years ended and as of December 31, 1992, 1993, 1994, 1995 and 1996 are derived from financial statements which have been audited by Arthur Andersen LLP, independent public accountants. The selected consolidated financial data for the six months ended and as of June 30, 1996 and 1997 are derived from unaudited consolidated financial statements of the Company, but reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Operating results for the six month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. This information should be read in conjunction with the consolidated financial statements of the Company and the notes thereto appearing elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                         SIX MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                       JUNE 30,
                                                -----------------------------------------------------  --------------------
                                                  1992      1993(A)     1994      1995(B)     1996       1996       1997
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Total revenue...............................  $ 204,500  $ 329,122  $ 468,525  $ 668,601  $ 559,972  $ 285,629  $ 273,962
  Cost of goods sold..........................    187,174    301,629    442,153    608,982    474,158    240,859    232,520
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Gross profit..............................     17,326     27,493     26,372     59,619     85,814     44,770     41,442
  Selling, general and administrative.........      9,108     11,340     13,144     28,117     46,605     23,808     22,062
  Amortization................................      3,843      3,721      3,573      6,478     10,174      5,133      4,248
  Gain on sale of leased freight cars.........     --         --         --         --         (1,354)    --           (587)
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Operating income..........................      4,375     12,432      9,655     25,024     30,389     15,829     15,719
  Interest expense, net.......................      5,360      2,968        266     14,702     35,836     17,586     17,381
  Provision (credit) for income taxes.........       (254)     4,083      3,692      4,737        (76)       195        743
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Income (loss) before extraordinary
    items.....................................       (731)     5,381      5,697      5,585     (5,371)    (1,952)    (2,405)
  Extraordinary items, net of taxes(c)........     --         (2,918)    --         --         --         --         --
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net income (loss).........................  $    (731) $   2,463  $   5,697  $   5,585  $  (5,371) $  (1,952) $  (2,405)
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before extraordinary items per
    share.....................................  $   (0.13) $    0.66  $    0.58  $    0.57  $   (0.55) $   (0.20) $   (0.25)
  Extraordinary items per share(c)............     --          (0.36)    --         --         --         --         --
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss) per share.................  $   (0.13) $    0.30  $    0.58  $    0.57  $   (0.55) $   (0.20) $   (0.25)
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
OPERATING AND OTHER DATA:
  EBITDA(d)...................................  $  10,256  $  18,652  $  16,041  $  39,548  $  56,306  $  29,074  $  28,385
  EBITDA margin(e)............................       5.02%      5.67%      3.42%      5.91%      10.0%      10.2%      10.4%
  Depreciation and amortization...............  $   5,881  $   6,220  $   6,386  $  15,891  $  29,270  $  14,820  $  13,760
  Cash interest expense(f)....................      5,243      2,932        259      7,718     31,487     14,771     16,465
  Capital expenditures........................      2,275      3,865      7,295     14,954      9,919      4,914      2,405
  Ratio of EBITDA to cash interest
    expense...................................      1.96x      6.36x     61.93x      5.30x      1.89x      2.07x      1.79x
  Ratio of earnings to fixed charges(g).......         (g)     4.19x     36.30x      1.66x         (g)        (g)        (g)
BALANCE SHEET DATA (AT END OF PERIOD):
  Cash and cash equivalents...................  $     675  $   7,136  $   1,754  $  11,639  $  24,535  $  17,105  $  17,311
  Working capital (deficit)...................     (2,313)    15,600     24,967     24,697     27,219     30,735     24,910
  Property, plant, equipment and leasing
    business assets, net......................     27,472     28,838     38,162    164,425    147,114    161,699    158,452
  Total assets................................     95,570    107,966    143,354    578,825    555,283    575,514    570,640
  Long-term debt, including current
  maturities..................................     34,847     --          7,600    329,786    304,175    326,709    311,928
  Shareholders' equity........................     16,300     57,235     63,234     68,874     63,537     66,921     61,132

               See Notes to Selected Consolidated Financial Data.

                 NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

(a) On July 23, 1993, the Company consummated an initial public offering whereby the Company issued 3.0 million shares of its Common Stock.

(b) On January 13, 1995, the Company acquired Bostrom for a total purchase price of approximately $32.6 million financed by borrowings under the Company's previous borrowing facility. On August 23, 1995, the Company completed the acquisition of TCI for a total purchase price of approximately $266.1 million financed by borrowings under the Senior Bank Facilities and the proceeds of the issuance of the Original Notes. The acquisitions were accounted for as a purchase, and the operating results were included in the Company's operations from the date of acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 3 to the Company's Consolidated Financial Statements contained elsewhere in this Prospectus.

(c) The Company reported an extraordinary loss in connection with an early extinguishment of its long-term debt which was retired with a portion of the proceeds from its initial public offering in July 1993.

(d) EBITDA is defined as earnings before interest, taxes, depreciation, amortization and extraordinary items and is presented because it is commonly used by certain investors and analysts to analyze and compare on the basis of operating performance and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

(e) EBITDA margin represents EBITDA as a percentage of total revenue. EBITDA margin is presented because such data is used by certain investors and analysts to analyze and compare on the basis of operating performance. EBITDA margin should not be considered in isolation from or as a substitute for net income, operating income or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

(f) Cash interest expense is defined as interest expense exclusive of amortization of deferred financing costs.

(g) The ratio of earnings to fixed charges is expressed as the ratio of fixed charges plus pretax earnings to fixed charges. Fixed charges include interest on borrowings, amortization of deferred financing costs and the interest portion of rent expense. Earnings were insufficient to cover fixed charges for the years ended December 31, 1992 and 1996 by $1.0 million and $5.5 million, respectively, and for the six month periods ended June 30, 1996 and 1997 by $1.8 million and $1.7 million, respectively. Adjusted to give effect to the Old Notes Offering and the application of the estimated net proceeds therefrom, the Company's earnings would have been insufficient to cover the fixed charges in the amount of $7.0 million and $2.5 million for the year ended December 31, 1996 and for the six months ended June 30, 1997, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The Company conducts its business through three operating groups within the transportation industry: truck components and assemblies operations, a leading manufacturer of wheel-end components, seating, steerable drive axles and gear boxes for the heavy-duty truck industry; iron castings operations, a major producer of complex iron castings for a wide range of industries; and freight car operations, a leading manufacturer and lessor of new and rebuilt freight cars used for hauling coal, intermodal containers, highway trailers and agricultural and mining products. During 1996, the Company's truck components and assemblies, iron castings and freight car operations generated net sales of $237.0 million, $125.1 million and $197.8 million, respectively. During the six months ended June 30, 1997, the Company's truck components and assemblies, iron castings and freight car operations generated net sales of $141.4 million, $69.0 million and $63.5 million, respectively. The Company reported net losses in the year ended December 31, 1996 and the six months ended June 30, 1997. The significant decline in demand experienced in 1996 and early 1997 by JAC produced significant operating losses that, coupled with the Company's significant debt service requirements, more than offset operating income generated by its truck components and assemblies and iron castings operations. Although demand for freight cars has improved slightly, the market remains subject to intense pricing competitiveness in a freight car market characterized by depressed demand and production overcapacity and, as a result, the Company expects to report a net loss for the year ended December 31, 1997. Given the cyclicality of the freight car and heavy-duty trucking industries and other market factors, there can be no assurance that the Company will achieve or sustain profitability in the future.

    The Company completed the acquisition of TCI on August 23, 1995 and Bostrom on January 13, 1995. Both acquisitions were accounted for under the purchase method of accounting and, accordingly, their operating results were included in the Company's reported results from their respective acquisition dates. Such results have a significant impact on the comparative discussions below. Additionally, the Company, through its wholly owned subsidiary, FCS, completed the purchase of the Danville, Illinois facility which began operations in October 1995. The Company formed its leasing subsidiary, JAIX Leasing, in January 1995 and currently leases 1,526 freight cars to various lessees under operating leases. Of these freight cars, 595 are owned by JAIX Leasing, representing an investment of $37.7 million, and the remainder are leased.

    The Company's sales are affected to a significant degree by the North American Class 8 truck and freight car markets. Both the North American Class 8 truck and freight car markets are subject to significant fluctuations due to economic conditions, changes in the alternative methods of transportation and other factors. There can be no assurance that fluctuations in such markets will not have a material adverse effect on the results of operations or financial condition of the Company. Sales of the freight car operations are driven principally by the number and type of new and rebuilt freight cars delivered in any given period. Due to the large size of customer orders, the specific time frame for delivery of freight cars ordered and variations in the mix of cars ordered, the number and type of cars produced in any given quarter may fluctuate greatly. As a result, the Company's revenues and results of operation and cash flows from operations may fluctuate as well.

    The Company's net income for 1997 is expected to include the effect of a pre-tax non-cash extraordinary charge in the amount of $3.4 million ($2.0 million net of tax or $0.21 per share) that will be incurred as a result of the accelerated write-off of unamortized debt issuance costs related to the Company prepaying a portion of its borrowings under the Senior Bank Facilities. The charge will be expensed in the period in which the Old Notes Offering was consummated, the quarter ending September 30, 1997.

    The following table sets forth for the periods indicated certain historical financial data of the Company expressed as a percentage of total revenue.

                                                                                               SIX MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,            JUNE 30,
                                                            -------------------------------  --------------------
                                                              1994       1995       1996       1996       1997
                                                            ---------  ---------  ---------  ---------  ---------
Total revenue.............................................      100.0%     100.0%     100.0%     100.0%     100.0%
Gross margin..............................................        5.6        8.9       15.3       15.7       15.1
Selling, general and administrative.......................        2.8        4.2        8.3        8.3        8.1
Amortization..............................................        0.8        1.0        1.8        1.8        1.6
Gain on sale of lease freight cars........................         --         --        0.2         --        0.2
                                                            ---------  ---------  ---------  ---------  ---------
  Operating income........................................        2.1%       3.7%       5.4%       5.5%       5.7%
                                                            ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------

RESULTS OF OPERATIONS

    SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996

    TOTAL REVENUE. Total revenue for the six months ended June 30, 1997 decreased 4.1% to $274.0 million from $285.6 million in 1996. The total revenue decrease of $11.6 million was due to the decrease in freight car shipments and a reduction in shipments of freight car kits and parts. The Company shipped 1,575 new and rebuilt freight cars in the first half of 1997, including 325 cars sold to JAIX Leasing (which have been eliminated from consolidated sales), compared to 1,632 new and rebuilt cars shipped in the first half of 1996. This decrease in production coupled with a shift in product mix to cars with lower selling values and weaker overall pricing resulted in a 36.2% reduction in freight car revenue of $34.4 million, which has been partially offset by increased revenues generated by the truck component and iron casting operations. Revenues for the six months ended June 30, 1997 at truck component operations increased $17.2 million (13.9%), while iron casting revenues increased $4.5 million (7.0%) over the same period in 1996. As of June 30, 1997, the Company's backlog of new and rebuilt freight cars was 1,949 as compared to 1,376 new and rebuilt freight cars on June 30, 1996.

    COST OF SALES--MANUFACTURING AND GROSS PROFITS. Cost of sales--manufacturing for the six months ended June 30, 1997 as a percentage of manufacturing sales (excluding leasing operations) was 85.3%, compared to 84.7% for the same period in 1996. Related gross margins were 14.7% and 15.3%, respectively. The decrease in gross profits of $3.4 million resulted primarily from lower gross profits in the freight car business due to reduced revenues and lower gross margins as a percentage of sales.

    SELLING, GENERAL, ADMINISTRATIVE AND AMORTIZATION. Selling, general, and administrative expenses as a percentage of total revenue was 8.1% and 8.3% for the six months ended 1997 and 1996, respectively. Actual selling, general and administrative expenses declined $1.7 million from 1996 levels as a result of cost reduction measures undertaken at the Company's freight car operations. Amortization expense as a percentage of total revenue was 1.6% and 1.8% for the six months ended June 30, 1997 and 1996, respectively.

    OPERATING INCOME. Operating income remained relatively constant for the six months ended June 30, 1997 compared to the same period in 1996, even though total revenues declined by $11.6 million and gross profit declined by $3.3 million. Operating income was $15.7 million for the first six months of 1997, compared to $15.8 million in the same period of 1996. The Company maintained its operating income by a reduction in selling, general and administrative expenses by $1.7 million, a reduction in amortization expenses of $0.9 million and the gain on sale of leased freight cars of $0.6 million.

    At June 30, 1997, the Company had 1,526 freight cars on lease and the leasing business generated $3.1 million in revenue and $1.6 million in operating income before a $0.6 million gain on the sale of leased freight cars for the first six months of 1997 compared with $2.0 million revenue and $1.3 million operating income in the comparable prior period.

    OTHER. Interest expense, net, was $17.4 million for the first six months of 1997 compared to $17.6 million in the same period of 1996. Interest expense in 1997 and 1996 resulted from borrowings under the Senior Bank Facilities and the issuance of the Original Notes to finance the acquisition of TCI and the refinancing of its debt in August 1995, as well as from the JAIX Leasing loans which were used to finance the addition of freight cars to the lease fleet.

    Net loss and loss per share for the first six months of 1997 were $2.4 million and $0.25, respectively, compared to net loss and loss per share of $2.0 million and $0.20, respectively for the same period of 1996.

    YEARS ENDED DECEMBER 31, 1996 AND 1995

    TOTAL REVENUE. Total revenue in 1996 decreased 16.2% to $560.0 million from $668.6 million in 1995. The total revenue decrease of $108.6 million was primarily due to the decrease in freight car sales of $294.7 million (3,470 new and rebuilt cars in 1996 vs 9,157 new and rebuilt cars in 1995) and a $9.6 million decrease in truck-related sales volume at Bostrom. The decreases were offset in part by the inclusion of TCI for all of 1996 versus inclusion for the partial year of 1995, an increase of $195.7 million. As of December 31, 1996, the Company's backlog of new and rebuilt freight cars was 774, compared with 1,204 new and rebuilt freight cars at December 31, 1995.

    COST OF SALES--MANUFACTURING AND GROSS PROFIT. Cost of sales--manufacturing for 1996 as a percent of manufacturing sales was 85.0%, compared with 91.3% in 1995. Related gross profits were 15.0% and 8.7%, respectively. The improvement in gross profit resulted primarily from the acquisition of TCI in August 1995. TCI has historically generated higher gross profits than the freight car business. Partially mitigating this increase was the decrease of gross profit at JAC. JAC's gross profit percentage for 1996 was down from the prior year approximately 1 percentage point, and the aggregate dollar gross profit was down due to the significant decrease in freight car revenues mentioned above.

    SELLING, GENERAL, ADMINISTRATIVE AND AMORTIZATION EXPENSES. Selling, general and administrative expense as a percentage of total revenue was 8.3% and 4.2% in 1996 and 1995, respectively. The increase in selling, general and administrative expense is related to the acquisition and the integration of TCI which has higher selling, general and administrative levels as a percent of revenue compared to the freight car business, and to increased MIS and product development costs at the freight car operations. Amortization expense as a percentage of total revenue was 1.8% and 1.0% for the years ended 1996 and 1995, respectively. The increase in amortization expense as a percentage of total revenue is related to certain intangible assets of TCI and the excess cost over net assets acquired in the acquisition.

    OPERATING INCOME. Operating income was $30.4 million in 1996, compared with $25.0 million in 1995. The increase was primarily due to including the operating income of TCI for all of 1996 versus inclusion for the partial year of 1995 more than offsetting the drop in operating income at JAC.

    At December 31, 1996, the Company had 1,067 freight cars on lease and the leasing business generated $4.5 million in revenue and $2.4 million in operating income before a $1.4 million gain on the sale of leased freight cars for the year 1996 compared with $2.6 million revenue and $1.9 million operating income in the prior year.

    OTHER. Interest expense, net was $35.8 million in 1996 compared with $14.7 million in 1995. Higher interest expense in 1996 resulted from borrowings under the Senior Bank Facilities and the issuance of the Original Notes to finance the acquisition of TCI, which were outstanding for all of 1996 versus 4 months in 1995. In addition, JAIX Leasing had increased debt levels to finance the additional freight cars for the lease fleet.

    Net loss and loss per share for 1996 were $5.4 million and $0.55, respectively, compared to net income and earnings per share of $5.6 million and $0.57, respectively, for 1995.

    YEARS ENDED DECEMBER 31, 1995 AND 1994

    TOTAL REVENUE. Total revenue in 1995 increased 42.7% to $668.6 million from $468.5 million in 1994. The total revenue increase of $200.1 million was primarily related to the acquisition of TCI in August 1995 (58% of the increase), and the acquisition of Bostrom in January 1995 (30% of the increase), while revenue from JAC and FCS accounted for 12% of the increase, collectively. This increase resulted from the start-up of operations of FCS and a change in product mix at JAC to cars with higher selling values, offsetting lower production (9,157 new and rebuilt freight cars in 1995 versus 10,707 new freight cars in 1994). As of December 31, 1995, the Company's backlog of new freight cars was 1,204 as compared with 7,180 on December 31, 1994.

    At December 31, 1995 the Company had 600 freight cars on lease, and the leasing business generated $2.6 million in revenue and $1.9 million in operating income for the year ended 1995 compared with $0.5 million in revenue and $0.3 million in operating income in the prior year.

    COST OF SALES--MANUFACTURING AND GROSS PROFIT. Cost of sales--manufacturing for 1995 as a percent of manufacturing sales was 91.3%, compared to 94.4% in 1994. Related gross profits were 8.7% and 5.6%, respectively. The improvement in gross profit resulted primarily from the acquisitions of Bostrom in January 1995 and TCI in August 1995, which historically have generated higher gross profits than the freight car business. Gross profit percentages were slightly lower at JAC in 1995 compared with 1994.

    SELLING, GENERAL, ADMINISTRATIVE AND AMORTIZATION EXPENSES. Selling, general and administrative expense as a percentage of total revenue was 4.2% and 2.8% in 1995 and 1994, respectively. The increase in selling, general, and administrative expense is related to the acquisition and the integration of Bostrom and TCI, which have higher selling, general and administrative levels as a percent of revenue compared to JAC. The increase in amortization expense as a percentage of total revenue is related to certain intangible assets of TCI and Bostrom and the excess cost over net assets acquired in those acquisitions.

    OPERATING INCOME. Operating income was $25.0 million in 1995, compared with $9.7 million in 1994. The increase was primarily due to the acquisition of TCI in August 1995, while operating income at JAC in 1995 remained approximately the same as in 1994.

    OTHER. Interest expense, net was $14.7 million in 1995 compared with $0.3 million in 1994. Interest expense in 1995 resulted from increased borrowings to finance the acquisition of Bostrom in January 1995, from increased borrowings under the Senior Bank Facilities and the issuance of the Original Notes to finance the acquisition of TCI and the refinancing of its debt in August 1995, as well as from JAIX Leasing debt which was used to finance the addition of freight cars for the lease fleet.

    Net income and earnings per share for 1995 were $5.6 million and $0.57, respectively, compared with net income and earnings per share of $5.7 million and $0.58, respectively, for 1994.

QUARTERLY RESULTS

    The following table sets forth summary unaudited quarterly financial information for the last two quarters in 1995, each quarter in 1996 and the first two quarters of 1997. In the opinion of management, such information has been prepared on the same basis as the financial statements appearing elsewhere in this Prospectus and reflects all necessary adjustments (consisting of only normal recurring adjustments) for a fair presentation of such unaudited quarterly results when read in conjunction with the financial statements and the related notes thereto. The operating results for any quarter are not necessarily indicative of results for any future period and there can be no assurance that any trends reflected in such results will continue in the future.

                                                                            QUARTER ENDED
                                    ----------------------------------------------------------------------------------------------
                                     SEPT. 30,   DEC. 31,    MARCH 31,   JUNE 30,    SEPT. 30,   DEC. 31,    MARCH 31,   JUNE 30,
                                    -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------

                                             1995                                1996                                1997
                                    ----------------------  ----------------------------------------------  ----------------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Total revenue.....................   $ 166,881   $ 156,551   $ 152,339   $ 133,290   $ 140,845   $ 133,498   $ 115,722   $ 158,240
Gross profit......................      14,077      20,269      23,211      21,482      20,533      20,588      19,015      22,426
Operating income..................       4,972       7,834       8,438       7,391       7,124       7,437       6,424       9,295
Net income (loss).................         198        (991)       (728)     (1,224)     (1,563)     (1,856)     (1,892)       (514)
Net income (loss) per share.......   $    0.02   $   (0.10)  $   (0.07)  $   (0.13)  $   (0.16)  $   (0.19)  $   (0.19)  $   (0.05)

LIQUIDITY AND CAPITAL RESOURCES

    For the six months ended June 30, 1997, the Company provided net cash from operations of $5.9 million compared with providing net cash of $13.7 million for the first six months of 1996. Due to increased business activities, accounts receivable and inventories increased by $12.1 million and $4.8 million, respectively, partially offset by increases in accounts payable of $8.7 million. The Company used $20.6 million of cash in investing activities for the six months ended June 30, 1997, which included net investments in the leasing fleet of $18.2 million and capital expenditures of $2.4 million. Cash provided by financing activities was $7.5 million for the first six months of 1997, which included an increase in the JAIX Leasing debt of $16.2 million, to fund the leasing fleet additions, offset in part by term loan principal payments of $8.4 million. The Company anticipates that capital expenditures for the balance of 1997 will be approximately $7.6 million.

    For the year ended December 31, 1996, the Company provided cash from operations of $36.4 million compared with $52.1 million for 1995. The Company generated $3.5 million of net cash from investing activities during 1996 comprised principally of $18.1 million from the sale of leased freight cars offset by $9.9 million used for capital expenditures, and $5.4 million used for leasing business asset additions. Cash used for financing activities was $27.0 million for 1996 primarily related to scheduled payments on term debt of $16.8 million and net decreases on the JAIX Leasing debt of $8.8 million.

    The Company's freight car sales are characterized by large order sizes, specific customer delivery schedules, and related vendor receipts and payment schedules, all of which can combine to create significant fluctuations in working capital accounts when comparing end of period balances. Such fluctuations tend to be of short duration, and the Company considers this to be a normal part of its operating cycle which does not significantly impact its financial flexibility and liquidity.

    On August 23, 1995, in conjunction with the acquisition of TCI and the refinancing of the existing debt of TCI and the Company, the Company and the Guarantor Subsidiaries entered into the $300 million Senior Bank Facilities and issued $100 million of the Original Notes. See Notes 6 and 7 of the Consolidated Financial Statements for a description of the Senior Bank Facilities and the Original Notes.

    As of June 30, 1997, there was $175.0 million of term loans outstanding under the Senior Bank Facilities, $100 million of the Original Notes outstanding, and no borrowings under the $100 million revolving credit line under the Senior Bank Facilities. Availability under the Revolving Loans, after consideration of outstanding letters of credit of $17.1 million, was $50.5 million after giving effect to the applicable borrowing base.

    Interest payments on the Original Notes and interest and principal payments under the Senior Bank Facilities represent significant cash requirements for the Company. The Original Notes require semiannual interest payments of approximately $5.9 million. Borrowings under the Senior Bank Facilities bear interest at floating rates and require interest payments on varying dates depending upon the interest rate option selected by the Company. Based on current interest rates the Company expects that it will incur additional interest expense of approximately $1.6 million annually as a result of refinancing a portion of the outstanding term loans with the net proceeds of the Old Notes Offering. The term loans under the Senior Bank Facilities require periodic principal payments through their maturities. See Note 6 of the Consolidated Financial Statements. In connection with the Old Notes Offering, and as a result of each holder of the Tranche B Term Loans electing not to be prepaid, the Company's principal payments for the remainder of 1997 and for 1998, 1999, 2000, 2001, 2002 and 2003 will be $1.7 million, $3.3 million, $3.3 million, $20.0 million, $23.3 million, $26.7 million and $16.7 million, respectively.

    In connection with the Old Notes Offering, the Company amended the Credit Agreement to reset the financial covenants for the remaining term of the Credit Agreement and to reduce the Revolving Facility from $100 million to $75 million. The banks also have consented to the issuance of the Notes.

    The Company formed a leasing business in 1994 to provide operating lease financing for freight cars. This leasing division was formed into a wholly owned subsidiary, JAIX Leasing, in January 1995 and currently leases 1,526 freight cars to various lessees under operating leases. Of these freight cars, 595 are owned by JAIX Leasing, representing an investment of $37.7 million, and the remainder are leased. JAIX Leasing, which is not a Guarantor Subsidiary, finances its freight car leasing activities through its own term loan facility. This term loan facility was entered into in June 1996 by JAIX Leasing to finance its freight car leasing activities and repay its existing credit facility. This facility is secured by underlying leases and assets of JAIX Leasing and the borrowings thereunder are non-recourse against the Company. See Note 3 of the Condensed Consolidated Financial Statements for the six months ended June 30, 1997 for a description of this facility. As of June 30, 1997, there was $29.8 million outstanding under JAIX Leasing's term loan facility. In June 1997, JAIX Leasing entered into an operating lease facility whereby JAIX Leasing will sell freight cars to a lessor and then lease back the cars (on a non-recourse basis to the Company) for periods of up to two years. JAIX Leasing will then lease the freight cars to various sub-lessees.

    The Company believes that the cash flow generated from its operations, together with amounts available under the Revolving Loans, should be sufficient to fund its debt service requirements, working capital needs, anticipated capital expenditures and other operating expenses (including expenditures required by applicable environmental laws and regulations). The Company's future operating performance and ability to service or refinance the Original Notes and the Notes and to extend or refinance the Senior Bank Facilities will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control.

    As of June 30, 1997, the Company's balance sheet included cash of $17.3 million.

ENVIRONMENTAL AND LEGAL MATTERS

    The Company is subject to comprehensive and frequently changing federal, state and local environmental laws and regulations, and will incur additional capital and operating costs in the future to comply with currently existing laws and regulations, new regulatory requirements arising from recently enacted statutes and possible new statutory enactments. In addition to environmental laws that regulate the Company's subsidiaries' ongoing operations, the subsidiaries also are subject to environmental remediation liability. Under CERCLA and analogous state laws, the Company's subsidiaries may be liable as a result of the release or threatened release of hazardous substances into the environment. The

Company's subsidiaries are currently involved in several matters relating to the investigation and/or remediation of locations where the subsidiaries had arranged for the disposal of foundry and other wastes.

    Such matters include five situations in which the Company, through its TCI subsidiaries and their predecessors, have been named or are believed to be PRPs in the contamination of the sites. Additionally, environmental remediation may be required at two of the TCI facilities at which soil and ground water contamination has been identified. With respect to claims involving Gunite, TCI and Gunite in September 1997 entered into the Settlement with a prior owner of Gunite, pursuant to which each of TCI and Gunite and the prior owner withdrew their claims against the other. As a result of the Settlement, TCI and Gunite will not be responsible for liabilities and costs related to certain alleged contamination at Gunite's facilities and at certain off-site properties to the extent arising out of operations of Gunite prior to the acquisition of Gunite by TCI in September 1987. The Company believes that it has valid claims for contractual indemnification against Brillion's prior owners for certain of the investigatory and remedial costs at the Brillion sites. The Company has been notified, however, by the Brillion contractual indemnitors that they will not honor Brillion's claims for indemnification. Accordingly, the Company is litigating indemnification claims against Brillion's prior owners (Beatrice Company et al.) and is appealing an adverse lower court ruling against Brillion and TCI. There is no assurance that even if successful in any such claims, any judgments against the indemnitors will ultimately be recoverable. In addition, the Company believes it is likely that it has incurred some liability at various sites for activities and disposal following acquisition which would not in any event be covered by indemnification by prior owners.

    As of June 30, 1997, the Company had a $26.1 million environmental reserve. As a result of the Settlement, the Company's environmental reserve was decreased in September 1997 by $14.3 million to $11.8 million. This non-cash reserve is based on current cost estimates and does not reduce estimated expenditures to net present value. The Company currently anticipates spending approximately $0.4 million per year for the current year and the next two years and approximately $0.5 million per year in the years 2000 and 2001 (reduced as a result of the Settlement from $0.5 million per year for the current year and the next two years and approximately $1 million per year in the years 2000 and 2001) for monitoring the various environmental sites associated with the environmental reserve, including attorney and consultant costs for strategic planning and negotiations with regulators and other PRPs, and payment of remedial investigation costs. The Company expects to fund such expenditures with the cash flow generated from its operations and amounts available under its Revolving Facility. These sites are generally in the early investigatory stages of the remediation process and thus it is anticipated that significant cash payments for remediation will not be incurred for at least several years. After the evaluation and investigation period, the investigation and remediation costs will likely increase because the actual remediation of the various environmental sites associated with the environmental reserve will likely be under way. In addition, it is possible that the timing of any necessary expenditures could be accelerated. Any cash expenditures required by the Company or its subsidiaries to comply with applicable environmental laws and/or to pay for any remediation efforts will not be reduced or otherwise affected by the existence of the environmental reserve. Due to the early stage of investigation of many of the sites and potential remediations referred to above, there are significant uncertainties as to waste quantities involved, the extent and timing of the remediation which will be required, the range of acceptable solutions, costs of remediation and the number of PRPs contributing to such costs. Based on all of the information presently available to it, the Company believes that the environmental reserve will be adequate to cover its future costs related to the sites associated with the environmental reserve, and that any additional costs will not have a material adverse effect on the financial condition or results of operations of the Company. However, the discovery of additional sites, the modification of existing laws or regulations, the imposition of joint and several liability under CERCLA or the uncertainties referred to above could result in such a material adverse effect.

NEW ACCOUNTING PRONOUNCEMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" was issued in February 1997 and will be adopted by the Company effective January 1, 1998. This new pronouncement establishes revised methods for computing and reporting earnings per share. Adoption of this standard will not materially impact previously reported earnings per share, including the per share amount reported for the six months ended June 30, 1997.

    SFAS No. 130, "Reporting Comprehensive Income" was issued in July 1997 and will be adopted by the Company effective January 1, 1998. This new pronouncement establishes standards for reporting and display of comprehensive income and its components. Adoption of this standard will not impact the Company's financial position or results of operations.

EFFECTS OF INFLATION

    General price inflation has not had a material impact on the Company's results of operations.

                                    BUSINESS

    The Company, through its subsidiaries, designs and manufactures: components and assemblies primarily for heavy- and medium-duty trucks; high quality, complex iron castings for transportation-related and a variety of other markets; and railroad freight cars. The Company's principal business operations are:

    TRUCK COMPONENTS AND ASSEMBLIES. Gunite is the leading North American supplier of wheel-end systems and components, such as brake drums, disc wheel hubs, spoke wheels, rotors and slack adjusters to OEMs in the heavy-duty truck industry. The Company believes Gunite's products are offered as standard equipment on more heavy-duty truck manufacturers' vehicles than any of its competitors' products. Management also believes Gunite's fully integrated operations, which combine advanced product design, casting and machining capabilities, provide it with significant competitive advantages, particularly in the development of new, value-added products. Gunite is a market leader in the production of wheel-end components for ABS, which have been mandated for all new trucks beginning in March 1997 and all new trailers beginning in March 1998. Gunite also has developed its new lightweight brake drum, Gunite-Lite-TM-, for applications in the heavy-duty truck market where certain customers value strong, lighter weight components. In addition to serving OEMs, Gunite has significant sales to the less cyclical, higher margin aftermarket which, as a percentage of Gunite's net sales, has increased since the acquisition of Gunite by the Company in 1995 from approximately 26% in 1995 to approximately 35% for the six months ended June 30, 1997. Further, Gunite's commitment to quality, customer satisfaction and continuous improvement is evidenced by its ISO 9000 and QS 9000 certifications.

    The Company's other truck components and assemblies operations include Bostrom and Fabco. Bostrom is a leading manufacturer of air suspension and static seating systems for the heavy- and medium-duty truck industry, supplying almost 50% of the heavy-duty truck OEM market. Bostrom also has significant sales to the aftermarket, which represent approximately 20% of Bostrom's net sales. Bostrom's commitment to quality, customer satisfaction and continuous improvement is evidenced by its ISO 9000 certification. Fabco is a leading supplier of steerable drive axles, gear boxes and related parts for heavy on/off highway trucks and utility vehicles.

    The Company's truck components and assemblies subsidiaries reported net sales of $275.8 million and $237.0 million in 1995 (including the period in 1995 prior to the acquisition of TCI) and 1996, respectively; and $124.2 million and $141.4 million in the six months ended June 30, 1996 and 1997, respectively.

    IRON CASTINGS. Brillion operates one of the nation's largest and most versatile iron foundries and is focused on providing high quality, complex castings to customers in a wide range of industries, including the truck, industrial machinery, automotive and construction equipment markets. A leader in ductile iron technology, Brillion specializes in the production of lightweight, intricate thin wall castings. In addition to providing an important source of high quality castings for Gunite (12.6% of Brillion's net foundry sales in 1996), Brillion has long-standing relationships with many of its over 225 customers. Generally, once a foundry begins production of a product, it will continue to manufacture the item for the product's life cycle. Brillion also manufactures and sells a line of farm equipment products. In 1996, over 95% of Brillion's net foundry sales were from established customers. Brillion also benefits from numerous quality certifications, including ISO 9000 and QS 9000, and from achieving preferred supplier status with many of its customers.

    Excluding intercompany sales, the Company's iron casting operations reported net sales of $132.1 million and $125.1 million in 1995 (including the period in 1995 prior to the acquisition of TCI) and 1996, respectively; and $64.5 million and $69.0 million in the six months ended June 30, 1996 and 1997, respectively.

    RAILROAD FREIGHT CARS. The Company, through its subsidiary, JAC, is a leading manufacturer of railroad freight cars used principally for hauling coal. JAC also offers aluminum covered hoppers for the grain hauling market and intermodal freight cars, which it has manufactured in the past and has the capability to produce in response to future market demand. JAC is the largest North American manufacturer of coal freight cars. JAC is recognized for its expertise in the development and manufacture of aluminum freight cars that increase load capacity and consequently reduce carrier costs. JAC's BethGon Coalporter-Registered Trademark- had an estimated average market share of 81% of the aluminum coal gondola market during the five-year period from 1992 to 1996. In addition to manufacturing its standard BethGon
Coalporter-Registered Trademark-, in 1996 JAC introduced a new lighter weight BethGon which weighs approximately 3,500 pounds less than a standard BethGon, thereby enabling the car to carry significantly more coal per trip. JAC also successfully introduced in 1996 an aluminum rapid discharge coal car, the AutoFlood II-TM-, to compete in the aluminum bottom dump segment of the coal freight car market. The AutoFlood II-TM- provides 18 tons more capacity per load than conventional steel automatic discharge freight cars. These products have been well received in the marketplace and the Company believes that JAC should be able to further penetrate the market for aluminum coal freight cars.

    As part of its full service business strategy for the freight car market, the Company formed two new subsidiaries in 1994 and 1995, JAIX Leasing and FCS. JAIX Leasing was formed to provide operating lease alternatives for its customers. FCS was formed to participate in the freight car rebuilding and repair market as well as to provide new freight car manufacturing capability for specialty markets.

    The Company's freight car operations reported manufacturing net sales of $490.4 million and $193.3 million in 1995 and 1996, respectively, and $94.9 million and $60.6 million in the six months ended June 30, 1996 and 1997, respectively. JAIX Leasing reported leasing revenues of $2.6 million and $4.5 million in 1995 and 1996, respectively, and $2.0 million and $2.9 million in the six months ended June 30, 1996 and 1997, respectively.

STRATEGY

    The Company's strategy is to strengthen its financial position by reducing its indebtedness, while continuing to build a diversified transportation equipment manufacturing company with leading market positions in the markets it serves. The acquisitions of Gunite, Brillion, Bostrom and Fabco have enabled the Company to diversify its revenue base, with truck components and assemblies, iron castings and freight car operations contributing approximately 42.3%, 22.3% and 35.4% of the Company's 1996 revenues, respectively, and 51.6%, 25.2% and 23.2% of the Company's revenues for the six months ended June 30, 1997. The primary elements of the Company's strategy are to: (i) expand its business by capitalizing on its leading market positions; (ii) develop new products and extend its product lines; (iii) aggressively pursue cost reductions and increase operating efficiencies; and (iv) expand its aftermarket presence. Despite significant softness in the freight car markets served by JAC since late 1995, the Company believes that it has made significant progress toward implementing its strategy.

    MAINTAIN AND EXPAND LEADING MARKET POSITIONS. Management believes that the Company has enhanced its competitive position in many of its markets. Gunite and Bostrom have expanded their relationships with OEM customers by continuing to provide high-quality products and reliable customer service, which should result in additional business opportunities, as well as expanded their presence in the aftermarket by capitalizing on the market leading positions of their products. For example, Gunite's wheel-end products recently were selected as the standard configuration by an additional leading North American heavy-duty truck OEM. To expand its market position, Brillion has maintained its long-term relationships as well as built new relationships by providing reliable customer service, drawing on its technical expertise to reduce costs to customers and producing highly complex castings. The Company's freight car operations enhanced its leadership position in aluminum freight car design and manufacturing by recently introducing two innovative coal cars: a lighter weight BethGon Coalporter-Registered Trademark- and a new lightweight aluminum rapid discharge hopper car, the AutoFlood II-TM-. Management of the

Company believes that customer satisfaction is the key to maintaining and expanding the Company's presence in the markets it serves, which requires high quality manufacturing, timely product delivery and responsive customer service.

    DEVELOP NEW PRODUCTS AND EXTEND PRODUCT LINES. The Company continually invests in developing new products and extending its product lines, many times at the suggestion of, or in conjunction with, an existing or a potential customer. Gunite has successfully introduced its lightweight brake drum, Gunite-Lite-TM-, which has generated substantial interest and orders in the marketplace. In addition, Bostrom is working with its OEM customers to develop a new generation of seating systems for heavy-duty trucks. The Company's freight car operations continue to introduce new aluminum coal car products and FCS was established to offer customers rebuilding and repair services as well as specialty freight car manufacturing.

    PURSUE COST REDUCTIONS AND INCREASE OPERATING EFFICIENCY. The Company has improved operating efficiencies in many of its businesses. Gunite, Brillion and Bostrom have each increased profitability and capacity with little capital investment through improved operating efficiency. Gunite and Brillion strive to improve their operations by continually refining their manufacturing processes. Bostrom recently undertook a program to increase profitability by substantially increasing productivity, reducing production costs and improving customer service. At the same time, JAC has reduced its operating costs and increased its operational flexibility to enhance its ability to operate profitably even at reduced volume levels. Examples of production efficiency initiatives undertaken at JAC in 1996 include reducing the number of freight car erection lines, reducing change-over times and inventories and implementing cellular manufacturing concepts. Management of the Company is committed to continuous improvement in operating efficiency to enhance the Company's ability to achieve significant profitability at higher volume levels and increase its ability to operate profitably at lower volume levels.

    EXPAND AFTERMARKET PRESENCE. The Company has significantly expanded its presence in the less cyclical, higher margin aftermarket. A substantial percentage of both Gunite's and Bostrom's revenues are attributable to aftermarket sales. Gunite has increased its market penetration in the aftermarket and as a result has increased the percentage of its revenues attributable to aftermarket sales from 26% for the year ended December 31, 1995 to 35% for the six months ended June 30, 1997. The Company has also expanded its presence in rebuilding and repairing freight cars through the start-up of FCS in 1995. At FCS, the Company successfully rehabilitated a closed facility and brought on-line a profitable provider of repair and rebuilding services and a manufacturer of specialty freight cars for a minimum capital investment. Further, JAC has and will continue to expand its presence in the high margin service parts businesses related to its products. Notwithstanding the Company's progress to date, the Company intends to continue to increase its presence in the aftermarket and the service parts market.

INDUSTRY OVERVIEW

    HEAVY-DUTY TRUCK INDUSTRY. Demand for the products supplied by Gunite and Bostrom closely follows the demand for North American Class 8 trucks (trucks with a gross axle weight in excess of 33,000 pounds). The North American Class 8 truck build increased consistently from 1992 through 1995 reaching a record truck build of 246,000 in 1995. The North American truck build decreased to 191,500 in 1996, which despite the decline, represented the third largest Class 8 truck build ever. The North American Class 8 truck build in the first two quarters of 1997 was 103,600 and is projected to be approximately 212,500 units in 1997, 204,000 units in 1998 and 195,000 units in 1999. Management continues to believe that a number of factors will promote demand for new Class 8 trucks, including (i) continued growth in the demand for trucking services due to the continued strong United States economy, (ii) a trend toward consolidation in the trucking industry, (iii) the truck replacement cycle, (iv) new, more fuel efficient truck offerings and (v) increasingly stringent safety and emission standards. Further, management of the Company believes that the aftermarket will remain strong during the next few years because the record number of Class 8 trucks built in the past five years will continue to require replacement parts.

    IRON FOUNDRY INDUSTRY. In recent years the traditionally fragmented U.S. iron foundry industry has continued to consolidate. Many smaller iron foundries have closed due to the increasing cost of complying with environmental and other governmental regulations and their inability to satisfy the increasing demand for higher quality, more complex castings. At the same time, major automotive, farm equipment and construction machinery manufacturers have continued to outsource production of components in an effort to control inventory and labor costs and address quality concerns. Stable, established, independent iron foundries, including Brillion, have benefitted and, despite increased foundry capacity brought on line by competitors during the past several years, will continue to benefit from consolidation and outsourcing trends.

    FREIGHT CAR INDUSTRY. The freight car market is cyclical in nature. From 1993 through 1995, new car deliveries totaled 35,239, 53,281 and 60,853, respectively. In 1996, new car deliveries remained strong at 57,877 due to the strong backlog in orders at the end of 1995. However, industrywide orders slowed considerably in 1996 and industrywide year end backlog declined from 32,574 at the end of 1995 to 17,508 at the end of 1996. New car orders declined more dramatically since the end of 1995 for the primary markets served by JAC. For example, the industrywide backlog for coal gondolas, JAC's most significant market, declined from 1,784 at the end of 1995 to 320 at the end of 1996. Industrywide deliveries of coal open hoppers declined from 6,214 in 1995 to 2,298 in 1996 and industrywide deliveries of intermodal cars declined from 10,536 in 1995 to 1,549 in 1996, with no backlog for intermodal cars at the end of 1996. Management believes that this cyclical trough in demand for the types of cars offered by JAC has begun to improve slightly. Industrywide backlog for coal gondolas at the end of the second quarter of 1997 improved to 2,385 cars from 320 at the end of 1996. The Company's backlog improved from 774 new and rebuilt cars at the end of 1996 to 1,949 at the end of the second quarter of 1997. Management believes that while projected 1997 industrywide deliveries (approximately 44,000) will be down significantly from 1996 (57,877) and while industrywide backlog will likely remain consistent with the 17,508 backlog at the end of 1996, the aluminum coal car markets will likely see continued gradual improvement through the remainder of 1997 and through 1998. According to WEFA, industrywide deliveries for new aluminum coal gondolas are expected to gradually increase from 3,000 in 1997 to over 5,000 by 1999. In addition, the industry forecast anticipates gradual improvement in the aluminum coal open hopper market with estimated annual deliveries increasing from 4,000 in 1997 to 5,000 in 2001. The Company is also being adversely affected by intense pricing pressures currently present in a freight car market characterized by depressed demand and production overcapacity. Although the freight car industry does not report freight car rebuilding activity, management believes that a relatively stable market for freight car rebuilding exists.

CORPORATE HISTORY OF THE COMPANY

    The Company and JAC were formed in 1991 by an investor group led by Thomas
M. Begel, the Chairman, President and Chief Executive Officer of the Company, to acquire substantially all of the assets of the Freight Car Division of Bethlehem, a business started in 1901 in Johnstown, Pennsylvania. In July 1993, the Company completed an initial public offering of its Common Stock. In January 1995, the Company acquired Bostrom for approximately $32 million. In 1995, the Company, through FCS, acquired and refurbished a freight car rebuilding and repair facility in Danville, Illinois for approximately $5 million, which facility began operations in October 1995. In August 1995, the Company acquired TCI, a holding company for Gunite, Brillion and Fabco, for approximately $266 million in cash, including the repayment of TCI's existing indebtedness.

TRUCK COMPONENTS AND ASSEMBLIES OPERATIONS

    GUNITE

    Gunite is the leading North American supplier of wheel-end components, such as brake drums, disc wheel hubs, spoke wheels and rotors to OEMs in the heavy-duty truck industry. Gunite also supplies such products to the aftermarket as well as the medium-duty truck and trailer markets.

    OEMs have increasingly stressed product quality, engineering capability and customer service, as well as price, in awarding business to suppliers. Gunite has distinguished itself among wheel-end component manufacturers by providing its customers with dependable design and testing support and reliable customer service. Gunite works closely with its customers' product design, marketing and purchasing departments, including vendor quality certification personnel. Gunite has received top quality awards from all of its major customers. Obtaining quality awards is a competitive advantage because a manufacturer must first go through the OEM's quality certification process before it can become a qualified supplier.

    MARKETS

    The truck components industry in which Gunite competes is composed of two primary markets: (i) the OEM market; and (ii) the vehicle maintenance and repair sector, also called the replacement market or aftermarket. The OEM market served by Gunite includes truck manufacturers such as Navistar, Freightliner, PACCAR, Ford, Volvo GM and Mack Trucks. For the twelve months ended December 31, 1996 and the six months ended June 30, 1997, approximately 66% and 65%, respectively, of Gunite's total net sales were to OEMs and the remainder were to the aftermarket.

    OEMs use independent suppliers for the production of most parts and components. The use of independent suppliers, also known as outsourcing, is largely a result of the ability of independent suppliers to design, engineer and manufacture production parts and components at a more competitive cost than the OEMs. Outsourcing also enables the OEMs to be more responsive to changes in the marketplace and in technology and to reduce their capital investment. In general, OEMs increasingly have turned to suppliers to design products, engineer prototypes and manufacture parts and components for the life of their vehicles. The OEMs also have sought to minimize the size of their supplier base in order to improve quality, efficiency and their ability to manage their supplier network. The success of suppliers in obtaining and maintaining supply relationships has been a function of four factors: (i) consistent product quality; (ii) competitive pricing; (iii) technical expertise; and (iv) responsiveness to changes in the marketplace. The net effect of these changes has been to increase the opportunities for, as well as the competitive pressures faced by, independent suppliers to the OEM market.

    Sales of Gunite's products to OEMs are affected, to a large extent, by heavy-duty truck production volume which, in turn, is dependent on general economic conditions. Historically, heavy-duty truck sales have been cyclical. In general, Gunite's sales tend to follow the North American Class 8 truck build.

    Gunite seeks to increase sales to the OEM market through the "standardization" process. In this process, Gunite sales representatives call on OEM purchasers and Gunite's engineers work with OEM engineering departments to attempt to have Gunite products selected for the OEMs product lines as standard equipment. Once a product is chosen as standard on a line of trucks, any order of a truck in that line will come with the standard part unless the end-use customer specifies a different type of product. If a different product is specified by an end-user, the end-user is generally required to pay an additional fee to the OEM. Selection of a Gunite product as standard on a line of trucks will generally create a steady demand for that product. Because such demand is a derivative of the sales of the particular truck line, being standard on certain lines may be more advantageous than being standard on others. Gunite wheel-end components are currently standard on certain Navistar, Freightliner, PACCAR, Ford and Mack Truck lines.

    Aftermarket customers include the service organizations of the OEMs, parts manufacturers and distributors. Aftermarket sales principally consist of the sale of brake drums. Sales of Gunite's products to the aftermarket historically have been less adversely affected by general business conditions since vehicle owners are more likely to repair vehicles than purchase new ones during recessionary periods. Aftermarket sales, which are tied to the age of vehicles in service and the need for replacement parts, have been increasing in recent years due to Gunite's focus on the aftermarket and the fact that Gunite's products are offered as standard on more trucks than any of its competitors' products. Gunite's strategy is to increase sales to the aftermarket, where margins are higher when compared to the OEM market, by capitalizing on its reputation as a quality leader in the industry and continuing to focus on customer service.

    PRODUCTS

    Gunite supplies the heavy- and medium-duty truck and trailer markets with a full line of wheel-end components. These products are made by Gunite and delivered to the customer either as component parts or in assemblies which have been pre-balanced by Gunite. Gunite products are utilized in four basic systems:
(i) Disc Wheel Hub-and-Brake Drum; (ii) Spoke Wheel-and-Brake Drum; (iii) Spoke Wheel-and-Brake Rotor; and (iv) Disc Wheel Hub-and-Brake Rotor. Generally, brake drums and rotors are the braking devices that work with the vehicle's braking system to stop the vehicle. Wheel hubs and spoke wheels are the connecting pieces between the brake system and the axle and upon which the rim and tire are mounted.

    Gunite offers a full line of brake drums, rotors and slack adjusters for Class 6, 7 and 8 trucks and trailers. The aftermarket opportunities in this product line are substantial as all brake drums wear with use and eventually need to be replaced. The timing of such replacement depends on the severity of service.

    Gunite manufactures a full line of spoke wheels and disc wheel hubs for Class 6, 7 and 8 trucks and trailers. Truck builders have recently purchased a greater percentage of disc wheel hubs in place of spoke wheels due to their better performance characteristics and ease of maintenance. However, spoke wheels are still popular for severe duty due to their higher strength.

    Gunite's product line also includes finely-machined hubs and wheels for ABS, which enhance vehicle safety and have been mandated for all new trucks with air brakes, beginning in March 1997, and all new trailers with air brakes beginning in March 1998. The production of ABS parts constitutes a value-added process, and additional components and machining are required. As ABS becomes more prevalent in the trucking industry, Gunite, through its production, engineering and machining capabilities, is positioned to take advantage of increasing demand for ABS.

    In July 1994, Gunite introduced its new lightweight brake drum, the Gunite-Lite-TM-, a product which Gunite did not previously produce. This product has generated substantial customer interest because its reduced weight enables carriers to increase load capacity for heavy-duty trucks where weight is a critical issue. Commercial production of this product began in 1996.

    In response to growing concerns by truck fleet operators over brake adjustment, Gunite introduced its initial automatic slack adjuster product in 1984. Slack adjusters were mandated for all new trucks in October 1994. Gunite believes it is presently the second largest supplier of automatic slack adjusters to the heavy-duty trucking industry.

    CUSTOMERS

    Gunite markets its wheel-end component and assembly products to more than 400 customers, including most of the major North American heavy- and medium-duty truck and trailer manufacturers, relying on three account managers to service OEMs and nine regional sales managers and a nationwide network of approximately 300 independent distributors to sell to the aftermarket.

    Gunite has established close relationships with many of its larger customers, many of whom have purchased wheel-end systems and components from Gunite for more than 25 years. Gunite's top five OEM customers in 1996 represented approximately 64% of Gunite's total net sales in 1996, with sales to Navistar accounting for approximately 29% of Gunite's total net sales in 1996.

    Many truck manufacturers require quality certification of their supplies, and Gunite undergoes periodic quality surveys by all of its major customers. Gunite's commitment to quality, customer satisfaction and continuous improvement is evidenced by its ISO 9000 and QS 9000 certifications. In addition, Gunite has received numerous quality awards from its customers, including Ford Motor Company's "Q1," Freightliner's "Master of Quality" and ISO 9000 equivalent, PACCAR's "Supplier Quality Certification" and Volvo GM's ISO 9000 equivalent. Quality certification requirements tend to limit the number of suppliers which can compete in the safety intensive product lines manufactured by Gunite and to benefit high-quality suppliers such as Gunite.

    MANUFACTURING

    Gunite has a fully integrated manufacturing operation that combines high-quality castings from its Rockford, Illinois foundry and from Brillion and machining capabilities at its Elkhart, Indiana facilities. Most of the components produced by Gunite are high-volume products that are critical to the safe operation of the vehicle. As a result, Gunite must combine efficient production with comprehensive product testing. Implementation of statistical process controls ("SPC") insures strict control of the manufacturing process and is important in ensuring consistent quality.

    The manufacturing process involves melting purchased scrap iron and steel, adding various alloys, and pouring the molten metal into molds made of sand. After the molten metal is poured into the molds, the castings cool, solidify and are removed. Once the rough castings have been cleaned, they are transferred to the Elkhart, Indiana plant for machining through a variety of automated plant techniques. Both the casting and machining operations are subject to statistical sampling and charting techniques. Other manufacturing processes include painting, welding and assembly.

BOSTROM

    Bostrom designs, manufactures and markets a full line of air suspension and static seating systems primarily for the heavy-duty truck market.

    MARKETS AND PRODUCTS

    Bostrom is a leading manufacturer of seating systems for the heavy-duty truck industry. Bostrom's products are sold primarily to the OEM heavy-duty truck market as well as to the aftermarket. Bostrom also supplies its line of seating systems to the medium-duty truck markets. Bostrom's seats are offered as standard or as an option by all major North American heavy-duty truck manufacturers.

    CUSTOMERS

    Bostrom's customers include all of the major North American heavy-duty truck manufacturers. Bostrom's top five customers accounted for approximately 83% of Bostrom's 1996 net sales, with Navistar accounting for approximately 31% of such sales. Effective October 1, 1997, Bostrom's seats will no longer be offered as the standard seat system on Navistar trucks. Navistar's customers may, however, select Bostrom's seats as an optional configuration. For each of the twelve months ended December 31, 1996 and the six months ended June 30, 1997, approximately 80% of Bostrom's total net sales were to OEMs and the remainder were to the aftermarket.

    MANUFACTURING

    Bostrom's manufacturing facility is located in Piedmont, Alabama. For several of its leading OEM customers, Bostrom ships its seats to line-setting facilities which it has established near the OEMs' plants to provide just-in-time inventory of seats to the assembly line in the order that the seats will be used.

FABCO

    Fabco designs, manufactures and markets steerable drive axles, gear boxes and related parts for the North American on/off-road heavy- and medium-duty truck markets.

    MARKETS

    Fabco's products are sold primarily to the OEM market for use in the construction, military, mining and municipal service markets. Fabco's axles and gear boxes are offered as standard or as an option by all major North American heavy-duty truck manufacturers, and Fabco is a leading supplier of these items in the North American heavy-duty truck market.

    PRODUCTS

    Fabco supplies a full line of steerable drive axles for the North American on/off-road heavy- and medium-duty truck and specialty vehicle markets. Fabco's drive axles are rated at capacities ranging from 12,000 to 23,000 pounds to serve Class 6, 7 and 8 trucks. End users of Fabco's axles require ease of steering and high speed driving for on-highway use while demanding maneuverability and functionality for off-highway use. Fabco's axles are designed to increase durability and maintenance accessibility. Fabco believes that the ease of operating and servicing Fabco's products are competitive advantages that lead to ongoing demand for steerable drive axles.

    Fabco also manufactures a wide range of heavy- and medium-duty gear boxes, including transfer cases, split shaft power take-offs and drop boxes. Gear boxes are used by vehicles that operate auxiliary equipment in the construction, oil and gas field services and utility industries, among others.

    Fabco also sells its products in the aftermarket. It supplies replacement parts for all of its products to OEMs and, in some cases, directly to end users. Service parts are shipped directly from Fabco's plant in Oakland, California to any domestic or international location directed by the customer. Fabco's quick turnaround of parts orders minimizes the need for its customers to maintain their own parts inventory.

    CUSTOMERS

    Fabco's customers include most of the major North American on/off road heavy- and medium-duty truck and specialty vehicle manufacturers. The majority of Fabco's sales are made to OEM customers with which it enjoys relationships of over 25 years. Sales during 1996 to Fabco's five largest customers accounted for approximately 85% of Fabco's total net sales, with Navistar accounting for approximately 47% of such sales.

    MANUFACTURING

    Fabco has gained a positive reputation for its engineering capabilities in designing and manufacturing its products for the on/off road heavy- and medium-duty truck and specialty vehicle markets. The Company believes that Fabco is the only manufacturer which has products that are standard or available as an option on all major OEMs Class 6, 7 and 8 all-wheel drive truck models produced for the commercial truck market, and that, as a result, Fabco's broad range of adaptable products are considered the industry standard due to the variety of their configurations and tolerances. Fabco believes that the technical backgrounds of its sales and marketing employees contribute to the successful marketing of Fabco's products to the heavy-duty vehicle manufacturers.

IRON CASTINGS OPERATIONS

    BRILLION

    Brillion operates one of the nation's largest job casting iron foundries, producing a wide variety of high-quality, complex iron castings for transportation-related and a wide variety of other markets. Sales to the heavy- and medium-duty truck and trailer industries accounted for approximately 33% of Brillion's sales (including sales to Gunite) in 1996, while sales to the automotive industry accounted for approximately 11% of Brillion's sales in 1996.

    Brillion also designs, manufactures and markets a range of farm equipment products for the "behind-the-tractor" market. These pulverizers, seeders, mulchers, deep tillers and cultivators are marketed nationally under the Brillion trade name through a nationwide network of 1,050 farm implement dealers and distributors.

    MARKETS

    Brillion markets its products on a job-by-job basis to the truck, automotive and equipment industries. Brillion is one of the leaders in ductile iron technology, such as complex, thin wall and near net shape castings, in the markets it serves. In addition to being easily machinable and wear-resistant, ductile iron has greater strength (an important factor for customers who desire a lighter finished product) and elasticity than gray iron. As a result of these superior properties, management expects the demand for ductile iron castings to increase. This shift towards ductile iron products may replace other products (such as lighter weight aluminum products) that gray iron products could not replace. Gray iron, the oldest and most widely used cast iron, is readily formed into intricate shapes which are easily machinable and wear-resistant. For the year 1996, ductile iron castings represented approximately 60% of Brillion's foundry's total tons sold, while gray iron represented the balance.

    PRODUCTS

    As illustrated in the table below, Brillion produces a broad range of gray and ductile iron castings used in the manufacture of components for the trucking, automotive and a variety of light and heavy equipment industries. Currently, Brillion utilizes over 3,700 patterns to produce castings that range in weight from one pound to nearly 350 pounds, with the majority below 100 pounds. Castings are made to the specific requirements of each customer. The customer consults with Brillion to specify such important considerations as physical properties, surface finish, dimensional accuracy and methods of inspection for each casting.

                                FOUNDRY PRODUCTS

* Automotive and Truck Brackets            * Hydraulic-Valve Bodies

* Bearing Caps                             * Manifolds

* Brake Calipers and Adapters              * Pressure Plates

* Clutch Housings                          * Small Engine Camshafts and Crankshafts

* Farm Machinery Castings                  * Steering Housings

* Flywheel Housings                        * Transmission Cases

* Flywheels                                * Wheel Hubs

    Brillion markets its castings, directly and indirectly, to OEMs in various industrial markets. The table below provides a list of representative end products in which Brillion's castings are used.

                END PRODUCTS IN WHICH BRILLION CASTINGS ARE USED

* Air-Cooled Engines                     * Industrial Lift Trucks

* Automobiles and Light Trucks           * Lawn and Garden Equipment

* Construction Equipment                 * Locomotive Engines

* Diesel Engines                         * Marine Engines

* Farm Equipment                         * Heavy- and Medium-Duty Trucks

* Fluid Power Pumps and Motors           * Oil and Gas Field Machinery and Equipment

* Hardware                               * Pumps and Pumping Equipment

* High-speed Drives and Gears            * Small Tools

* Home Shop Tools

    CUSTOMERS

    Over 95% of Brillion's net foundry sales in 1996 were to existing customers, with the balance coming from new customers. Once production begins on a product, the same foundry will generally manufacture that product for the product's life cycle.

    Brillion has over 225 foundry customers, a majority of which are located in the Midwest, East and Southeast. Brillion's top five unaffiliated customers accounted for approximately 20% of Brillion's 1996 total net sales. Brillion also serves as an important source of castings for Gunite, with sales to Gunite representing approximately 12.6% of Brillion's total net sales in 1996. Brillion works closely with customers in order to insure that castings meet all required specifications, including machinability, dimensional accuracy and overall quality. Brillion's engineers work with customers from concept to market with respect to new products. Brillion's strategy is to focus on the market for higher margin castings, as well as for products requiring new, innovative castings designs. Unlike Gunite, Brillion's products are primarily designed by its customers, and thus the product designs are proprietary to the customers.

    Brillion has enjoyed long-term, stable relationships with the majority of its customers and is certified as a preferred supplier by most of its customers. Brillion's quality system is certified to ISO 9000 and QS 9000 quality standards and Brillion has received General Motors' "Targets for Excellence Award in Quality, Management and Technology Disciplines," Caterpillar's "Certified Supplier Status" and was approved by Ford's "Technical Service Capability Survey." A quality certification is required by most sophisticated purchasers, thereby enhancing the competitive advantage of suppliers like Brillion that have achieved a quality certification.

    MANUFACTURING

    In general, Brillion's customers specify the properties of their castings, such as hardness, strength and dimensions, and Brillion determines how best to meet those specifications. Brillion engineers work with its customers to develop an efficient manufacturing process. Brillion constantly tests and monitors the manufacturing process in order to maintain the quality and consistency of its castings. The manufacturing process involves melting iron (which has been internally recycled), steel scrap and pig iron, adding various alloys and pouring the molten metal into molds made primarily of sand. Most of the castings manufactured by Brillion must meet strict dimensional control requirements specified by its customers. As a result, Brillion uses SPC in every phase of the production process, and all employees are given extensive SPC training. The Company believes that Brillion has the most advanced core capabilities in the industry, allowing for efficient and environmentally superior core processes that are necessary for the production of quality, complex thin-wall and lighter weight products. Production lines are designed to accommodate a wide variety of products and volumes. In addition, Brillion's multiple production lines provide flexibility to move production from line to line to meet customer scheduling changes and requirements.

FREIGHT CAR OPERATIONS

    The Company, through its subsidiary JAC, is a leading manufacturer of railroad freight cars used principally for hauling coal. JAC also offers aluminum covered hoppers for the grain hauling market and intermodal freight cars, which it has manufactured in the past and has the capability to produce in response to future market demand. As part of its full-service business strategy, the Company recently formed FCS and JAIX Leasing. FCS participates in the freight car repair and rebuilding market and manufactures new freight cars for specialty markets. JAIX Leasing offers its customers freight car leasing alternatives.

    The North American freight car market in the first half of the 1990's was characterized by relatively strong demand. New car orders, however, slowed considerably in 1996 and industrywide backlog at the end of 1996 declined dramatically from previous year ends. New car orders declined even more dramatically in JAC's primary market, coal gondolas. Although management believes that its primary aluminum coal freight car market has begun to improve slightly, no assurance can be given that such increased demand will continue. The Company is also being adversely affected by intense pricing pressures currently present in a freight car market characterized by depressed demand and production overcapacity.

    PRODUCTS AND SERVICES

    The Company participates in the following freight car market segments: new car manufacturing; rebuilds, repairs and modifications; sales of freight car kits and parts; and freight car leasing.

    NEW CAR MANUFACTURING. The Company's freight car operations offer a range of car types in an effort to take advantage of industry trends and market opportunities, particularly in the development of aluminum freight cars used in the shipment of bulk commodities. The Company's freight car operations manufacture the following types of freight cars:

        GONDOLAS. The BethGon Coalporter-Registered Trademark- is a patented twin tub car designed for the coal and utility industries. The BethGon was designed to carry more coal with greater stability and remains the dominant type of car for hauling coal, particularly for hauling low-sulfur coal from the western United States. Although the BethGon is made in either steel or aluminum, most of the BethGons delivered in the last few years have been made of aluminum. In 1994, a new smooth-sided Aeroflo Aluminum BethGon was introduced which offers carriers both fuel savings and added cubic carrying capacity. In 1996, a new lighter weight BethGon was introduced which weighs approximately 3,500 pounds less than a standard BethGon, thereby enabling the car to carry significantly more coal per trip. This new car has been well received in the marketplace.

        OPEN HOPPERS. To expand its product line to service the entire coal market, the Company's freight car operations began manufacturing aluminum open hoppers in 1994. The Company's freight car operations have the capability to produce both aluminum and steel open hoppers and recently developed and introduced an aluminum rapid discharge coal car (the AutoFlood II-TM-) that provides 18 tons more capacity per load than conventional steel automatic discharge freight cars. The aluminum AutoFlood II-TM- coal car, with its patented automatic discharge system providing a more efficient method for the rapid discharge of coal, is being well received in the marketplace. The Company's freight car operations have been manufacturing an increasing quantity of open hopper cars, which has resulted in such cars representing a larger share of its product mix, and the Company believes that demand for such cars will continue to cause such cars to represent a greater share of its product mix in the future.

        COVERED HOPPERS. Covered hopper cars are used to haul agricultural, chemical and mineral products. In 1994, the Company's freight car operations introduced the Grainporter 2000-TM-, the first aluminum covered hopper car in its size range available in high volume production, that is designed primarily for high volume transportation of grain. The Company's freight car operations' first commercial production of the Grainporter 2000-TM- began in 1995.

        INTERMODAL CARS. Intermodal cars are primarily used for moving intermodal containers and trailers. As a result of a substantial build-up of intermodal cars in the early 1990s, the market for intermodal cars began declining in 1995 and continued to decline in 1996. As a result, there were no sales by JAC of intermodal cars in 1996 and no sales are expected in 1997. Moreover, the mix of intermodal freight cars expected to be delivered by the freight car industry in the foreseeable future has predominantly shifted towards deep well car designs that JAC does not manufacture. JAC has retained the capability, however, to manufacture articulated intermodal cars to meet any customer demand that may arise in the future.

        SPECIALTY CARS. The Company's freight car operations manufacture other cars for the special needs of a particular industry or customer, including a mill gondola car, which is used to haul steel slabs, coils or scrap, an open hopper or gondola wood chip car, which is used to haul wood chips, a waste hauling car, which is used to haul municipal and industrial waste, and an ore car, which is used by railroads to transport taconite pellets and iron ore.

    REBUILDS, MODIFICATIONS AND REPAIRS. Freight cars generally have a useful life of 25 to 30 years and are typically rebuilt once between 15 and 20 years after initial manufacture to extend their life. To pursue what it believes to be growing opportunities to service the aging North American freight car fleet, and further expand its presence in the generally fragmented market for freight car rebuilding, maintenance and repair, FCS purchased a freight car repair and rebuilding facility in Danville, Illinois in January 1995. Operations at this new facility, which is strategically located in the Midwest, commenced in October of 1995. FCS performs total rebuilds, modifications and repairs of used freight cars and manufactures certain of the specialty cars described above.

    CAR KITS AND PARTS. JAC sells kits containing the parts necessary to build (or rebuild) a particular car to rebuilders, including FCS, and others such as railroads with car building but not fabrication capability. JAC also markets a variety of fabricated parts to freight car rebuilders who do not have fabrication capabilities.

    LEASING. To meet the needs of its customers, the Company entered the freight car leasing business in 1994. Through JAIX Leasing, the Company provides operating lease alternatives to customers on new and rebuilt cars. The leases generally have terms ranging from three to five years, but may be shorter or longer in certain cases, and may include various purchase and other termination options. As of June 30, 1997, JAIX Leasing had a fleet of 1,526 leased freight cars, substantially all of which were manufactured by JAC and FCS. Of these leased freight cars, 595 are owned by JAIX Leasing, representing a total investment of approximately $37.7 million, $29.8 million of which was provided through borrowings by JAIX Leasing that are non-recourse to the Company, and the remainder are leased. From time to time, JAIX Leasing purchases cars from its affiliates, JAC and FCS, at a price estimated by management to be equivalent to that payable on an arm's length basis. Any intercompany profits earned by such affiliates are eliminated on consolidation and the amount paid by JAIX Leasing is recorded as a leasing business asset addition.

    MANUFACTURING

    The Company's manufacturing operations are conducted primarily through two JAC facilities located in Johnstown, Pennsylvania, and FCS's facility located in Danville, Illinois. The Company has undertaken a number of initiatives at JAC's facilities to reduce production costs and make production processes more efficient. The Company has reduced the number of freight car erection lines at JAC's facilities during 1996 as demand for freight cars declined. In addition, the Company has focused on making its JAC manufacturing facilities and processes more flexible while at the same time reducing change-over times and inventories and improving product quality. Many of these improvements were developed by involving the participation of manufacturing employees, management and customers. JAC has implemented cellular manufacturing concepts, whereby various manufacturing steps are accomplished in one location within the facility, to eliminate unnecessary movement of parts within the facility, improve production rates and reduce inventories. These improvements are intended to provide JAC with increased flexibility in scheduling the production of orders and to minimize down-time resulting from car type change-overs, thereby increasing the efficiency of its manufacturing operations. JAC's facilities are configured to manufacture aluminum coal cars, aluminum covered hoppers and intermodal cars. FCS rebuilds and repairs a variety of freight cars, as well as manufactures various new specialty freight cars.

    CUSTOMERS

    The Company has maintained long-term relationships with major purchasers of freight cars. Long-term customers are particularly important in the freight car industry given the limited number of buyers and sellers of freight cars. Such customers include railroads, utilities, grain shippers, leasing companies and major construction and industrial companies.

    The large average size of orders often results in a small number of customers representing a significant portion of JAC's revenues in a given year. In 1996, the top five customers accounted for approximately 52% of the Company's revenues from its freight car operations.

GENERAL

    COMPETITION

    The Company operates in highly competitive markets. No single manufacturer competes with respect to all products manufactured and sold by the Company in the heavy-duty truck market, and the degree of competition varies with different products. In this market the Company competes on the basis of price, its manufacturing and distribution capabilities and product quality. Gunite's primary competitors in the wheel-end component market for Class 6, 7 and 8 trucks and trailers are Dayton Walther Corporation and Webb Wheel Products. Bostrom's principal competitors include National Seating, Sears Manufacturing and Seats, Inc. as well as a number of smaller seating manufacturers. Fabco's primary competitor in the steerable drive axle market for the on/off-road heavy- and medium-duty truck and specialty vehicles is Rockwell Corporation.

    Brillion's major competitors include 10 to 12 foundries operating in the Midwest and Southern regions, including Waupaca Foundry, Inc., Grede Foundries, Inc., Western Foundry, Neenah Foundry Company, Intermet Corporation and Citation Corporation.

    Competition in the freight car manufacturing business is based on type of product, reputation for quality, price, reliability of delivery and customer service and support. The Company's freight car operation's principal competitors in this segment are Trinity Industries, Inc. ("Trinity"), Thrall Car Manufacturing Co. and Gunderson Inc. Although there are presently seven freight car manufacturers in North America, two of the seven manufacture only tank cars and plastic pellet cars, market segments in which the Company does not currently participate. Only Trinity competes in all of the Company's freight car market segments. Although JAC is engaged in a lawsuit against Trinity for infringement of its BethGon Coalporter-Registered Trademark- patent, Trinity has competed and may continue to compete with JAC in the sale of coal gondolas. See "--Legal Proceedings."

    BACKLOG

    Due to short production turnaround times from order to delivery resulting from the just-in-time inventory systems utilized by many of its customers, the Company's truck components and castings operations do not normally carry a material amount of backlog orders. A number of the Company's sales contracts in this segment are made pursuant to purchase orders and releases which are subject to change or cancellation by the customer.

    As of June 30, 1997, freight car operations had a backlog of firm orders for 1,949 new and rebuilt freight cars with an aggregate sales price of approximately $98.5 million, as compared to a backlog of firm orders for 774 new and rebuilt freight cars with an aggregate sales price of approximately $35 million as of December 31, 1996. Due to the large size of freight car orders and variations in the mix of freight cars, the size of the Company's freight car operation's backlog at the end of any given period may fluctuate significantly. The increase in backlog from December 31, 1996 to June 30, 1997 reflects a modest increase in industry orders for car types produced by the freight car operations, such as coal cars. The Company had no sales of intermodal cars in 1996 and does not expect to make any sales of intermodal and other flat cars in 1997 and, as a result, has focused its product development and marketing efforts on gondolas, open hopper cars and covered hopper cars.

    SUPPLIERS AND RAW MATERIALS

    The major raw material for the Company's Gunite and Brillion foundry operations is steel scrap, which is purchased from various sources. The Company has no long-term contractual commitments with any scrap suppliers, and does not anticipate any difficulty in obtaining scrap because of the large number of potential suppliers and its position as a major purchaser. Increases in steel scrap prices are passed through to customers by means of a fluctuating surcharge, which is calculated and adjusted on a monthly or quarterly basis. Other major raw materials, such as silicon sand, binders, sand additives and coated sand, are purchased from multiple sources. Electricity, coke and natural gas, the primary energy sources for melting operations, are in adequate supply and reasonably priced.

    Bostrom purchases a variety of components, including seat cushion foam, springs, shock absorbers, air valves and recliners, and raw materials, including steel and fabric, from a number of suppliers. Fabco purchases a variety of components, including bearings, gears, axles and castings, from several suppliers. Although there is a limited number of suppliers for certain of Bostrom's and Fabco's components, the Company believes that neither Bostrom nor Fabco is dependent on any single supplier because adequate alternative sources exist.

    Between 70% and 80% of a freight car's costs relate to purchased specialty components such as wheels, axles and brakes and raw materials such as aluminum and steel. Costs for specialty components and raw materials generally are fixed at the time a freight car order is accepted.

    PROPERTIES AND FACILITIES

    The Company's headquarters are located in leased offices in Chicago, Illinois. The following table provides a summary description of the Company's other principal facilities.

                                                                                         OWNED/     COVERED SPACE
FACILITIES                                     BUSINESS FUNCTION                         LEASED        SQ. FT.
- -----------------------  -------------------------------------------------------------  ---------  ---------------
GUNITE
Rockford, Illinois       Administrative Offices: Specialty Foundry, Aftermarket             Owned       619,000
                         Distribution Warehouse
Elkhart, Indiana (Plant  Machining--Wheel-End Components                                    Owned       258,000
1)
Elkhart, Indiana (Plant  Machining and Assembling--Automatic Slack Adjusters               Leased       115,000
2)

BOSTROM
Piedmont, Alabama        Manufacturing; Administrative Offices                             Leased       196,000
Portland, Oregon         Line-set Facility                                                 Leased        24,000
Charlotte, North         Line-set Facility                                                 Leased        48,000
Carolina
Allentown, Pennsylvania  Line-set Facility                                                 Leased        10,000

FABCO
Oakland, California      Manufacturing; Warehouse; Administrative Offices                   Owned        65,000

BRILLION(1)
Plant I                  Melting; Molding; Administrative Offices                          Leased       180,000
Plant II                 Melting; Molding                                                  Leased       165,000
Plant III                Farm Machinery                                                     Owned       150,000
Plant IV                 Finishing; Shipping                                               Leased        85,000

(1) All Brillion facilities are located in Brillion, Wisconsin.

JAC(2)
Shell Plant              Freight car erection and fabrication                               Owned       153,000
Franklin Plant           Freight car erection and fabrication                               Owned       619,000
Offices                  Administrative Offices                                             Owned        87,000

(2) All JAC facilities are located in Johnstown, Pennsylvania.

FCS
Danville, Illinois       Freight car rebuild and repair                                     Owned       297,000

    The Company believes that its facilities and equipment are in good condition and, together with scheduled capital improvements, are adequate for its present and immediately projected needs.

    LABOR RELATIONS AND EMPLOYEES

    At December 31, 1996, the Company had approximately 3,300 employees. Of these, approximately 650 are salaried employees and the balance are paid on an hourly basis. Approximately 2,260 or about 68% of all employees, are members of unions. The Company has collective bargaining agreements with several unions including the United Steelworkers of America, the United Autoworkers, the Brotherhood of Teamsters, the United Paperworkers International Union, the Patternmakers League of North America and the International Association of Machinists. Each of the Company's unionized facilities has a separate contract with the union which represents the workers employed at such facility. Such contracts expire at various times over the next several years. While the Company considers its relations with its employees to be good at each of the Company's subsidiaries other than JAC and fair at JAC, there can be no assurance that the Company will reach new agreements upon expiration of such union contracts or that the failure to reach new agreements will not have a material adverse effect on the financial condition or results of operations of the Company.

    JAC's current three-year agreement with the United Steelworkers of America is scheduled to expire on October 31, 1997. This agreement was negotiated in a period characterized by strong demand for freight cars and significant industrywide backlog. In light of current depressed market conditions and the weak operating performance of JAC, the Company will seek a mutually satisfactory agreement to enable

JAC to improve its competitiveness and help it return to profitability. Although the Company believes it will be able to reach a new agreement upon expiration of JAC's current agreement, no assurance can be given that the Company will be able to reach a satisfactory agreement on a timely basis. There can be no assurance that the failure to reach such an agreement on a timely basis will not have a material adverse effect on the Company's financial condition or results of operations.

    REGULATION

    The Federal Railroad Administration ("FRA") administers and enforces federal laws and regulations relating to railroad safety. These regulations govern equipment and safety compliance standards for freight cars and other rail equipment used in interstate commerce. The Association of American Railroads ("AAR") also promulgates a wide variety of rules and regulations governing safety and design of equipment, relationships among railroads with respect to freight cars in interchange and other matters. The AAR also certifies freight car buildings and component manufacturers that provide equipment for use on railroads in the United States. New products generally must undergo AAR testing and approval processes. As a result of these regulations, the Company must maintain certain certifications with the AAR as a freight car manufacturer, and products sold by the Company must meet AAR and FRA standards.

    PATENTS AND TRADEMARKS

    The Company has numerous United States and foreign patents and pending applications, registered trademarks and trade names. While the existence of a patent is prima facie evidence of its validity, the Company cannot assure that any of its patents will not be challenged nor can it predict the outcome of any such challenge. The Company is presently involved in litigation concerning its patent on the BethGon Coalporter-Registered Trademark-. See "Legal Proceedings" below.

    LEGAL PROCEEDINGS

    The Company is involved in certain threatened and pending legal proceedings including worker's compensation claims arising out of the conduct of its businesses. In the opinion of management, the ultimate outcome of such legal proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

    In December 1992, JAC commenced a patent infringement lawsuit against Trinity alleging infringement of JAC's patent for its BethGon Coalporter-Registered Trademark- freight car. The lawsuit was tried in 1996, and the United States District Court for the Western District of Pennsylvania entered an order upholding a jury verdict that the patent, though valid, was not infringed by Trinity's Aluminator II freight car. In addition, JAC was not held to be liable for any of the counterclaims alleged by Trinity. JAC thereafter made motions to the trial court to set aside the verdict as not being consistent with the facts or the law and enter judgment in favor of JAC or, alternatively, to order a new trial, which motions were denied. JAC appealed the case to the United States Court of Appeals for the Federal Circuit. Following oral argument, the Court of Appeals for the Federal Circuit issued its opinion dated May 28, 1997 in which the Court held that Trinity's Aluminator II infringed JAC's patent, reversed the 1996 trial court judgment of noninfringement and remanded the case back to the trial court for a determination as to damages and for consideration of JAC's contention that Trinity's infringement was willful. Following receipt of such opinion, JAC made a motion to the trial court for a permanent injunction to prohibit Trinity from making, selling or offering to sell its infringing Aluminator II until JAC's patent expires in November 1999. Trinity thereafter petitioned the Court of Appeals for a rehearing. The trial court temporarily denied JAC's motion for a permanent injunction until the Court of Appeals decides Trinity's petition for rehearing, at which time the trial court will reconsider JAC's motion. The Court of Appeals issued its opinion dated July 30, 1997 and Order dated August 11, 1997 denying Trinity's petition for rehearing and Trinity's suggestion for a rehearing in banc. Trinity thereafter made a motion to the Court of Appeals to stay the issuance of its mandate pending Trinity filing a petition for certiorari to the United States Supreme Court, which was denied by the

Court of Appeals on September 2, 1997, at which time the Court of Appeals issued its mandate. JAC expects the damages trial to occur in late 1997 or early 1998 and at this time cannot predict the amount of damages that may be awarded.

    The Company may be subject to liability as a result of the disposal of hazardous substances on and off the properties owned or operated by its subsidiaries, including Brillion, Gunite and Fabco. TCI and Brillion filed suit on May 25, 1994 against Beatrice and the Robins Group for certain causes of action, including indemnification under purchase agreements. TCI added Hunt-Wesson, Inc., a corporate successor to Beatrice that may be a successor to Beatrice's liability in these matters, as a defendant on June 10, 1994. In September 1997, TCI and Gunite entered into the Settlement which settled its pending litigation against a prior owner of Gunite and pursuant to which TCI and Gunite and the prior owner withdrew their claims against the other. As a result of the Settlement, TCI and Gunite will not be responsible (through a contractual undertaking by the former owner) for certain environmental liabilities and costs resulting from Gunite's waste disposals prior to the acquisition of Gunite by TCI in September 1987, including at the IPC, M.I.G./Dewane and Southeast Rockford sites. See "Environmental Matters" below.

ENVIRONMENTAL MATTERS

    COMPLIANCE MATTERS

    The Company's subsidiaries are subject to comprehensive and frequently changing federal, state and local environmental laws and regulations, including those governing emissions of air pollutants, discharges of wastewater and storm waters, and the disposal of non-hazardous and hazardous waste. Many of these laws authorize the imposition of civil and criminal sanctions upon corporations that fail to comply with the statutory or regulatory requirements. In 1994, 1995 and 1996, TCI's capital expenditures for compliance with environmental requirements were approximately $1.4 million, $1.0 million and $0.4 million, respectively. These figures do not include routine operational compliance costs, such as the costs for the disposal of hazardous and non-hazardous solid waste, which were approximately $3.1 million, $4.9 million and $4.1 million in 1994, 1995 and 1996, respectively. TCI's subsidiaries have budgeted $0.5 million for environmentally related capital expenditures in 1997. The Company acquired its Piedmont, Alabama and Danville, Illinois facilities in January 1995 and therefore did not incur capital expenditures for compliance with environmental requirements and for routine operational compliance costs, such as the costs for the disposal of hazardous and non-hazardous solid waste, prior to 1995. The Company's investigation of the Piedmont, Alabama and Danville, Illinois facilities' historic capital expenditures and routine operational compliance costs concluded that such expenditures and costs were not material. JAC's capital expenditures for compliance with environmental requirements and for routine operational compliance costs, such as the costs for the disposal of hazardous and non-hazardous solid waste, for the facilities located in Johnstown, Pennsylvania are not material. Other than for certain immaterial expenditures, the Company's subsidiaries (other than TCI) have not budgeted funds for capital expenditures in 1997 to comply with environmental laws.

    Pursuant to a National Pollutant Discharge Elimination System ("NPDES") permit, Gunite previously discharged noncontact cooling water from its Rockford facility to a pond (the "Rockford Pond"), formerly owned by Gunite and by a prior owner of Gunite that is adjacent to the Gunite plant. Gunite also periodically had accidental, unpermitted discharges of process wastewater to the Rockford Pond, which Gunite has reported to the Illinois Environmental Protection Agency ("IEPA"). In addition, Gunite had not received express authorization from the current or immediately preceding owner of the Rockford Pond for any of the discharges. In order for Gunite to eliminate all discharges, the City of Rockford obtained an easement to allow Gunite to construct a conveyance that directs discharges of noncontact cooling water and storm water from the Gunite facility to the Rock River, and the IEPA has issued a modified NPDES permit to Gunite, substituting the Rock River as the outfall for Gunite's discharge. The conveyance was completed in February 1995. The modified NPDES permit contains a stringent limit for the discharge of total residual chlorine. Gunite estimates that the capital cost for installing a treatment system allowing its discharges to comply with this limit could exceed $0.2 million, although Gunite is exploring a less expensive treatment system. Gunite has appealed to the Illinois Pollution Control Board to remove or modify the chlorine limit from the permit (GUNITE CORP. V. ILLINOIS ENVIRONMENTAL PROTECTION AGENCY, PCB 94-382, filed December 12, 1994). The cost to Gunite of constructing the conveyance to the river (not including any environmental remediation costs that might be incurred in connection with historical discharges to the Rockford Pond) was approximately $0.3 million.

    The Wisconsin Department of Natural Resources ("WDNR") has notified Brillion that it is deemed to be in compliance with the Wisconsin air toxics program, pending a review of a compliance plan submitted by Brillion in September 1993, although Brillion is currently exceeding Wisconsin air emissions limits for benzene and other air toxic compounds. Brillion's submittal included a plan for compliance with the emission limitations for arsenic, barium, cadmium and formaldehyde, and a request for a variance with respect to its emissions of benzene. The Company believes that compliance with Wisconsin's air toxics regulations is an industrywide problem, and WDNR is developing compliance standards for the industry as a whole. Although a recent state inspection found Brillion to be in compliance with all Wisconsin air regulations, it is likely that as Brillion continues its review of its operations, it will find that certain of its emission sources will require further air pollution controls. In addition, further controls may be required under Federal Clean Air Act regulations that are scheduled to be promulgated in the year 2000.

    The Company's subsidiaries' manufacturing plants are large and complex facilities. The environmental regulations to which these facilities are subject are numerous, complicated, often ambiguous and constantly changing. It is possible, therefore, that in addition to the instances of noncompliance discussed above, there are other areas in which the facilities are not currently in compliance with environmental laws and regulations. The Company does not currently believe that any such noncompliance is likely to have a material adverse effect on the Company's business or financial results. However, there can be no guarantee that the Company will not be required to make substantial additional expenditures to remain in or achieve compliance in the future.

    REMEDIATION MATTERS

    In addition to environmental laws that regulate the Company's subsidiaries' ongoing operations, the subsidiaries also are subject to environmental remediation liability. Under CERCLA and analogous state laws, certain persons may be liable as a result of the release or threatened release of hazardous substances into the environment. Such persons include the current owner or operator of property where such release or threatened releases have occurred, any persons who owned or operated such property during the time hazardous substances were disposed of at such property, and persons who arranged for the disposal of hazardous substances at such property. Liability under CERCLA is strict and, in most cases, joint and several, meaning that any responsible party could be held liable for all of the costs incurred or to be incurred in investigating and remediating a release or threatened release of hazardous substances, although liability at most CERCLA (and similar) sites is shared among all of the solvent PRPs. The liability of PRPs is typically determined by the cost of the investigation and remediation, the amount and toxicity of hazardous substances contributed by each PRP and the number of solvent PRPs.

    Under CERCLA, sites may be listed for priority cleanup by being placed on the National Priorities List ("NPL"). NPL sites are sites at which the federal government may spend monies from the "Superfund" for long-term remediation and then seek reimbursement from liable parties. A much more extensive list compiled pursuant to CERCLA, known as the Comprehensive Environmental Response, Compensation, and Liability Act Information System ("CERCLIS"), includes sites that have been, or are to be, evaluated and "scored" by the EPA for possible future inclusion on the NPL.

    GUNITE. Gunite is a PRP at three NPL sites, the Interstate Pollution Control ("IPC") site (which is adjacent to Gunite's Rockford facility), the M.I.G./Dewane Landfill located in Boone County, Illinois, and the Southeast Rockford Groundwater site located in Rockford, Illinois. Gunite's connection to the IPC, M.I.G./Dewane and Southeast Rockford sites stem from activities that took place prior to the acquisition of Gunite by TCI in 1987. Pursuant to the Settlement, TCI and Gunite will not be responsible for liabilities and costs related to these sites to the extent arising from Gunite's waste disposals prior to the acquisition of Gunite by TCI in 1987.

    As to the IPC site, the Company believes that the waste disposed of at the IPC site was disposed of prior to the acquisition of Gunite by TCI in 1987 and, as a result of the Settlement, TCI and Gunite will not be responsible for such liabilities and costs.

    As to the M.I.G./Dewane Landfill site, the Company believes that the waste disposed of at the M.I.G./ Dewane Landfill site was disposed of prior to the acquisition of Gunite by TCI in 1987 and, as a result of the Settlement, TCI and Gunite will not be responsible for such liabilities and costs.

    The EPA and the City of Rockford have reportedly incurred approximately $11 million in response costs to date in connection with the Southeast Rockford Goundwater NPL Site, which is alleged to be down-gradient of the IPC site, but which Gunite believes, based on data collected during the investigation of the IPC site, is cross- or up-gradient. Although no formal demand has been made that Gunite participate in the funding of the cleanup of this site, other than the Ekberg Park area described below, it is possible that Gunite will be found to be responsible for a portion of these costs, or be required to participate financially in the cleanup through an industrial tax or other mechanism. In 1996, the City of Rockford demanded that Gunite pay $1 million in response costs which the City allegedly has incurred at the site area 7, commonly known as the Ekberg Park area, within the Southeast Rockford Groundwater NPL Site, based on alleged trans-shipment of Gunite's waste to the Ekberg Park area. Gunite has denied liability to the City. The Company believes that, to the extent any of the alleged contamination at these sites is attributable to Gunite, such alleged contamination would be attributable to operations of Gunite prior to the acquisition of Gunite by TCI in 1987 and, as a result of the Settlement, TCI and Gunite will not be responsible for such liabilities and costs.

    Gunite also may be subject to liabilities at other NPL sites or other locations as a result of its past disposal of hazardous substances.

    As a result of historical operations at the Gunite plant in Rockford, there are areas on-site that have been affected by the disposal or spillage of raw materials or wastes. Gunite does not know at this time whether any cleanup or remediation of such areas will be required by any state, local or federal agency, although it is possible that such areas may be included in the IPC remediation. The Company believes that, to the extent on-site remediation or cleanup is required, most of the alleged contamination would be attributable to operations of Gunite prior to the acquisition of Gunite by TCI in 1987 and, as a result of the Settlement, TCI and Gunite will not be responsible for such liabilities and costs.

    BRILLION. Brillion is likely to incur investigation and/or remediation costs in connection with two landfills that it used to dispose of foundry wastes. These landfills are the Brillion Iron Works Landfill, where Brillion was the operator and sole generator of waste from 1980 through 1989, and the adjacent City of Brillion Landfill, where Brillion may be a significant generator of waste. Brillion disposed of plant trash at the City landfill from 1970 to 1975 and also disposed of foundry wastes in this landfill from 1976 to 1980. Both of these landfills are on the CERCLIS and the Wisconsin Remedial Response Site list, and both have been scored by the WDNR and both have been listed on the State's Hazard Ranking List as being above the threshold for potential State remedial action. Although it is not possible to predict the exact timing or amount of the expenditures that will be made in future years to remediate these sites, the Company expects that investigation and/or remediation will be required and that such expenditures could be substantial.

    Brillion has also disposed of foundry wastes at many other sites in the Brillion area, a few of which are on the CERCLIS and the Wisconsin Remedial Response Site list. It is possible that Brillion will incur remedial response costs at some or all of these sites, although at this date, Brillion is not aware of any action by federal or state regulators or private parties to investigate or remediate any of these other sites.

    In 1992, Brillion excavated two underground diesel fuel storage tanks which were discovered to have leaked diesel fuel into surrounding soil as a result of a 1978 spill. Brillion has removed approximately 300 cubic yards of contaminated fill in connection with this incident. Although the WDNR initially indicated that a deed restriction would be sufficient for managing this issue, Brillion has not at this date been able to reach a satisfactory arrangement with the owners of the Brillion property. Accordingly, Brillion expects to undertake additional soil and groundwater analysis in connection with this matter.

    As the Brillion facility has been in operation for many years, it is possible that there are areas at this facility, other than the underground storage tanks, that have been adversely affected by the handling of foundry process materials and wastes. Brillion does not know at this time whether any remediation of any such areas will be required by any state, local or federal agency.

    Brillion was the Robins Group (consisting of the Robins Family Trust, Karl
F. Gabler and First City Securities) entity that acquired a Beatrice subsidiary (also named Brillion) from Beatrice in 1984. That purchase and sale agreement obligates Beatrice to indemnify Brillion for any and all claims, liabilities, losses and expenses resulting from loss of life, bodily injury or property damage which arise out of accidents or injury-causing incidents occurring prior to December 31, 1984, for which Brillion may be liable, regardless of when the claims alleging such liability may be filed, but excluding obligations arising from the design, formulation, manufacture or sale of a product prior to December 31, 1984. The Company believes that it has valid claims for indemnification against Beatrice with respect to most of its disposal sites to the extent that liabilities arise from incidents occurring prior to December 31, 1984. Beatrice has disputed this interpretation and notified Brillion that it will not honor any claims for indemnification (apart from one claim for breach of representation made within two years after the sale). Brillion has also been notified by the Robins Group (which sold Brillion to TCI) that it will not honor any claims for indemnification. On May 25, 1994, TCI and Brillion filed suit against Beatrice and the Robins Group for recovery of costs expended and for declaratory and injunctive relief with respect to various environmental matters pursuant to the indemnification provisions of the respective stock purchase agreements and other causes of action, including CERCLA (TRUCK COMPONENTS INC., ET AL. V. BEATRICE COMPANY, ET AL., Northern District of Illinois). On June 10, 1994, TCI and Brillion filed a first amended complaint in this lawsuit to add Hunt-Wesson, Inc., a corporate successor of Beatrice that may be a successor to Beatrice's liabilities in these matters. In 1996, the district court entered judgment against Brillion, holding that Beatrice and the Robins Group did not owe any indemnity for Brillion's expenses at the sites, and that Brillion owed Karl F. Gabler $0.2 million pursuant to a 1987 indemnity contract. Brillion has appealed this adverse judgment; the appellate court is expected to rule on Brillion's appeal in late 1997. Given the adverse judgment and the pending appeal therefrom, there can be no assurance concerning the amounts, if any, that Brillion will be able to recover on its indemnity or other claims against Beatrice or the Robins Group, nor any assurances as to the timing of any such recoveries.

    JAC. Pursuant to an indemnification agreement between JAC and Bethlehem, Bethlehem conducted investigations and remediations at several areas of JAC's plants in Johnstown, Pennsylvania. In addition, under the purchase agreement with Bethlehem, Bethlehem has indemnified JAC against certain environmental liabilities relating to periods prior to the acquisition in October 1991.

    BOSTROM. Subsurface investigations at Bostrom's Piedmont, Alabama facility detected low concentrations of certain contaminants in the soil in a limited area around a formerly used waste water underground storage tank. The Alabama Department of Environmental Management ("ADEM") requested that Bostrom install a monitoring well to obtain monitoring results on a semi-annual basis for a two year period. Bostrom installed the well in March 1995 and submitted semi-annual monitoring results to ADEM through March 1997. It is not known what remediation, if any, ADEM will require. In addition, Bostrom is a PRP at the Muskego Landfill site in Wisconsin and the PRPs have signed an allocation agreement pursuant to which Bostrom's allocated share of the costs are not material.

    FREIGHT CAR SERVICES. FCS has reached an agreement in principle with its adjacent property owner for each party to share in the costs of completing an investigation and implementing a corrective action plan to remediate diesel fuel contamination detected in the soil and groundwater on the affected properties located in Danville, Illinois. The investigation and corrective action plan were implemented on a voluntary basis and not pursuant to any regulatory requirement, and FCS' share of the costs was not material.

    POTENTIAL COSTS. As of June 30, 1997, based on all the information currently available, the Company maintained its environmental reserve in the amount of $26.1 million for estimated future costs related to potential environmental investigation and remediation liabilities with respect to certain currently known matters. As a result of the Settlement, the Company's environmental reserve was decreased in September 1997 by $14.3 million to $11.8 million. The environmental reserve is principally related to potential remediation liability at various off-site locations and, to a lesser degree, to potential remediation liability at Gunite's, Rockford, Illinois, and Brillion's, Brillion, Wisconsin manufacturing facilities. This non-cash reserve is based on current cost estimates and does not reduce estimated expenditures to net present value. Further, the estimated reserve takes into consideration the number of other PRPs at each site, the alleged volume of waste contributed by other PRPs at each site, and the identity and financial position of such parties in light of the joint and several nature of the liability, but it does not take into account possible insurance coverage or other similar indemnification or reimbursement other than the Settlement. Based upon all currently available information, no reserve has been established with respect to potential environmental obligations of JAC or Bostrom and an immaterial reserve has been established at FCS. Because many of the matters described above, however, are at the early stages in their respective investigations, there can be no assurance that the amounts ultimately expended to address all of these matters or to address other matters not yet known to be in existence will not exceed the amounts allocated in the environmental reserve. Accordingly, it may be necessary to establish additional reserves for environmental liabilities in the future.

    Any cash expenditures required by the Company to comply with applicable environmental laws and/or to pay for any remediation efforts will not be reduced or otherwise affected by the existence of the environmental reserve. Management believes, based on its evaluation of the various matters described above, including its experience with such matters to date, the time period over which it believes costs for such matters are likely to be incurred by the Company, and the existence of the various indemnifications described above, that any costs the Company ultimately will incur for such matters are not reasonably likely to have a material adverse effect on the Company's business or financial results. However, given the early stage of many of the matters, there can be no assurance that one or more of these matters (or matters which have not yet been identified) will not have such an effect. The Company currently anticipates spending approximately $0.4 million per year for the current year and the next two years and $0.5 million per year in years 2000 and 2001 (reduced as a result of the Settlement from $0.5 million per year for the current year and the next two years and approximately $1 million per year in the years 2000 and 2001) for monitoring the various environmental sites associated with the environmental reserve, including attorney and consultant costs for strategic planning and negotiations with regulators and other PRPs, and payment of remedial investigation costs. The Company expects to fund such expenditures with the cash flow generated from its operations and amounts available under its revolving credit facility. These sites are generally in the early investigatory stages of the remediation process and thus it is anticipated that significant cash payments for remediation will not be incurred for at least several years. After the evaluation and investigation period, the investigation and remediation costs will likely increase because the actual remediation of the various environmental sites associated with the environmental reserve will likely be under way. In addition, it is possible that the timing of any necessary expenditures could be accelerated.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    Set forth below is certain information concerning the directors and executive officers of the Company:

NAME                                     AGE                                     POSITION
- -----------------------------------      ---      ----------------------------------------------------------------------
Thomas M. Begel....................          54   Chairman of the Board, President and Chief Executive Officer of the
                                                  Company
Andrew M. Weller...................          50   Executive Vice President and Chief Financial Officer and Director of
                                                  the Company
David W. Riesmeyer.................          40   Vice President and Treasurer of the Company
Kenneth M. Tallering...............          35   Vice President, General Counsel and Secretary of the Company
James D. Cirar.....................          50   President and Chief Executive Officer of Johnstown America Corporation
                                                  and Senior Vice President of the Company
Thomas W. Cook.....................          60   President and Chief Executive Officer of Truck Components Inc.,
                                                  President--Gunite Corporation and Senior Vice President of the Company
Timothy A. Masek...................          33   President of Bostrom Seating, Inc. and Vice President-- Corporate
                                                  Development of the Company
John D. McClain....................          53   President--Brillion Iron Works, Inc.
Mark A. Niemela....................          62   President--Fabco Automotive Corporation
Edward J. Whalen...................          48   President of Freight Car Services, Inc. and JAIX Leasing Company and
                                                  Vice President of the Company
Camillo Santomero..................          39   Director
R. Philip Silver...................          54   Director
Francis A. Stroble.................          66   Director

    THOMAS M. BEGEL, has served as President since October 1991 and as Chairman of the Board and Chief Executive Officer since May 1993. He is also President of, and a partner in, TMB Industries ("TMB"), an investment firm which is a partnership between himself and Mr. Weller. Mr. Begel has served as a director of Silgan Holdings Inc. since March 1997 and was a director of Uniroyal Chemical Corporation from 1990 to 1996.

    ANDREW M. WELLER, has served as Executive Vice President, Chief Financial Officer and a Director of the Company since September 1994 and as Secretary from March 1995 to November 1995. From April 1988 to September 1994, he was Vice President and Treasurer of Bethlehem Steel Corporation and prior thereto held various other positions with Bethlehem. He has also been Executive Vice President of, and a partner in TMB since September 1994.

    DAVID W. RIESMEYER, has served as Vice President and Treasurer since September 1995 and previously as Treasurer and Controller of the Company since March 1995. Mr. Riesmeyer served as Director of Financial Reporting and Planning from January 1994 through March 1995. From 1991 to 1993, Mr. Riesmeyer was Vice President of Corporate Development at the Park Corporation and from 1988 to August 1992, he was Vice President of Finance of the Park Corporation.

    KENNETH M. TALLERING, has served as Vice President, General Counsel and Secretary of the Company since November 1995. From September 1987 to October 1995, Mr. Tallering was an attorney with Skadden, Arps, Slate, Meagher & Flom.

    JAMES D. CIRAR, has served as President and Chief Executive Officer of Johnstown America Corporation since September 1995 and Senior Vice President of the Company since July 1997. Prior to September 1995, Mr. Cirar was the Plant Manager of the Truck and Bus Assembly Group of General Motors Corporation in Flint, Michigan.

    THOMAS W. COOK, has been the President and Chief Executive Officer of Truck Components Inc. since May 1994 and President of Gunite Corporation since 1991. Mr. Cook has been Senior Vice President of the Company since July 1997. He was President and Chief Executive Officer of Redlaw Industries, Inc. from 1986 to 1991. From 1967 to 1986, Mr. Cook was with ITT Grinnell Corporation where he became President in 1983.

    TIMOTHY A. MASEK, has served as President of Bostrom Seating, Inc. since June 1996 and as Vice President--Corporate Development of the Company since December 1995. From September 1992 to December 1995, Mr. Masek performed marketing and corporate development functions for the Company. Prior to September 1992, Mr. Masek was a Market Analyst for the Transportation Equipment Group of Bombardier Corporation.

    JOHN D. MCCLAIN, joined Brillion Iron Works, Inc. as Manager of Manufacturing in 1988 and was appointed Vice President of Manufacturing in 1989. Mr. McClain was promoted to his present position of President in 1994. Prior to joining Brillion, Mr. McClain held metallurgical and foundry manager positions at Owens-Illinois, Emerson Electric and Clow Valve Company.

    MARK A. NIEMELA, joined Fabco Automotive Corporation in 1966 as Production Control Manager. He held the positions of Material Manager and Plant Manager before his appointment to the position of General Manger in 1975 and was appointed President in 1986.

    EDWARD J. WHALEN, has served as President of JAIX Leasing Company since its inception in December 1994 and as President of Freight Car Services, Inc. since March 1995. Mr. Whalen has served as Vice President of the Company since January 1997. Mr. Whalen also served as Secretary of the Company from October 1991 until March 1995, as Treasurer of the Company from May 1993 until March 1995 and as Vice President of the Company from October 1991 until October 1995. From 1989 to 1991, he was a financial and rail car industry consultant.

    CAMILLO SANTOMERO, has served as a Director of the Company since October 1991. Mr. Santomero has been a private investor and a Senior Consultant to Chase Capital Partners (formerly Chemical Venture Partners) from January 1992 to the present. From October 1988 to January 1992, he was a General Partner of Chase Capital Partners.

    R. PHILIP SILVER, has served as a Director of the Company since December 1993. Mr. Silver is Chairman of the Board of Silgan Holdings Inc., and has been either Chairman of the Board or President and a Director since 1988.

    FRANCIS A. STROBLE, has served as a Director of the Company since December 1993. Mr. Stroble is a retired Senior Vice President and Chief Financial Officer of Monsanto Company, a position he held from 1982 to 1994. He is also a Director of Merchantile Bancorporation, Inc.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

THE ORIGINAL NOTES

    In August 1995, the Company issued $100 million of 11 3/4% Senior Subordinated Notes due 2005 with terms and conditions substantially identical to the Notes.

SENIOR BANK FACILITIES

    On August 23, 1995, the Company entered into the Senior Bank Facilities with The Chase Manhattan Bank, as administrative agent and collateral agent, and the lenders named therein. The net proceeds of the Old Notes Offering was used to repay in full the outstanding indebtedness of the Tranche A Term Loans (as defined below). Chase Securities Inc. has acted as advisor and arranger in connection with the Senior Bank Facilities.

    STRUCTURE. Prior to the Old Notes Offering, the Senior Bank Facilities consisted of (a) a term loan facility with an initial aggregate principal amount of $200 million (the "Term Loan Facility"), consisting of two tranches in equal aggregate principal amounts (the "Tranche A Term Loans" and the "Tranche B Term Loans") of which $80.0 million and $95.0 million were outstanding under the Tranche A Term Loans and Tranche B Term Loans, respectively, (b) a revolving credit facility providing for revolving loans (the "Revolving Loans") to the Company and the issuance of U.S. dollar-denominated letters of credit for the account of the Company in an aggregate principal amount (including the aggregate stated amount of letters of credit and the aggregate reimbursement and other obligations in respect thereof) at any time not to exceed the lesser of (i) $100 million and (ii) a borrowing base comprised of a percentage of eligible accounts receivable and a percentage of eligible inventory of the Company and certain of its subsidiaries (provided that not more than $35 million may be represented by amounts in respect of letters of credit) (the "Revolving Facility") and (c) a swingline facility under which the Company may make short-term borrowings of up to $10 million (such borrowings to reduce availability under the Revolving Facility).

    In connection with the Old Notes Offering, the Tranche A Term Loans were repaid in full and the Company amended the Credit Agreement to reduce the Revolving Facility from $100.0 million to $75.0 million.

    AVAILABILITY; PREPAYMENT. The availability of the Senior Bank Facilities is subject to various conditions precedent typical of bank loans, including, among other things, the absence of any material adverse change on the part of the Company. The full amount of the Term Loan Facility was drawn in a single drawing at the closing of the offering of the Original Notes and amounts repaid or prepaid under the Term Loan Facility may not be reborrowed.

    The Revolving Loans mature on March 31, 2002. The Tranche B Term Loans mature on March 31, 2003. The loans under the Term Loan Facility amortize quarterly. The Company must, substantially simultaneously with the receipt of the Net Cash Proceeds (as defined in the Senior Bank Facilities) from the issuance of the Notes, apply 100% of such Net Cash Proceeds to prepay outstanding loans under the Term Loan Facility in accordance with the terms of the Senior Bank Facilities.

    The Company is required to make mandatory prepayments of the loans under the Term Loan Facility at times and subject to exceptions agreed upon, in amounts equal to (a) 75% of consolidated excess cash flow and (b) 100% of the net proceeds of certain dispositions of assets or issuances of debt or equity of the Company or any of its subsidiaries. In addition, the Company is required to prepay loans under the Revolving Facility (and/or replace or cash collateralize letters of credit thereunder) at any time that the aggregate amount of the loans (including swingline loans) and letters of credit (including reimbursement obligations) outstanding thereunder exceeds the then-current borrowing base. At the Company's option, loans may be prepaid, and revolving credit commitments may be permanently reduced, in whole or in part, at any time. Any prepayment of LIBOR loans other than at the end of an interest period is subject to reimbursement of breakage costs.

    As a result of the Old Notes Offering, the Company's principal payments under the Tranche B Term Loans for the remainder of 1997 and for 1998, 1999, 2000, 2001, 2002 and 2003 will be $1.7 million, $3.3 million, $3.3 million,
$20.0 million, $23.3 million, $26.7 million and $16.7 million, respectively. See "Use of Proceeds."

    SECURITY; GUARANTY. The obligations of the Company under the Senior Bank Facilities are unconditionally and irrevocably guaranteed, jointly and severally, by each existing and each subsequently acquired or created domestic subsidiary of the Company (other than JAIX Leasing). In addition, the Senior Bank Facilities and the guarantees thereunder are secured by security interests in and pledges of or liens on substantially all the tangible and intangible assets of the Company and the guarantors, including pledges of all the capital stock of, or other equity interests in, each direct or indirect domestic subsidiary of the Company and 65% of the capital stock of, or other equity interests in, each foreign subsidiary of the Company or of any guarantor.

    INTEREST. At the Company's election, the interest rates per annum applicable to the loans under the Senior Bank Facilities are a fluctuating rate of interest measured by reference to either (a) an adjusted London inter-bank offered rate ("LIBOR") plus a borrowing margin or (b) an alternate base rate ("ABR") (equal to the highest of The Chase Manhattan Bank's published prime rate, a certificate of deposit rate plus 1% and the Federal Funds effective rate plus 1/2 of 1%) plus a borrowing margin. The borrowing margins applicable to Revolving Loans range between 0.50% and 1.50% for ABR loans and between 1.50% and 2.50% for LIBOR loans, fluctuating within each range in 0.25% increments if the Company achieves or fails to achieve certain financial results. Amounts under the Senior Bank Facilities not paid when due bear interest at a default rate equal to 2.0% above the otherwise applicable rate.

    The interest rate borrowing margins applicable to the Tranche B Term Loans are currently 3.00% for LIBOR loans and 2.00% for ABR loans and are not subject to increase or decrease based on the financial performance of the Company

    FEES. The Company has agreed to pay certain fees with respect to the Senior Bank Facilities, including (a) a per annum letter of credit fee on the aggregate face amount of outstanding letters of credit equal to the interest rate spread over adjusted LIBOR applicable to Revolving Loans from time to time, (b) a fronting bank fee for the letter of credit issuing bank, (c) annual administration fees and (iv) agent, arrangement and other similar fees. In addition, the Company paid a fee in connection with the amendment of the Credit Agreement and the reduction in the Revolving Facility from $100 million to $75 million.

    COVENANTS. The Senior Bank Facilities contain a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Company, make capital expenditures, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, under the Senior Bank Facilities the Company is required to comply with specified financial ratios and tests, including minimum interest coverage ratios, maximum leverage ratios, annual capital expenditures limitations and net worth tests.

    In connection with the Old Notes Offering, the Company amended the Credit Agreement to reset the financial covenants for the remaining term of the Credit Agreement. The banks also have consented to the issuance of the Notes. Covenant modifications under the Credit Agreement include reductions of the minimum consolidated net worth requirement and reductions of the minimum interest coverage and the total debt ratios. The amended minimum consolidated net worth covenant specifies minimum consolidated net worth for each quarter during the remaining period of the loans of $53 million plus 50% of the cumulative amount of positive consolidated net income of the Company (excluding JAIX Leasing). The amended interest coverage and total debt ratio covenants specify minimum interest coverage and total debt ratios as set forth below:

                                         REVISED INTEREST      REVISED TOTAL
             PERIOD ENDED                 COVERAGE RATIO        DEBT RATIO
- ---------------------------------------  -----------------  -------------------
9/30/97                                          1.30x               5.75x
12/31/97                                         1.30x               5.50x
3/31/98-6/30/98                                  1.35x               5.25x
9/30/98                                          1.40x               5.00x
12/31/98                                         1.50x               5.00x
3/31/99-12/31/99                                 1.50x               5.00x
3/31/00-12/31/00                                 1.50x               4.75x
3/31/01-12/31/01                                 1.50x               4.25x
3/31/02 and thereafter                           1.75x               3.75x

    The Senior Bank Facilities also contain provisions that prohibit any modification of the Indentures in any manner adverse to the lenders under the Senior Bank Facilities and that will limit the Company's ability to refinance the Notes or the Original Notes without the consent of such lenders.

    EVENTS OF DEFAULT. The Senior Bank Facilities contain customary events of default including nonpayment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross default and cross acceleration to certain other indebtedness, bankruptcy, material judgments and liabilities and change of control.

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

    Set forth below is a summary of certain provisions of the Exchange Notes and the Old Notes (collectively referred to as, the "Notes"). The Exchange Notes will be, and the Old Notes were, issued pursuant to an indenture (the "Indenture") dated as of August 11, 1997 among the Company, each of the Guarantor Subsidiaries and The Bank of New York, as trustee (the "Trustee"). The following summary does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the Notes and the Indenture. The terms of the Exchange Notes are the same in all respects (including principal amount, interest rate, maturity, security and ranking) as the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes (i) are freely transferable by holders thereof (except as provided below) and (ii) are not entitled to certain registration rights and certain liquidated damages which are applicable to the Old Notes under the Registration Rights Agreement. The Exchange Notes will be issued under the Indenture governing the Old Notes.

    The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the section "Certain Definitions." Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference.

    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at 101 Barclay Street, New York, New York 10286), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Note Register.

    The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

    The Notes are unsecured senior subordinated obligations of the Company, limited to $80 million aggregate principal amount, and will mature on August 15, 2005. Each Note will bear interest at 11 3/4% per annum from August 11, 1997, or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the February 1 or August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing February 15, 1998.

OPTIONAL REDEMPTION

    The Notes will be redeemable, at the Company's option, in whole or in part, at any time on or after August 15, 2000, and prior to maturity, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on or after August 15 of the years set forth below:

PERIOD                                                                       REDEMPTION PRICE
- --------------------------------------------------------------------------  ------------------
2000......................................................................         105.875%
2001......................................................................         103.917%
2002......................................................................         101.958%
2003 and thereafter.......................................................         100.000%

    In addition, at any time and from time to time prior to August 15, 1998, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.75% plus accrued interest to the redemption date; provided, however, that at least 66 2/3% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

    Notwithstanding the preceding two paragraphs, the Company will not be permitted to redeem the Original Notes unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of Notes (rounded to the nearest integral multiple of $1,000) equal to the product of:
(1) a fraction, the numerator of which is the aggregate principal amount of Original Notes to be so redeemed and the denominator of which is the aggregate principal amount of Original Notes outstanding immediately prior to such proposed redemption and (2) the aggregate principal amount of Notes outstanding immediately prior to such proposed redemption. Similarly, the Company will not be permitted to redeem the Notes unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of Original Notes (rounded to the nearest integral multiple of $1,000) equal to the product of:
(1) a fraction, the numerator of which is the aggregate principal amount of Notes to be so redeemed and the denominator of which is the aggregate principal amount of Notes outstanding immediately prior to such proposed redemption and
(2) the aggregate principal amount of Original Notes outstanding immediately prior to such proposed redemption.

SELECTION

    In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

RANKING

    The indebtedness evidenced by the Notes is Senior Subordinated Indebtedness of the Company, subordinated in right of payment to all existing and future Senior Indebtedness of the Company, ranks pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company (including the Original Notes) and is senior in right of payments to all existing future Subordinated Obligations of the Company.

    As of June 30, 1997, on a pro forma basis after giving effect to the Old Notes Offering, the aggregate amount of the Company's (excluding its consolidated subsidiaries) outstanding Senior Indebtedness would have been $95.0 million (excluding unused commitments and $17.1 million of outstanding letters of credit), the liabilities of the Guarantor Subsidiaries (including trade payables and deferred taxes but excluding the Subsidiary Guaranty and subsidiary guarantees of the Senior Bank Facilities) would have totalled approximately $198.7 million, and the Company would have had $100 million of Senior Subordinated Indebtedness outstanding other than the Notes. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants--Limitation on Indebtedness" below.

    All of the Company's operations are currently conducted through its Subsidiaries. The Notes are Guaranteed by each of the Company's existing and future Restricted Subsidiaries on an unsecured, senior subordinated basis. See "Subsidiary Guaranty" and "Certain Covenants--Future Guarantor Subsidiaries". However, the Subsidiary Guarantee of each Guarantor Subsidiary is subordinated in right of payment to all Senior Indebtedness of such Guarantor Subsidiary, including each Guarantor Subsidiary's Guarantee of the Senior Bank Facilities.

    "Senior Indebtedness" means all Indebtedness of the Company, including interest and fees thereon, and including all Bank Indebtedness, whether outstanding on the date of the Indenture or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; provided, however, that Senior Indebtedness will not include (1) any obligation of the Company to any Subsidiary (other than the Leasing Support Agreement), (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of the Company which is subordinate or junior to any other Indebtedness, Guarantee or obligation of the Company, (5) any obligations in respect of Capital Stock, or (6) any Indebtedness Incurred in violation of the Indenture. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness. "Senior Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

    Only Indebtedness of the Company or a Guarantor Subsidiary that is Senior Indebtedness ranks senior to the Notes in accordance with the provisions of the Indenture. The Notes rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company or a Guarantor Subsidiary (including the Original Notes). However, in the event of an Asset Disposition, the Company will be required to use the proceeds to repay certain debt, including Senior Indebtedness and the Original Notes, before any proceeds remaining from the Asset Disposition would be available to fund a required offer to purchase the Notes. See "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." Each of the Company and the Guarantor Subsidiaries has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness which is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness (including the Original Notes) or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

    The Company may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not otherwise purchase or retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Senior Bank Facilities), the Representative of the Senior Bank Facilities may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

    Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before the Noteholders are entitled to receive any payment and until the Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interest may appear. If a payment or distribution is made to Noteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold such payment or distribution in trust for the benefit of the holders of the Senior Indebtedness and pay it over to them as their interests may appear.

    If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

    By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness (including the Notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Senior Subordinated Indebtedness.

SUBSIDIARY GUARANTY

    Each of the Company's existing and future Restricted Subsidiaries, as primary obligor and not merely as surety, will irrevocably and fully and unconditionally Guarantee on an unsecured, senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations

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
guaranteed by such Guarantor Subsidiaries being herein called the "Guaranteed Obligations"). Such Guarantor Subsidiaries will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guaranty. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Guarantor Subsidiary without rendering the Subsidiary Guaranty, as it relates to such Guarantor Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Issue Date, the Company will cause each Restricted Subsidiary which Incurs Indebtedness, including each Restricted Subsidiary which is a guarantor of Indebtedness Incurred pursuant to clause
(b)(1) of the covenant described under "Certain Covenants Limitation on Indebtedness," to execute and deliver to the Trustee a Subsidiary Guaranty pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes.

    The Subsidiary Guaranty is a continuing Guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations,
(b) be binding upon such Guarantor Subsidiaries and (c) enure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

CHANGE OF CONTROL

    Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Voting Stock of the Company; provided that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; or

        (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

    In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall: (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness due to each lender who has accepted such offer; or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

    Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has

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the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
(4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

    The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this paragraph (c) by virtue thereof.

    The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

    A Change of Control would also constitute a "Change of Control" as defined in the Original Indenture, and would require a purchase offer to be made in respect of the Original Notes at a purchase price in cash equal to 101% of the principal amount thereof. In addition, the occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Senior Bank Facilities. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

CERTAIN COVENANTS

    The Indenture contains covenants including, among others, the following:

    LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company may Incur Indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio exceeds 2.25 to 1.

    (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (1) Indebtedness of the Company Incurred pursuant to the Term Loan Facility (as the same may be amended from time to time, without increasing the committed amount outstanding, except as otherwise permitted by this covenant) less the amount of any repayments of principal made since the Original Issue Date, including any repayments made with the proceeds from the offering of the Notes; (2) Indebtedness of the Company Incurred pursuant to the Revolving Facility or under other agreements in an amount not to exceed the greater of (A) amounts available under the Revolving Facility (as the same may be amended from time to time, without increasing the committed

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
amount outstanding, except as otherwise permitted by this covenant) and (B) amounts available under any other senior secured facility providing for revolving loans to the Company, provided that the maximum aggregate principal amount available under such other revolving facility shall not exceed the Borrowing Base at the time such Indebtedness is Incurred; (3) Indebtedness (A) of the Company owed to and held by a Wholly Owned Subsidiary or (B) of any Restricted Subsidiary owed to and held by the Company or any other Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (4) the Original Notes and the Notes; (5) Indebtedness outstanding on the date of the Original Indenture (other than Indebtedness described in clause (1), (2)(A), (4) or (11) of this paragraph) and Indebtedness Incurred under Section 4.03(a) of the Original Indenture prior to the Issue Date; (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (3), (4), (5) or this clause
(6); (7) (A) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries to their customers in the ordinary course of their business, and (B) Hedging Obligations consisting of Interest Rate Agreements with respect to Indebtedness permitted to be Incurred pursuant to the Indenture; provided, however, that such Interest Rate Agreements do not increase the Indebtedness outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder; (8) Purchase Money Indebtedness and Capital Lease Obligations which do not exceed $10 million at any time outstanding; (9) Indebtedness represented by the Subsidiary Guaranty and Guarantees of Indebtedness Incurred pursuant to clause (1), (2) or (4) above; (10) Indebtedness (other than Indebtedness permitted by clauses (1) through (9) above, clause (11) below or paragraph (a)) in an aggregate principal amount which, when added to (A) all other Indebtedness Incurred pursuant to this clause (10) and then outstanding and (B) all other Indebtedness Incurred pursuant to Section 4.03(b)(10) of the Original Indenture and then outstanding, does not exceed $10 million at any time outstanding; and
(11) Indebtedness pursuant to the Leasing Support Agreement.

    (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. The Company shall not Incur any Indebtedness pursuant to sections (a) or (b) of the covenant described under "--Limitation on Indebtedness" if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

    LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Original Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 1995 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the

                                       77
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Company from the issuance or sale of its Capital Stock (other than Disqualified
Stock) subsequent to the Original Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company is liable as Guarantor or otherwise); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Original Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and
(ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was treated as a Restricted Payment.

    (b) The provisions of the foregoing paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock of the Company issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust established by the Company or any of the Subsidiaries); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) both (x) the Net Cash Proceeds from such sale and
(y) any Net Cash Proceeds (as defined in the Original Indenture) excluded from the calculation of amounts under Section 4.04(a)(3)(B) of the Original Indenture pursuant to clause (B) of the proviso to Section 4.04(b)(i) of the Original Indenture prior to the Issue Date shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness"; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock;" provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iv) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such persons purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $1 million; provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments; or (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with paragraph (a) of this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted
Subsidiary: (i) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company; (ii) to make any loans or advances to the Company; or (iii) transfer any of its property or assets to the Company, except: (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Original Issue Date; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting the Incurrence of Refinancing Indebtedness pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such Refinancing Indebtedness agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (4) in the case of clause (iii) above, any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer, subletting or assignment of the lease or the property leased thereunder; (5) in the case of clause (iii) above, restrictions contained in security agreements or mortgages not otherwise prohibited by the Indenture securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (6) in the case of clause (iii) above, any encumbrance or restriction by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture; and (7) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

    LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within one year from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to offer to purchase the Original Notes to the extent required by the Original Indenture,
(D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with

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clauses (A), (B) and (C) exceeds $5 million, to make an Offer to purchase the
Notes pursuant to and subject to the conditions set forth in section (b) of this covenant; and (E) fifth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C) and (D), to (x) acquire Additional Assets (other than Indebtedness and Capital Stock) or (y) prepay, repay or purchase Indebtedness of the Company (other than Indebtedness owed to an Affiliate of the Company and other than Disqualified Stock of the Company) or Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company), in each case described in this clause (E) within one year from the receipt of such Net Available Cash or, if the Company has made an Offer pursuant to clause (C) or (D), six months from the date such Offer is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A),
(C), (D) or (E) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceed $5 million. Notwithstanding the foregoing, the Company may make $1 million of Asset Dispositions each year which are not subject to the provisions of this covenant.

    For the purposes of this covenant, the following will be deemed to be cash:
(x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

    (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section (a)(iii)(D) of this covenant, the Company will be required to purchase Notes tendered pursuant to an offer, commenced prior to the expiration of the one year period referred to in Section (a)(iii)(B) of this covenant, by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued interest to the Purchase Date in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section (c) of this covenant. If the aggregate purchase price of Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company shall apply the remaining Net Available Cash in accordance with Section (a)(iii)(E) of this covenant. The Company shall not be required to make an Offer for Notes pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A), (B) and (C) of Section (a)(iii) of this covenant) is less than $5 million for any Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    (c)(1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include: (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports); (ii) a description of material developments in

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the Company's business subsequent to the date of the latest of such Reports; and
(iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender the Notes pursuant to the Offer, together with the information contained in clause (3).

    (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to: (i) the amount of the Offer (the "Offer Amount"); (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made; and (iii) the compliance of such allocation with the provisions of Section (a) of this covenant. On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

    (3) Holders electing to have a Note purchased pursuant to this covenant will be required to surrender the Note with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

    (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

    (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

    LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof
(1) are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (2) if such Affiliate Transaction involves an aggregate amount in excess of $1 million,
(i) are set forth in

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writing and (ii) have been approved by a majority of the members of the Board of
Directors having no personal stake in such Affiliate Transaction. In addition, if such Affiliate Transaction involves an amount in excess of $5 million, a fairness opinion must be provided by a nationally recognized independent investment banking firm.

    (b) The provisions of the foregoing paragraph (a) shall not prohibit: (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments"; (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements or bonuses (whether or not pursuant to an employment contract), stock options and stock ownership plans approved by the Board of Directors; (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors; (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1 million in the aggregate outstanding at any one time; (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries; (vi) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries; and
(vii) any payment pursuant to the Tax Sharing Agreement.

    LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not sell any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock except: (i) to the Company or a Wholly Owned Subsidiary; (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; or (iii) in connection with labor agreements applicable to employees of the issuing Restricted Subsidiary. Notwithstanding the foregoing, the Company is permitted to sell all the Capital Stock of a Subsidiary as long as the Company is in compliance with the terms of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock".

    LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the Original Issue Date or thereafter acquired, securing any obligation other than Permitted Liens unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) such obligation for so long as such obligation is so secured.

    LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless: (i) the Company or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without securing the Notes equally and ratably or on a senior basis, as applicable, pursuant to the covenant described under "--Limitation on Liens"; (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property; and (iii) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under "--Limitation on Sale of Assets and Subsidiary Stock".

    LIMITATION ON LINES OF BUSINESS. The Company and its Restricted Subsidiaries will not engage in any material respect in any business, other than those businesses in which the Company is engaged on the date of the Original Indenture or any Related Business. Notwithstanding the foregoing, the Company may acquire and operate any business which is primarily engaged in a Related Business at the time of acquisition.

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    FUTURE GUARANTOR SUBSIDIARIES.  After the Issue Date, the Company will cause each Restricted Subsidiary which Incurs Indebtedness, including each Restricted Subsidiary which is a guarantor of Indebtedness Incurred pursuant to clause
(b)(i) or (b)(ii) of the covenant described under " --Limitation on Indebtedness", to execute and deliver to the Trustee a Subsidiary Guaranty pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes.

    MERGER AND CONSOLIDATION. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "--Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

    The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Notes.

    Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Wholly Owned Subsidiary.

    SEC REPORTS. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

DEFAULTS

    An Event of Default is defined in the Indenture as: (i) a default in the payment of interest on the Notes when due, continued for 30 days; (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
(iii) the failure by the Company or any Subsidiary to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above; (iv) the failure by the Company or any Subsidiary to comply for 30 days after notice with any of its obligations under the covenants described above under "--Change of Control" or under the covenants described in "--Certain Covenants" (in each case, other than a failure to purchase Notes); (v) the failure by the Company or any Subsidiary to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture; (vi) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such failure continues for 10 days after notice (the "cross acceleration provision"); (vii) certain events of bankruptcy, insolvency or reorganization of the Company

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or a Significant Subsidiary (the "bankruptcy provisions"); (viii) any judgment or decree for the payment of money in excess of $10 million is rendered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"); or (ix) any Subsidiary Guaranty shall cease to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor Subsidiary shall deny or disaffirm its obligations under the Indenture or any Subsidiary Guaranty and such Default continues for 10 days.

    The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

    However, a default under clause (iv), (v), (vi) or (viii) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

    If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless: (i) such Holder has previously given the Trustee notice that an Event of Default is continuing; (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy; (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense; (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the

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Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with such a consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may or shall be redeemed as described under "--Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder, (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or (viii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions.

    Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add further Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

    The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

    A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Noteholder to pay any taxes required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to the selection of Notes to be redeemed. The Notes will be issued in registered form and the registered Holder of a Note will be treated as the owner of such Note for all purposes.

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
DEFEASANCE

    The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under "--Certain Covenants" (other than the covenants described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Certain Covenants Defaults" above and the limitations contained in clauses (iii) and (iv) under "--Merger and Consolidation" above ("covenant defeasance").

    The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries) or (viii) under "--Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) under "--Certain Covenants--Merger and Consolidation" above.

    In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

    The Company will not be permitted to exercise either defeasance option described above with respect to the Notes unless it defeases the Original Notes equivalently and substantially simultaneously. Similarly, the Company will not be permitted to defease the Original Notes unless it defeases the Notes equivalently and substantially simultaneously.

CONCERNING THE TRUSTEE

    The Bank of New York is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. It is anticipated that The Bank of New York may also be a lender under the Senior Bank Facilities.

    The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of case of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

    The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

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CERTAIN DEFINITIONS

    "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

    "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain Covenants-- Limitation on Affiliate Transactions" and "--Certain Covenants--Limitations on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

    "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business and (iii) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments".

    "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

    "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Bank Facilities and the other Senior Bank Documents, as amended, refinanced or replaced from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

    "Board of Directors" means the Board of Directors of the Company or, unless the context indicates otherwise, any committee thereof duly authorized to act on behalf of such Board.

    "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 60% of the aggregate book value of inventory (adjusted to include any LIFO reserves) and (ii) 85% of the aggregate book value

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of all accounts receivable (net of bad debt reserves) of the Company and its
Restricted Subsidiaries on a Consolidated basis, as determined in accordance with GAAP consistently applied. To the extent that information is not available as to the amount of inventory or accounts receivable as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

    "Business Day" means each day which is not a Legal Holiday.

    "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3)

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above if made by the Company or a Restricted Subsidiary during such period,
EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the Consolidated Interest Expense associated with any such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (giving effect to any Interest Rate Agreement applicable to such Indebtedness for a period (not in excess of 12 months) corresponding to the remaining term of such Interest Rate Agreement as of the date of determination).

    "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) the product of (a) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case determined on a Consolidated basis in accordance with GAAP, (viii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

    "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant, equipment or other asset

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of the Company or its consolidated Subsidiaries (including pursuant to any
Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

    "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

    "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

    "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $10 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes.

    "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) all income tax expense of the Company, (ii) Consolidated Interest Expense, (iii) depreciation expense and (iv) amortization expense, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

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
    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Foreign Subsidiary" shall mean a Subsidiary organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia; provided that no Foreign Subsidiary shall be formed by the Company or any of its Subsidiaries unless such Foreign Subsidiary meets the qualifications of and is designated as an Unrestricted Subsidiary hereunder.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Original Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

    "Guarantor Subsidiary" means any Subsidiary that has issued a Subsidiary Guaranty.

    "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

    "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

    "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all Capitalized Lease Obligations of such Person and all Attributable Debt of such Person; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value

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of such asset at such date of determination and (B) the amount of such
Indebtedness of such other Persons; (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

    "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

    "Issue Date" means the date on which the Notes are originally issued.

    "Leasing Subsidiary" means JAIX Leasing Company, a Delaware corporation.

    "Leasing Support Agreement" means the Support and Guarantee Agreement dated May 12, 1995 between the Company and The First National Bank of Chicago, as Agent, or any other agreement containing substantially the same terms as such agreement, in either case as amended, modified or replaced from time to time; provided that the terms of such agreement, as amended, modified or replaced, are no less favorable to the Company than the terms of the Leasing Support Agreement as in effect on the Original Issue Date; provided further that the amount of the Company's obligations thereunder, including any amounts paid or Investments made thereunder on or subsequent to the Original Issue Date, may not exceed $4 million.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

    "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

    "Officers' Certificate" means a certificate signed by two Officers.

    "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

    "Original Indenture" means the Indenture dated August 23, 1995, among the Company, the Guarantor Subsidiaries and the Bank of New York, as trustee.

    "Original Issue Date" means August 23, 1995.

    "Original Notes" means the Company's 11 3/4% Senior Subordinated Notes due 2005 issued under the Original Indenture.

    "Permitted Holders" means members, as of the Original Issue Date, of executive management of the Company and their respective Affiliates.

    "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
(vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) the Leasing Subsidiary, provided that (except as permitted by clause (ix)) the aggregate amount of Investments in the Leasing Subsidiary shall not exceed $3.5 million in any 12 month period; (ix) the Leasing Subsidiary pursuant to the Leasing Support Agreement; and (x) Capital Stock of a joint venture or similar entity primarily engaged in a Related Business, provided that such Investments shall not exceed $10 million at any time.

    "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that
(i) such Liens only cover such property and do not extend to any other property owned by such Person or any of its Subsidiaries, (ii) the Indebtedness secured by such Liens is not Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to such Liens, (iii) the Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture, (iv) the principal amount of any Indebtedness secured by any such Lien does not exceed the cost of assets or property so acquired or constructed and (v) the amount of Indebtedness secured by any such Lien is not subsequently increased; (g) Liens to secure Indebtedness permitted under the provisions described in clause (b)(1), (2) or (10) under " --Certain Covenants--Limitation on Indebtedness" or Refinancing Indebtedness in respect thereof; (h) Liens existing on the date of the Indenture; (i) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (l) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Original Indenture and the Indenture, secured by a Lien on the same property securing such Hedging Obligations; and (m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) and (j); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (h), (i) or
(j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (i) or (j) above if such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "--Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock".

    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

    "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

    "Public Market" means a public trading market existing at any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act.

    "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligation under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, that such Indebtedness is Incurred within 180 days after such acquisition by the Company or Restricted Subsidiary of such asset.

    "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

    "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the date of the Original Indenture or Incurred in compliance with the Original Indenture and the Indenture including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed under the Indebtedness being Refinanced, plus any accrued interest thereon, any premium required to be paid thereon and the amount of reasonable and customary transaction expenses incurred in connection therewith; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

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    "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the date of the Original Indenture.

    "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

    "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or rights to acquire its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or of any Restricted Subsidiary held by any Person (other than the Company or a Wholly Owned Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or
(iv) the making of any Investment, other than a Permitted Investment, in any Unrestricted Subsidiary or any other Person other than a Wholly Owned Subsidiary or a Person that will become a Wholly Owned Subsidiary as a result of any such Investment.

    "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

    "Revolving Facility" means the revolving credit facility provided to the Company as a portion of the Senior Bank Facilities.

    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

    "SEC" means the Securities and Exchange Commission.

    "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

    "Senior Bank Documents" means the collective reference to the Senior Bank Facilities, the notes (if any) issued pursuant thereto and the Guarantees thereof, the Security Documents and the other Loan Documents (each as defined in the Senior Bank Facilities and as in effect on the Issue Date).

    "Senior Bank Facilities" means the senior secured credit facilities dated as of the Original Issue Date, as amended as of the Issue Date, among the Company, the financial institutions party thereto and The Chase Manhattan Bank, as agent for such financial institutions.

    "Senior Subordinated Indebtedness" means the Notes, the Original Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

    "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

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
    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

    "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Original Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

    "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

    "Subsidiary Guaranty" means, individually, any Guarantee of payment of the Notes which may from time to time be executed and delivered by a Subsidiary of the Company pursuant to the terms of the Indenture, and, collectively, all such Guaranties. Each such Subsidiary Guaranty will be in the form prescribed in the Indenture.

    "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of May 12, 1995 by and among the Company and the Leasing Subsidiary or any other agreement containing substantially the same terms as such agreement.

    "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, bankers' acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Corporation, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc.

    "Term Loan Facility" means the Tranche A Term Loans and the Tranche B Term Loans under the Senior Bank Facilities.

    "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
SectionSection77aaa-77bbbb) as in effect on the date of the Indenture.

    "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

    "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, (ii) any Subsidiary of an Unrestricted Subsidiary and (iii) the Leasing Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, such designation would be permitted under the covenant entitled "--Certain Covenants--Limitation on Restricted Payments". The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness" and
(y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

    "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

    "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

               OLD NOTES REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    In connection with the sale of the Old Notes, the Company, the Guarantor Subsidiaries and the Initial Purchaser entered into an exchange and registration rights agreement dated August 11, 1997 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company and the Guarantor Subsidiaries agreed to (i) file with the Commission on or prior to 30 days after the date on which the Old Notes were issued (the "Issue Date") a registration statement (the "Exchange Offer Registration Statement") relating to the Exchange Offer for the Notes under the Securities Act and (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 90 days after the Issue Date. As soon as practicable after the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities (as defined herein) who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Transfer Restricted Securities for the Exchange Notes. The Company and the Guarantor Subsidiaries have agreed to keep the Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Notes. For each Old Note surrendered to the Company, pursuant to such Exchange Offer, the holder of such Old Notes will receive Exchange Notes having a principal amount at maturity equal to that of the surrendered Old Note.

    In the event that applicable interpretations of the Staff do not permit the Company to effect the Exchange Offer or do not permit any holder of the Notes to participate in the Exchange Offer or to receive fully transferable securities from the Exchange Offer, the Company will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer, (ii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, or
(iii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

    The Company and the Guarantor Subsidiaries have agreed to use their best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each, a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. Unless the Exchange Offer would not be permitted by a policy of the Commission, the Company and the Guarantor Subsidiaries have agreed to commence the Exchange Offer and use their best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to 120 days after the Issue Date. The Company and the Guarantor Subsidiaries have agreed, if applicable, to use their best efforts to keep the Shelf Registration Statement effective for a period of two years after the Issue Date. If (i) the applicable Registration Statement is not filed with the Commission on or prior to 30 days after the Issue Date; (ii) the Exchange Offer Registration Statement or, as the case may be, the Shelf Registration Statement, is not declared effective within 90 days after the Issue Date; (iii) the Exchange Offer is not consummated on or prior to 120 days after the Issue Date; or (iv) the Shelf Registration Statement is filed and declared effective within 90 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company and the Guarantor Subsidiaries will pay liquidated damages to each holder of Transfer Restricted Securities, during the period of Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following summary of federal income tax consequences has been prepared by Winston & Strawn. The summary is based on current law and certain proposed regulations and is for general information only. Forthcoming legislative, regulatory, judicial or administrative changes or interpretations could affect the federal income tax consequences to holders of Exchange Notes. The tax treatment of a holder may vary depending upon whether the holder is a cash-method or accrual-method taxpayer and upon the holder's particular status. For example, certain holders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers and foreign persons may be subject to special rules not discussed below.

EXCHANGE OFFER

    The exchange of Exchange Notes for Old Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no federal income tax consequences to holders exchanging the Old Notes for the Exchange Notes pursuant to the Exchange Offer. The holder should continue to include stated interest in income as if the exchange (and waiver of accrued interest on the Old Notes from August 11, 1997 to the date of issuance of the Exchange Notes) had not occurred. If, however, the exchange of the Old Notes for the Exchange Notes were treated as an "exchange" for federal income tax purposes, such exchange would constitute a recapitalization for federal income tax purposes. Holders exchanging the Old Notes pursuant to such recapitalization should not recognize any gain or loss upon the exchange.

DEBT CHARACTERIZATION AND INTEREST INCOME

    The Company will agree to treat the Notes as indebtedness for federal income tax purposes, and the following discussion assumes that such treatment is correct. If the Notes were not respected as debt, they likely would be treated as equity ownership interests in the Company. In such event, the Company would not be entitled to claim a deduction for interest payable on the Notes. As a result, the Company's after-tax cash flow and, consequently, its ability to make payments with respect to the Notes could be reduced.

STATED INTEREST/ORIGINAL ISSUE DISCOUNT

    The Company intends to take the position (which generally will be binding on holders) that the Old Notes were not issued with original issue discount. Accordingly, holders of Old Notes and New Notes should include stated interest (subject to the amortization of any amortizable bond premium, as discussed below) in gross income in accordance with their methods of accounting for federal income tax purposes. The Company's position is based on the assumptions made by the Company that an optional redemption of the Old Notes or New Notes will not occur and that no liquidated damages will be paid pursuant to the Registration Rights Agreement. The Internal Revenue Service may take a different position, which could affect the timing and character of income by holders. Holders should consult their tax advisors as to the possible treatment of liquidated damages.

AMORTIZABLE BOND PREMIUM

    If a holder's purchase price for an Old Note (excluding amounts paid that are attributable to accrued interest) was greater than the Old Note's face amount, such holder will be considered to have purchased the New Note exchanged for such Old Note with "amortizable bond premium" equal in amount to such excess. A holder of an Old Note that has elected to amortize such amortizable bond premium (to reduce the amount of stated interest income on the Old Note) will continue to amortize such premium on the New Note (to reduce the amount of stated interest income on the New Note) using the same constant yield method and term as that determined for the Old Note. A holder of a New Note with amortizable bond premium that did not elect to amortize such premium on the Old Note may elect to amortize such premium (to reduce the amount of stated interest income on the New Note), using a constant yield method, over the remaining term of the New Note (beginning from the first taxable year of the holder for which the holder makes such election, as described below) with reference to either the amount payable on maturity or, if it results in a smaller premium attributable to the period through an earlier call date, with reference to the amount payable on such earlier call date. An election to amortize bond premium on the New Note will apply to the New Note, as well as all taxable debt obligations owned by such holder at the beginning of the holder's taxable year for which the holder makes the election and thereafter acquired by the holder and may be revoked only with the consent of the Internal Revenue Service.

    The Internal Revenue Service has published proposed regulations concerning amortizable bond premium, which if made final in their present form could affect the accrual of amortizable bond premium by holders of Old Notes and New Notes. Although such proposed regulations, by their terms, will not be effective until at least 60 days after they are made final, in their present form, if a holder of an Old Note or New Note elects to amortize bond premium for the taxable year containing such effective date, the proposed regulations would apply to all the holder's debt instruments held on or after the first day of that taxable year. It cannot be predicted at this time whether the proposed regulations will become effective or what, if any, modifications will be made to them prior to their becoming effective. Holders of Old Notes and New Notes should consult their tax advisors concerning the making of an election to amortize bond premium.

SALE OR OTHER DISPOSITION OF NEW NOTES

    A holder of a New Note will have a tax basis in the New Note equal to the holder's purchase price for the Old Note, increased by the amount of interest, determined in accordance with the rules concerning amortizable bond premium described above, and market discount that is included in the holder's gross income and decreased by payments of such interest and market discount received (in cash) by the holder.

    A holder of a New Note will generally recognize gain or loss on the sale, exchange, redemption or retirement of the New Note equal to the difference (if any) between the amount realized from such sale, exchange, redemption or retirement and the holder's basis in the New Note. Such gain or loss will generally be long-term capital gain (except to the extent attributable to market discount) or loss if the New Note has been held more than one year (including the period that such holder held the Old Note prior to exchange).

TAX CONSEQUENCES TO FOREIGN HOLDERS

    For purposes of this discussion, a "Foreign Holder" is a Holder who or which is not for U.S. federal income tax purposes either (i) a citizen or resident of the United States, (ii) a former U.S. citizen, whose income and gain on the Notes will be subject to U.S. taxation, (iii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iv) an estate, the income of which is subject to U.S. federal income taxable regardless of its source, or (v) generally a trust for which (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. trustees have the authority to control all substantial decisions of the trust.

    In April 1996, proposed regulations (the "1996 Proposed Regulations") were issued which, if adopted in their present form, could affect the U.S. taxation of Foreign Holders. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed or what, if any, modifications may be made to them. The discussion under this heading and under "Information Reporting and Backup Withholding" below, is not intended to be a complete discussion of the provisions of the 1996 Proposed Regulations, and prospective Foreign Holders of Notes are urged to consult their tax advisors with respect to the effect that the 1996 Proposed Regulations may have if adopted.

    A Foreign Holder generally will not be subject to United States federal withholding tax on interest paid on the Notes so long as the Foreign Holder (i) is not actually or constructively a "10 percent shareholder" of the Company or a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the Company within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If the foregoing conditions are not satisfied, then interest paid on the Notes will be subject to United States withholding tax at a rate of 30 percent, unless such rate is reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain a Foreign Holder realizes on the sale, redemption, retirement or other taxable disposition of a Note will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the Foreign Holder's conduct of a trade or business in the United States, and (ii) in the case of a Foreign Holder that is an individual, the Foreign Holder is not present in the United States for 183 days or more in the taxable year.

    If the interest, gain or other income a Foreign Holder recognizes on a Note is effectively connected with the Foreign Holder's conduct of a trade or business in the United States, the Foreign Holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or other income at regular federal income tax rates. In addition, if the Foreign Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits," as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

    The Notes will not be includible in the estate of a Foreign Holder unless the decedent was a direct or indirect 10% or greater shareholder of the Company or, at the time of such decedent's death, payments in respect of the Notes would have been effectively connected with the conduct by such decedent of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    BACKUP WITHHOLDING

    A noncorporate holder of New Notes that either (a) is (i) a citizen or resident of the United States, (ii) a partnership, corporation or generally another entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate, the income of which is subject to

United States federal income taxation regardless of its source, or (iv) generally a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and (y) one or more fiduciaries, which are United States persons, have the authority to control all substantial decisions of the trust or (b) is not described in the preceding clause (a), but whose income from interest (including amortizable bond premium) with respect to the New Notes or proceeds from the disposition of the New Notes is effectively connected with such holder's conduct of the United States trade or business, and that receives interest with respect to the New Notes or proceeds from the disposition of the New Notes will generally not be subject to backup withholding on such payments or distributions if it certifies, under penalty of perjury, that it has furnished a correct Taxpayer Identification Number ("TIN") and it is not subject to backup withholding either because it has not been notified by the Internal Revenue Service that it is subject to backup withholding or because the Internal Revenue Service has notified it that it is no longer subject to backup withholding. Such certification may be made on an Internal Revenue Service Form W-9 or substantially similar form. However, backup withholding will apply to such a holder if the holder (i) fails to furnish its TIN, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report such payments of interest or dividends or (iv) under certain circumstances, fails to make such certification.

    The Company will withhold (at a rate of 31%) all amounts required by law to be withheld from reportable payments made with respect to the New Notes. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

    Holders of the New Notes should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

    THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF NEW NOTES SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES OF HOLDING, EXCHANGING OR SELLING THE NEW NOTES INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGES IN APPLICABLE TAX LAWS.

                        OLD NOTES TRANSFER RESTRICTIONS

    Each holder of Old Notes has been deemed to have acknowledged, represented to and agreed with the Company and the Initial Purchaser as follows:

    1. It understands and acknowledges that the Old Notes have not been registered under the Securities Act or any other applicable securities law, and that the Old Notes are being offered for resale in transactions not requiring registration under the Securities Act or any other securities laws, including sales pursuant to Rule 144A, and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph (4) below.

    2. It is a "Qualified Institutional Buyer", as defined in Rule 144A (a "QIB"), and is aware that any sale of the Old Notes to it will be made in reliance on Rule 144A and such acquisition will be for its own account or for the account of another QIB.

    3. It acknowledges that neither the Company, the Guarantor Subsidiaries, the Initial Purchaser nor any person representing the Company or the Initial Purchaser has made any representation to it with respect to the Company, the Guarantor Subsidiaries or the Old Notes Offering, other than the information contained in the Offering Memorandum relating thereto, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Old Notes. It has had access to such financial and other information concerning the Company and the Old Notes as it has deemed necessary in connection with its decision to purchase the Old Notes, including an opportunity to ask questions of and request information from the Company, the Guarantor Subsidiaries and the Initial Purchaser.

    4. It is purchasing the Old Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Old Notes pursuant to Rule 144A or any exemption from registration available under the Securities Act. It agrees on its own behalf and on behalf of any investor account for which it is purchasing the Old Notes, and each subsequent holder of the Old Notes by its acceptance thereof will agree, to offer, sell or otherwise transfer such Old Notes prior to the date which is two years after the later of the date of original issue and the last date that the Company or any affiliate of the Company was the owner of such Old Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an "Institutional Accredited Investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor") that is purchasing for its own account or for the account of such an Institutional Accredited Investor, in each case in a minimum principal amount of the Old Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Old Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of Annex A hereto the Company and the Trustee, which shall provide, among other things, that the transferee is an Institutional

Accredited Investor that is acquiring such Old Notes not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Old Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or each information satisfactory to the Company and the Trustee. Each purchaser acknowledges that each Old Note will contain a legend substantially to the following effect:

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

    THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

    5. Each purchaser, by its purchase of the Old Notes, shall be deemed to have represented that (i) if it is an insurance company, the funds to be used to purchase the Old Notes by it constitute (x) assets of an insurance company general account maintained by it and the acquisition of each such Old Note by such account satisfies the requirements of United States Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60 or (y) assets of an insurance company pooled separate account satisfying the conditions of PTCE 90-1, and (ii) if it is not an insurance company, either (x) no part of the funds to be used to purchase the Old Notes to be purchased by it constitute assets allocated to any trust which contains the assets of any employee benefit plan such that the use of such assets constitutes a non-exempt prohibited transaction under ERISA or the Code or (y) such purchase is made on behalf of a plan by (A) an investment advisor registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50 million and had stockholders' or partners' equity in excess of $0.75 million, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202(a)(2) of the Investment Advisors Act of 1940 with equity capital in excess of $1 million as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a plan, which insurance company had, as of its most recent fiscal year, net worth in excess of $1 million and which is subject to supervision and examination by state authorities having supervision over insurance companies and, in any case, such investment advisor, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in PTCE 84-14, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment advisor, bank or insurance company do not represent more than 20% of the total client assets managed by such investment advisor, bank or insurance company, and the conditions of Section 1 of such exemption are otherwise satisfied. The representation is made in reliance upon the list furnished to the purchaser by the Company and the Guarantor Subsidiaries of the employee benefit plans with respect to which the Company or a Guarantor Subsidiary is a party in interest or a disqualified person and is based upon the purchaser's determination that a statutory or administrative exemption is applicable or that the Company and its Affiliates are not parties in interest with respect to such employee benefit plan. As used in this paragraph, the terms "employee benefit plan" and "party in interest" shall have the meaning assigned to such term in
Section 3 of ERISA, the term "Affiliate" shall have the meaning assigned to such terms in Section 407(d)(7) of ERISA and the term "disqualified person" shall have the meaning assigned to such term in Section 4975 of the Code.

    6. It acknowledges that the Company, the Guarantor Subsidiaries, the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties deemed to have been made by it by its purchase of Old Notes are no longer accurate, it shall promptly notify the Company, the Guarantor Subsidiaries and the Initial Purchaser. If it is acquiring any Old Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that is has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

                         BOOK ENTRY; DELIVERY AND FORM

    Except as set forth below, the Exchange Notes will initially be issued in the form of one or more registered Notes in global form without coupons (each a "Global Note"). Each Global Note will be deposited on the date of the acceptance for exchange of the Old Notes and the issuance of the Exchange Notes (the "Closing Date") with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

    DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve system, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Holders who are not Participants may beneficially own securities held by or on behalf of the Depository only through Participants or Indirect Participants.

    The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with an interest in the Global Notes and
(ii) ownership of the Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Exchange Notes or to pledge the Exchange Notes as collateral will be limited to such extent.

    So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Exchange Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated securities (the "Certificated Securities"), and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Exchange Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system or to otherwise take action with respect to such interest, may be effected by the lack of a physical certificate evidencing such interest.

    Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Exchange Notes under the Indenture or such Global Note. The Company understands that under existing industry practice, in the event the Company requests any action of holders of Exchange Notes or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Exchange Notes by DTC, or for maintaining, supervision or reviewing any records of DTC relating to such Exchange Notes.

    Payments with respect to the principal of, premium, if any, and interest on, any Exchange Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owner of interest in a Global Note (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of interest in a Global Note will be governed by standing instruction and customary practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

CERTIFICATED SECURITIES

    If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depository or DTC ceases to be a registrant as a clearing agency under the Exchange Act and the Company is unable to locate a qualified successor within 90 days (ii) the issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in definitive form under the indenture or (iii) upon the occurrence of certain other events, then, upon surrender by DTC of the Global Notes, Certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the Exchange Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominees of any thereof), and cause the same to be delivered thereto.

    Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Exchange Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until       , 199 , all dealers effecting transactions in
the Exchange Notes may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Old Notes) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the Notes will be passed upon for the Company by Winston & Strawn, Chicago, Illinois.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996, included in or incorporated by reference into this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included or incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                           GLOSSARY OF CERTAIN TERMS

    The following industry terms have the meanings set forth below for purposes of this Prospectus.

ABS:                         Anti-lock brake system.

AUTO-FLOOD-TM-:              The Company's product name for an aluminum, rapid discharge open hopper car that offers more capacity than conventional steel automatic discharge cars.

AUTOMATIC SLACK ADJUSTER:    A mechanism that reacts to, and adjusts for, variations in brake shoe-to-drum clearance, maintains the proper amount of space between the shoe and drum and thereby eliminates the need for manual adjustment.

BRAKE DRUM:                  A metal cylinder to which pressure is applied by a braking mechanism in order to arrest rotation of the wheel to which the cylinder is attached.

BRAKE ROTOR:                 Device which works with a vehicle's braking system to stop the vehicle.

COVERED HOPPER CAR:          A totally contained freight car used to haul agricultural, chemical and mineral products.

GONDOLA CAR:                 Open-top freight car principally used for hauling coal which discharges through a rotary dump mechanism. Gondolas are also used to haul products such as ore, scrap metal and other items.

INTERMODAL CAR:              Freight car used primarily for moving containers and trailers that can be placed on trucks and ships as well as freight cars.

OEM:                         Original equipment manufacturer.

OPEN HOPPER CAR:             Freight car which discharges its load from the bottom of the car.

QUAD HOPPER CAR:             A type of open hopper car which discharges through four doors on the bottom of the freight car.

SPOKE WHEELS:                Along with the wheel hub, it is the connecting piece between the brake system and the axle upon which the rim and tire are mounted.

WHEEL HUBS:                  Along with the spoke wheel, it is the connecting piece between the brake system and the axle upon which the rim and tire are mounted.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
JOHNSTOWN AMERICA INDUSTRIES, INC. CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements
  Report of Independent Public Accountants.................................................................        F-2
  Consolidated Balance Sheets as of December 31, 1995 and 1996.............................................        F-3
  Consolidated Statements of Income for the years ended December 31, 1994,
    1995 and 1996..........................................................................................        F-4
  Consolidated Statements of Cash Flows for the years ended December 31, 1994,
    1995 and 1996..........................................................................................        F-5
  Notes to Consolidated Financial Statements...............................................................        F-6

Unaudited Condensed Consolidated Financial Statements
  Condensed Consolidated Balance Sheets as of December 31, 1996 and June 30, 1997..........................       F-31
  Condensed Consolidated Statements of Income for the six months ended June 30,
    1996 and 1997..........................................................................................       F-32
  Condensed Consolidated Statements of Cash Flows for the six months ended June 30,
    1996 and 1997..........................................................................................       F-33
  Notes to Condensed Consolidated Financial Statements.....................................................       F-34

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Johnstown America Industries, Inc.:

    We have audited the accompanying consolidated balance sheets of Johnstown America Industries, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Johnstown America Industries, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Chicago, Illinois

January 27, 1997

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                             AS OF DECEMBER 31,
                                                                                          ------------------------
                                                                                             1995         1996
                                                                                          -----------  -----------
ASSETS:
  Cash and cash equivalents.............................................................  $    11,639  $    24,535
  Accounts receivable, net..............................................................       59,959       49,346
  Inventories...........................................................................       43,900       49,589
  Deferred income tax assets............................................................       14,157       16,143
  Prepaid expenses and other current assets.............................................        8,778        3,217
                                                                                          -----------  -----------
Total current assets....................................................................      138,433      142,830
  Property, plant and equipment, net....................................................      128,770      123,859
  Leasing business assets, net..........................................................       35,655       23,255
  Restricted cash.......................................................................        1,364          578
  Deferred financing costs, net.........................................................       15,110       13,099
  Intangible assets, net................................................................      259,493      251,662
                                                                                          -----------  -----------
Total assets............................................................................  $   578,825  $   555,283
                                                                                          -----------  -----------
                                                                                          -----------  -----------
LIABILITIES:
  Accounts payable......................................................................  $    39,647  $    43,325
  Accrued payroll and employee benefits.................................................       26,101       20,220
  Other current liabilities.............................................................       31,175       34,830
  Current maturities of long-term debt and capital lease................................       16,813       17,236
                                                                                          -----------  -----------
Total current liabilities...............................................................      113,736      115,611
  Long-term debt and capital lease, less current maturities.............................      212,973      186,939
  Senior subordinated notes.............................................................      100,000      100,000
  Deferred income tax liabilities.......................................................       28,136       29,214
  Other long-term liabilities...........................................................       55,106       59,982
                                                                                          -----------  -----------
Total liabilities.......................................................................      509,951      491,746
                                                                                          -----------  -----------
SHAREHOLDERS' EQUITY:
  Preferred stock, $.01 par, 20,000 shares authorized, none
    outstanding.........................................................................      --           --
  Common stock, $.01 par, 201,000 shares authorized, 9,731
    and 9,754 issued and outstanding as of December 31, 1995 and
    1996, respectively..................................................................           98           98
  Paid-in capital.......................................................................       55,015       55,049
  Retained earnings.....................................................................       13,791        8,420
  Employee receivables for stock purchase...............................................          (30)         (30)
                                                                                          -----------  -----------
Total shareholders' equity..............................................................       68,874       63,537
                                                                                          -----------  -----------
Total liabilities and shareholders' equity..............................................  $   578,825  $   555,283
                                                                                          -----------  -----------
                                                                                          -----------  -----------

        See accompanying notes to the consolidated financial statements.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   YEARS ENDED DECEMBER 31,
                                                                             -------------------------------------
                                                                                1994         1995         1996
                                                                             -----------  -----------  -----------
Net manufacturing sales....................................................  $   468,070  $   666,028  $   555,510
Leasing revenue............................................................          455        2,573        4,462
                                                                             -----------  -----------  -----------
    Total revenue..........................................................      468,525      668,601      559,972
Cost of sales--manufacturing...............................................      442,020      608,328      472,054
Cost of leasing............................................................          133          654        2,104
                                                                             -----------  -----------  -----------
    Gross profit...........................................................       26,372       59,619       85,814
Selling, general and administrative expenses...............................       13,144       28,117       46,605
Amortization expense.......................................................        3,573        6,478       10,174
Gain on sale of leased freight cars........................................      --           --            (1,354)
                                                                             -----------  -----------  -----------
    Operating income.......................................................        9,655       25,024       30,389
Interest expense, net......................................................          266       13,782       33,015
Interest expense--leasing..................................................      --               920        2,821
                                                                             -----------  -----------  -----------
    Income (loss) before income taxes......................................        9,389       10,322       (5,447)
Provision (benefit) for income taxes.......................................        3,692        4,737          (76)
                                                                             -----------  -----------  -----------
    Net income (loss)......................................................  $     5,697  $     5,585  $    (5,371)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Income (loss) per common share.............................................  $       .58  $       .57  $      (.55)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Weighted average common and common equivalent shares outstanding...........        9,844        9,799        9,794
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                   YEARS ENDED DECEMBER 31,
                                                                             ------------------------------------
                                                                                1994         1995         1996
                                                                             ----------  ------------  ----------
OPERATING ACTIVITIES:
Net income (loss)..........................................................  $    5,697  $      5,585  $   (5,371)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
    Depreciation...........................................................       2,813         7,656      14,772
    Amortization...........................................................       3,532         8,235      14,498
    Deferred income tax expense (benefit)..................................         (40)        2,563          58
    Provision for postretirement benefits..................................       1,580         1,987       1,671
    Gain on sale of leased freight cars....................................      --           --           (1,354)
                                                                             ----------  ------------  ----------
                                                                                 13,582        26,026      24,274
Change in operating assets and liabilities, net of effect of acquired businesses:
    Accounts receivable....................................................      (5,612)       26,689      10,613
    Inventories............................................................     (30,112)       34,101      (5,689)
    Prepaid expenses and other current assets..............................         787         4,481      14,091
    Accounts payable.......................................................      15,872       (29,447)      3,677
    Accrued payroll and employee benefits..................................         333        18,066      (5,177)
    Other assets and liabilities...........................................       4,004       (27,784)     (5,411)
                                                                             ----------  ------------  ----------
Net cash provided by (used for) operating activities.......................      (1,146)       52,132      36,378

INVESTING ACTIVITIES:
    Capital expenditures...................................................      (7,295)      (14,954)     (9,919)
    Leasing business asset additions.......................................      (4,842)      (31,377)     (5,438)
    Proceeds from sale of leased freight cars..............................      --           --           18,113
    Acquisition of TCI, less cash acquired.................................      --          (266,081)     --
    Acquisition of Bostrom, less cash acquired.............................      --           (32,444)     --
    Change in restricted cash/other........................................         201        (1,354)        786
                                                                             ----------  ------------  ----------
Net cash provided by (used for) investing activities.......................     (11,936)     (346,210)      3,542

FINANCING ACTIVITIES:
    Payments of term loans and capital lease...............................      --               (46)    (16,812)
    Net (payments) borrowings of JAIX Leasing debt.........................      --            22,381      (8,799)
    Net (payments) borrowings under revolving loans........................       7,600        (7,600)     --
    Issuance of long-term debt.............................................      --           305,300      --
    Proceeds from the issuance of common stock, net........................         100            45          35
    Payment of deferred financing costs....................................      --           (16,117)     (1,448)
                                                                             ----------  ------------  ----------
Net cash provided by (used for) financing activities.......................       7,700       303,963     (27,024)
                                                                             ----------  ------------  ----------
Net increase (decrease) in cash and cash equivalents.......................      (5,382)        9,885      12,896
Cash and cash equivalents, beginning of year...............................       7,136         1,754      11,639
                                                                             ----------  ------------  ----------
Cash and cash equivalents, end of year.....................................  $    1,754  $     11,639  $   24,535
                                                                             ----------  ------------  ----------
                                                                             ----------  ------------  ----------

        See accompanying notes to the consolidated financial statements.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION

    Johnstown America Industries, Inc. (JAII) has three operating groups within the transportation industry: truck components and assemblies operations, a leading manufacturer of wheel end components, seating, steerable drive axles and gear boxes for the heavy-duty truck industry; iron castings operations, a major producer of complex iron castings for a wide range of industries; and freight car operations, a leading manufacturer and lessor of new and rebuilt freight cars used for hauling coal, intermodal containers, highway trailers, agricultural and mining products.

    On October 28, 1991, Johnstown America Corporation (JAC), wholly owned by Johnstown America Industries, Inc., a Delaware corporation, consummated the purchase of the former Freight Car Division of Bethlehem Steel Corporation.

    JAII completed the acquisition of Truck Components Inc. (TCI) and its subsidiaries (Gunite Corporation, Brillion Iron Works, Inc. and Fabco Automotive Corporation) on August 23, 1995, and Bostrom Seating, Inc. (Bostrom) on January 13, 1995. Both acquisitions were accounted for under the purchase method of accounting and accordingly, the operating results of these acquired businesses are included herein from their respective acquisition dates. Operations commenced on October 2, 1995, at the Freight Car Services, Inc. facility.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accompanying consolidated financial statements reflect the application of the following significant accounting policies:

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of JAII and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in the accompanying consolidated financial statements.

    CASH EQUIVALENTS

    The Company considers all short-term investments with original maturities of three months or less when acquired to be cash equivalents.

    INVENTORIES

    Inventories are stated at the lower of cost or market. The cost of 47% and 53% of the Company's inventories as of December 31, 1995 and 1996, respectively, was determined on the first-in, first-out (FIFO) method, with the cost of the remaining inventories, representing certain inventories at TCI and Bostrom, determined on the last-in, last-out method. Had all inventories been determined on the FIFO method at December 31, 1995 and 1996, the reported value of such inventories would have been increased by $.1 million and $1.0 million, respectively.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost less accumulated depreciation. The cost of property, plant and equipment acquired as part of a business acquisition represents the fair market value of such

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) assets at the acquisition date typically as determined by independent appraisal. Depreciation is provided using the straight-line method by making periodic charges to income over the estimated useful lives of the assets, which are as follows:

Buildings and improvements.....................................  10-40 years
Machinery and equipment........................................   3-12 years

    Property, plant and equipment under capital leases are amortized over the shorter of the estimated useful life of the asset or the term of the lease.

    Maintenance and repairs are charged to expense as incurred, while major replacements and improvements are capitalized. The cost and accumulated depreciation of items sold or retired are removed from the property accounts and any gain or loss is recorded currently in the consolidated statements of income.

    RESEARCH AND DEVELOPMENT

    Costs associated with research and development are expensed as incurred.

    LEASING BUSINESS ASSETS

    Leasing business assets, which primarily consist of freight cars, are stated at cost, which is the fully absorbed cost for those assets self-constructed by the Company, less accumulated depreciation. Freight cars are being depreciated using the straight-line method over the estimated useful life of 20-30 years.

    INTANGIBLE ASSETS

    The excess of purchase costs over amounts allocated to identifiable assets and liabilities of businesses acquired (goodwill) is amortized on the straight-line method over 40 years. Should events or circumstances occur subsequent to the acquisition of a business which bring into question the realizable value or impairment of the related goodwill, the Company will evaluate the remaining useful life and balance of goodwill and make appropriate adjustments. The Company's principle considerations in determining impairment include the strategic benefit to the Company of the particular business as measured by undiscounted current and expected future operating cash flows of that particular business.

    Other intangible assets are amortized on the straight-line method over their estimated useful lives, which are as follows:

Trademarks.....................................................     40 years
Technologies...................................................  13-40 years
Patents........................................................      8 years
Noncompete agreement...........................................      5 years
Organization costs.............................................      5 years

    ENVIRONMENTAL RESERVES

    The Company is subject to comprehensive and frequently changing federal, state and local environmental laws and regulations, and will incur additional capital and operating costs in the future to comply

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) with currently existing laws and regulations, new regulatory requirements arising from recently enacted statutes and possible new statutory enactments. In addition to environmental laws that regulate the Company's ongoing operations, the Company is also subject to environmental remediation liability. It is the Company's policy to provide and accrue for the estimated cost of environmental matters, on a non-discounted basis, when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Such provisions and accruals exclude claims for recoveries from insurance carriers or other third parties.

    Statement of Position (SOP) 96-1, "Environmental Remediation Liabilities" was issued in October 1996 and will be adopted by the Company in 1997. This new SOP provides authoritative guidance on specific accounting issues that are present in the recognition, measurement and disclosure of environmental remediation liabilities. Management does not believe that the impact, if any, of adopting this SOP will have a material effect on the Company's financial position or results of operations.

    INCOME TAXES

    The Company provides for deferred income taxes on differences that arise when items are reported for financial statement purposes in years different from those for income tax reporting purposes in conformance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes."

    REVENUE RECOGNITION

    Revenues on new and rebuilt freight cars are recognized when individual cars are completed and accepted by the customer's inspector. Revenue from leasing is recognized ratably during the lease term. All other revenue is recognized when the products are shipped.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    NEW ACCOUNTING PRONOUNCEMENTS

    SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," was issued in March 1995 and was adopted by the Company in 1996. This new pronouncement establishes standards on when to review long-lived assets and certain identifiable intangible assets for impairment and how to measure that impairment. The adoption of this standard had an immaterial effect on the Company's financial position and results of operations. SFAS No. 123, "Accounting for Stock-Based Compensation," was issued in October 1995. This new pronouncement establishes financial accounting and reporting standards for stock-based employee compensation plans and requires a fair value based method to determine the compensation cost of such plans. As allowed by the standard, the Company has provided supplemental pro forma disclosure of the effect of such adoption in Note 10.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    RECLASSIFICATIONS

    Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

NOTE 3.  ACQUISITIONS

    BOSTROM SEATING INC.

    On January 13, 1995, the Company acquired Bostrom. The total purchase price was approximately $32.4 million and was funded by the Company's previous borrowing facility.

    FREIGHT CAR SERVICES, INC.--DANVILLE FACILITY

    On January 27, 1995, the Company purchased a freight car rebuilding and repair facility in Danville, Illinois for $2.5 million and spent additional capital of $2.6 million through 1996 for refurbishment. The Company started operations at this facility in October 1995.

    TRUCK COMPONENTS, INC.

    On August 23, 1995, the Company completed the acquisition of TCI, whereby the Company acquired all outstanding shares of common stock of TCI (including shares subject to options) for a cash purchase price of approximately $166 million. The Company also made a tender offer for $82 million of TCI's outstanding senior notes and purchased such notes for $94 million. The acquisition and tender offer, as well as the repayment of the Company's and TCI's existing bank debt (excluding the JAIX Leasing facility) and the payment of various transaction fees and expenses were financed by borrowings under the Senior Bank Facilities and the proceeds of the issuance of the Notes (see Notes 6 and 7). Certain transactions related to the acquisition resulted in significant income tax refunds for TCI which were reflected as prepaid expenses and other assets in the accompanying balance sheet as of December 31, 1995 and were collected in 1996.

    The Bostrom and TCI acquisitions were accounted for as purchases for financial reporting purposes. Accordingly, certain assets and liabilities of the acquired companies were recorded at estimated fair values as of the acquisition date, based on management's best judgment and available information at the time. Changes to the original estimates, some of which were made in 1996, were not material.

    The operating results of the acquired companies have been included in the Company's reported results of operations from their respective acquisition dates.

    The Company's pro forma unaudited consolidated results of operations for the years ended December 31, 1994 and 1995 were prepared as though the acquisitions of Bostrom and TCI and the related financing transactions occurred on January 1, of the applicable year. Pro forma data is as follows:

                                                                         1994         1995
                                                                      -----------  -----------
                                                                       (IN THOUSANDS, EXCEPT
                                                                          PER SHARE DATA)
Total revenues......................................................  $   837,983  $   900,924
Gross profit........................................................      102,138      108,976
Net income..........................................................        7,617       10,068
Net income per share................................................  $      0.77  $      1.03
                                                                      -----------  -----------
                                                                      -----------  -----------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The pro forma operating results include each acquiree's pre-acquisition results of operations for the indicated years with adjustments to reflect amortization of excess cost over net assets acquired and other identified intangible assets, additional depreciation on the increase to fair market value of fixed assets, interest expense on the acquisition borrowings and the effect of income taxes thereon. The pro forma information given above does not purport to be indicative of the results that actually would have been obtained if the operations were combined during the periods presented and is not intended to be a projection of future results or trends.

NOTE 4.  DETAIL OF CERTAIN ASSETS AND LIABILITIES

    ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                                           YEARS ENDED DECEMBER
                                                                                   31,
                                                                           --------------------
                                                                             1995       1996
                                                                           ---------  ---------
                                                                              (IN THOUSANDS)
Balance at beginning of year.............................................  $  --      $   1,690
  Provision for doubtful accounts........................................         60        538
  Net write-offs.........................................................     --           (345)
  Allowances for doubtful accounts from acquired businesses..............      1,630     --
                                                                           ---------  ---------
Balance at end of year...................................................  $   1,690  $   1,883
                                                                           ---------  ---------
                                                                           ---------  ---------

    INVENTORIES

                                                                          AS OF DECEMBER 31,
                                                                         --------------------
                                                                           1995       1996
                                                                         ---------  ---------
                                                                            (IN THOUSANDS)
  Raw materials and purchased components...............................  $  14,287  $  10,289
  Work in progress and finished goods..................................     29,613     39,300
                                                                         ---------  ---------
Inventories............................................................  $  43,900  $  49,589
                                                                         ---------  ---------
                                                                         ---------  ---------

    PROPERTY, PLANT AND EQUIPMENT

                                                                         AS OF DECEMBER 31,
                                                                      ------------------------
                                                                         1995         1996
                                                                      -----------  -----------
                                                                           (IN THOUSANDS)
  Land..............................................................  $     4,144  $     4,466
  Buildings and improvements........................................       24,665       26,310
  Machinery and equipment...........................................      108,953      114,820
  Construction in progress..........................................        4,176        4,722
                                                                      -----------  -----------
                                                                          141,938      150,318
  Accumulated depreciation..........................................       13,168       26,459
                                                                      -----------  -----------
Property, plant and equipment, net..................................  $   128,770  $   123,859
                                                                      -----------  -----------
                                                                      -----------  -----------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 4.  DETAIL OF CERTAIN ASSETS AND LIABILITIES (CONTINUED)
    LEASING BUSINESS ASSETS

                                                                          AS OF DECEMBER 31,
                                                                         --------------------
                                                                           1995       1996
                                                                         ---------  ---------
                                                                            (IN THOUSANDS)
  Leasing business assets..............................................  $  36,080  $  23,884
  Accumulated depreciation.............................................        425        629
                                                                         ---------  ---------
Leasing business assets, net...........................................  $  35,655  $  23,255
                                                                         ---------  ---------
                                                                         ---------  ---------

    INTANGIBLE ASSETS

                                                                             AS OF DECEMBER 31,
                                                           ------------------------------------------------------
                                                                                               NET BALANCE
                                                                           ACCUMULATED   ------------------------
                                                           ORIGINAL COST  AMORTIZATION      1995         1996
                                                           -------------  -------------  -----------  -----------
                                                                               (IN THOUSANDS)
  Excess cost over net assets acquired...................   $   204,520    $     7,955   $   199,470  $   196,565
  Trademarks.............................................        26,988            931        26,755       26,057
  Technologies...........................................        20,722          1,094        20,448       19,628
  Patents................................................        17,278          8,217        10,891        9,061
  Noncompete agreement...................................         8,625          8,625         1,437      --
  Organization costs.....................................           742            391           492          351
                                                           -------------  -------------  -----------  -----------
Intangible assets........................................   $   278,875    $    27,213   $   259,493  $   251,662
                                                           -------------  -------------  -----------  -----------
                                                           -------------  -------------  -----------  -----------

    OTHER CURRENT LIABILITIES

                                                                          AS OF DECEMBER 31,
                                                                         --------------------
                                                                           1995       1996
                                                                         ---------  ---------
                                                                            (IN THOUSANDS)
  Accrued interest.....................................................  $   6,212  $   7,039
  Accrued workers' compensation........................................      5,875      5,456
  Current portion of postretirement and pension benefit reserves.......      4,576      3,536
  Accrued warranty.....................................................      3,810      4,090
  Other................................................................     10,702     14,709
                                                                         ---------  ---------
Other current liabilities..............................................  $  31,175  $  34,830
                                                                         ---------  ---------
                                                                         ---------  ---------

    OTHER LONG-TERM LIABILITIES

                                                                          AS OF DECEMBER 31,
                                                                         --------------------
                                                                           1995       1996
                                                                         ---------  ---------
                                                                            (IN THOUSANDS)
  Postretirement and pension benefit reserves..........................  $  28,676  $  29,414
  Environmental reserves...............................................     24,290     25,568
  Other................................................................      2,140      5,000
                                                                         ---------  ---------
Other long-term liabilities............................................  $  55,106  $  59,982
                                                                         ---------  ---------
                                                                         ---------  ---------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 5.  SHAREHOLDERS' EQUITY

                                                    COMMON       PAID-IN     WARRANTS      RETAINED      EMPLOYEE
                                                     STOCK       CAPITAL    OUTSTANDING    EARNINGS     RECEIVABLES     TOTAL
                                                 -------------  ---------  -------------  -----------  -------------  ---------
                                                                                 (IN THOUSANDS)
Balance-December 31, 1993......................    $      93    $  53,986    $     938     $   2,509     $    (291)   $  57,235
  Collection of employee receivables...........       --           --           --            --               201          201
  Options exercised............................            1           97       --            --            --               98
  Warrants exercised...........................            4          937         (938)       --            --                3
  Net income for year..........................       --           --           --             5,697        --            5,697
                                                         ---    ---------       ------    -----------       ------    ---------
Balance-December 31, 1994......................           98       55,020       --             8,206           (90)      63,234
  Collection of employee receivables...........       --           --           --            --                10           10
  Options exercised............................       --               45       --            --            --               45
  Stock subscription cancellation..............       --              (50)      --            --                50       --
  Net income for year..........................       --           --           --             5,585        --            5,585
                                                         ---    ---------       ------    -----------       ------    ---------
Balance-December 31, 1995......................           98       55,015       --            13,791           (30)      68,874
  Options exercised............................       --               34       --            --            --               34
  Net loss for year............................       --           --           --            (5,371)       --           (5,371)
                                                         ---    ---------       ------    -----------       ------    ---------
Balance-December 31, 1996......................    $      98    $  55,049    $  --         $   8,420     $     (30)   $  63,537
                                                         ---    ---------       ------    -----------       ------    ---------
                                                         ---    ---------       ------    -----------       ------    ---------

    COMMON AND PREFERRED STOCK

    The Company has authorized 200,000,000 shares of Common Stock (voting), 1,000,000 shares of Class B Common Stock (non-voting) and 20,000,000 shares of preferred stock. No Class B Common Stock or preferred stock has been issued.

    In October 1995, the Board of Directors of the Company adopted a Shareholder Rights Plan and declared a dividend of one right ("Right") for each outstanding share of the Company's common stock held by shareholders of record on October 16, 1995. When exercisable, each Right entitles shareholders of record to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock at an exercise price of $32.00, subject to certain adjustments. The Company authorized 20,000 shares of such stock pursuant to this plan. The Rights will become exercisable, and will trade separately from the common stock, only if a person or group acquires 15% or more of the Company's outstanding common stock or commences a tender or exchange offer that would result in that person or group owning 15% or more of the Company's outstanding common stock. Subsequently, upon the occurrence of certain events, holders of Rights will be entitled to purchase common stock of the Company or a third-party acquiror at an amount equal to twice the Right's exercise price. Until the Rights become exercisable, they may be redeemed at the Company's option at a price of one cent per Right. The Rights expire on October 4, 2005.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 6.  LONG-TERM DEBT

    Long-term debt consisted of the following:

                                                                         AS OF DECEMBER 31,
                                                                         1995         1996
                                                                      -----------  -----------
                                                                           (IN THOUSANDS)
Revolving Loan......................................................  $   --       $   --
Tranche A Term Loan.................................................      100,000       86,670
Tranche B Term Loan.................................................      100,000       96,670
                                                                      -----------  -----------
Total Senior Bank Facilities........................................      200,000      183,340
  Industrial Revenue Bond...........................................        5,300        5,300
  Capital lease.....................................................        2,105        1,953
  JAIX Leasing debt.................................................       22,381       13,582
                                                                      -----------  -----------
Total debt..........................................................      229,786      204,175
  Current maturities................................................      (16,813)     (17,236)
                                                                      -----------  -----------
Long-Term debt......................................................  $   212,973  $   186,939
                                                                      -----------  -----------
                                                                      -----------  -----------

    Maturities of long-term debt as of December 31, 1996 are as follows:

                                                                                (IN THOUSANDS)
                                                                                --------------
1997..........................................................................    $   17,236
1998..........................................................................        20,623
1999..........................................................................        27,347
2000..........................................................................        34,087
2001..........................................................................        34,012
Thereafter....................................................................    $   70,870

    SENIOR BANK FACILITIES

    The Company entered into a credit facility (the Senior Bank Facilities) on August 23, 1995, in conjunction with the acquisition of TCI and the related transactions described in Note 3. The Revolving Loans portion of the Senior Bank Facilities provides for up to $100 million of outstanding borrowings and letters of credit, limited by the level of eligible accounts receivable and inventories. As of December 31, 1996, availability under the Revolving Loans, after consideration of outstanding letters of credit of $17.6 million, was $44.9 million. At the Company's election, interest rates per annum for the Revolving Loans and Tranche A Term Loan are fluctuating rates of interest measured by reference to either (a) an adjusted London inter-bank offered rate (LIBOR) plus a borrowing margin or (b) an alternate base rate (ABR) plus a borrowing margin. Such borrowing margins shall range between 1.50% and 2.50% for LIBOR loans and between .50% and 1.50% for ABR loans, fluctuating within each range in 0.25% increments based on the Company achieving certain financial results. Interest rates per annum applicable to the Tranche B Term Loans are either (a) LIBOR plus a margin of 3.00% or (b) ABR plus 2.00%. Additionally, various fees related to unused commitments, letters of credit and administration of the facility are incurred by the Company. As of December 31, 1995 and 1996, the weighted average interest rate of all outstanding loans under the Senior Bank Facilities was 9.40% and 9.21%, respectively. Borrowings under the Senior Bank Facilities are guaranteed by each of the Company's subsidiaries other than JAIX Leasing (the Guarantor Subsidiaries) and are secured by the assets and stock of the Company and its Guarantor Subsidiaries.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 6.  LONG-TERM DEBT (CONTINUED)
    The term loans under the Senior Bank Facilities began amortizing quarterly on March 31, 1996. The Tranche A Term Loan and the Revolving Loans mature on March 31, 2002 and the Tranche B Term Loan matures on March 31, 2003.

    The Senior Bank Facilities contain various financial covenants including capital expenditure limitations, minimum leverage and interest coverage ratios, and minimum net worth, and also restrict the Company from paying dividends, repurchasing common stock and making other distributions in certain circumstances.

    INDUSTRIAL REVENUE BOND

    The Company, through its wholly owned subsidiary, Freight Car Services, Inc., issued an Industrial Revenue Bond for $5.3 million which bears interest at a variable rate (4.5% as of December 31, 1996) and can be redeemed by the Company at any time. The bonds are secured by a letter of credit issued by Johnstown America Industries, Inc. The bonds have no amortization and mature on December 1, 2010. The bonds are also subject to a weekly "put" provision by the holders of the bonds. In the event that any or all of the bonds are put to the Company under the provision, the Company would effectively refinance such bonds with additional borrowings under the Revolving Loans portion of the Senior Bank Facilities.

    In connection with the Industrial Revenue Bond, the Company has restricted cash at December 31, 1996 of $.6 million from the initial proceeds of $5.3 million. The restricted cash is held in trust and will be used for additional improvements and expansion of the Freight Car Services Inc., Danville facility.

    JAIX LEASING DEBT

    On May 12, 1995, JAIX Leasing entered into a three-year term loan agreement. On June 14, 1996, JAIX Leasing refinanced this debt with a $27.7 million (as amended) ten-year term loan which bears interest at an average interest rate of 9.32%. At December 31, 1996, the balance of this debt after scheduled and other prepayments was $13.6 million. This debt is secured by the JAIX Leasing underlying leases and assets and contains various covenants.

    OTHER

    During 1995 and 1996, the Company entered into various interest rate contracts to fix a portion of the cost of its variable rate Senior Bank Facilities. These contracts limit the effect of market fluctuations on the interest cost of floating rate debt. The notional principal amounts outstanding covering the current period on the interest rate contracts was $165 million and $140 million as of December 31, 1995 and 1996, respectively. The fixed rates of interest on these contracts ranged from 5.98% to 6.32% (plus the applicable borrowing margin) as of December 31, 1995 and 1996, respectively. The maturities on these contracts range from May 1997, through August 1998. The impact of fixed versus variable interest rates is recorded as incurred, as a component of interest expense. Costs associated with obtaining the Senior Bank Facilities, the Senior Subordinated Notes described in Note 7 and other indebtedness aggregate to $17.2 million. Such costs are amortized over the term of the related debt. Previously deferred financing costs, which were not material, were written off when proceeds from the Senior Bank Facilities were used to retire the related debt. Amortization of deferred financing costs amounted to $.9 million and $3.2 million for the years ended December 31, 1995 and 1996, respectively. Such amortization was not

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 6.  LONG-TERM DEBT (CONTINUED)
material in 1994. As of December 31, 1995 and 1996, accumulated amortization of such costs was $.9 million and $4.1 million, respectively.

NOTE 7.  SENIOR SUBORDINATED NOTES

    In conjunction with the acquisition of TCI, the Company issued $100 million of Senior Subordinated Notes (the Notes) which are due August 15, 2005. These Notes have an interest rate of 11.75% per annum and are guaranteed on an unsecured, senior subordinated joint and several basis by each of the Guarantor Subsidiaries. Pursuant to the settlement of an interest rate contract in effect when the Notes were issued, the Company realized a $2.6 million gain upon such issuance. The gain is being amortized as an offset to interest expense over the term of the Notes. The Notes have customary restrictive covenants including restrictions on incurrence of additional indebtedness, payment of dividends and redemption of capital stock. The Notes are subordinated to all indebtedness under the Senior Bank Facilities and cross-default provisions do exist. Except in certain limited circumstances, the Notes are not subject to optional redemption by the Company prior to August 15, 2000, and thereafter are subject to optional redemption by the Company at declining redemption premiums. Upon the occurrence of a change in control (as defined), the Company is required to offer to repurchase the Notes at a price equal to 101% of the principal amount thereof plus accrued interest.

    The Company's future operating performance and ability to service or refinance the Notes and to extend or refinance the Senior Bank Facilities will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control.

NOTE 8. EMPLOYEE BENEFIT PLANS

PENSION BENEFITS

    Certain of the Company's subsidiaries have qualified, defined benefit plans covering substantially all of their employees. Company contributions to the plans were made based upon the minimum amounts required under the Employee Retirement Income Security Act (ERISA). The plans' assets are held by independent trustees and consist primarily of equity and fixed income securities.

    In conjunction with the purchase of the freight car business, the accrued pension benefits for employees of the freight car business for service up to the acquisition date remain the responsibility of Bethlehem Steel. The Company initiated new pension plans for service subsequent to the acquisition date which essentially provide benefits similar to the former plans. Following the acquisition of TCI, certain TCI plans were frozen and were replaced with a defined contribution plan.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 8. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The following table summarizes total pension expense:

                                                                    YEARS ENDED DECEMBER 31,
                                                                 -------------------------------
                                                                   1994       1995       1996
                                                                 ---------  ---------  ---------
                                                                         (IN THOUSANDS)
  Current service cost.........................................  $   1,487  $   1,681  $   2,189
  Interest cost on projected benefit obligation................        789      1,714      2,173
  Expected return on assets....................................       (375)    (1,896)    (2,143)
  Amortization of unrecognized gains and losses................        140      1,571      1,208
                                                                 ---------  ---------  ---------
Net pension cost...............................................  $   2,041  $   3,070  $   3,427
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

    The following table sets forth the plans' funded status:

                                                                         AS OF DECEMBER 31,
                                                                      ------------------------
                                                                         1995         1996
                                                                      -----------  -----------
                                                                           (IN THOUSANDS)
  Vested benefits...................................................  $    17,658  $    20,508
  Nonvested benefits................................................        5,006        3,380
                                                                      -----------  -----------
Accumulated benefits obligation.....................................       22,664       23,888
  Effect of projected future compensation levels....................       11,071        8,256
                                                                      -----------  -----------
Projected benefits obligation.......................................       33,735       32,144
  Plan assets at fair value.........................................       14,177       20,311
                                                                      -----------  -----------
Projected benefits obligation in excess of plan assets..............       19,558       11,833
  Unrecognized net (loss) gain......................................       (3,739)       2,569
  Unrecognized prior service cost...................................       (5,673)      (5,298)
                                                                      -----------  -----------
  Net pension reserves recorded in the accompanying balance
    sheets..........................................................  $    10,146  $     9,104
                                                                      -----------  -----------
                                                                      -----------  -----------

Actuarial assumptions used in developing the above data were:

                                                                         1995         1996
                                                                      -----------  -----------
  Discount rate.....................................................         7.50%        7.75%
  Rate of expected return on plan assets............................         9.00%        9.00%
  Rate of increased in compensation.................................    4.00-6.00%   3.00-4.00%

DEFINED CONTRIBUTION PLANS

    Certain of the Company's subsidiaries also maintain qualified, defined contribution plans which provide benefits to their employees based on employee contributions, years of service, employee earnings or certain subsidiary earnings, with discretionary contributions allowed. Expenses relating to these plans were $1.6 million, $2.4 million and $3.1 million for the years ended December 31, 1994, 1995 and 1996, respectively.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 8. EMPLOYEE BENEFIT PLANS (CONTINUED)
POSTRETIREMENT BENEFITS

    The Company provides health care benefits for certain salaried and hourly retired employees. Employees may become eligible for health care benefits if they retire after attaining specified age and service requirements. These benefits are subject to deductibles, co-payment provisions and other limitations.

    In connection with the purchase of the freight car business, the expected cost of postretirement benefits of employees over age 43 at the purchase date remained the responsibility of Bethlehem Steel. Costs of benefits relating to current service are expensed currently.

    The following table summarizes postretirement benefits expense:

                                                                                        YEARS ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1994       1995       1996
                                                                                     ---------  ---------  ---------
                                                                                             (IN THOUSANDS)
  Current service cost.............................................................  $     998  $   1,043  $     854
  Interest cost on accumulated benefit obligation..................................        582      1,001      1,340
  Amortization of unrecognized gains...............................................     --            (57)      (183)
                                                                                     ---------  ---------  ---------
Net postretirement benefits costs..................................................  $   1,580  $   1,987  $   2,011
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

    The following table sets forth the plans funded status:

                                                                                              AS OF DECEMBER 31,
                                                                                             --------------------
                                                                                               1995       1996
                                                                                             ---------  ---------
                                                                                                (IN THOUSANDS)
  Retirees.................................................................................  $   6,329  $   6,308
  Other fully eligible plan participants...................................................      3,208      4,828
  Other active plan participants...........................................................     11,650      7,712
                                                                                             ---------  ---------
Accumulated benefits obligation............................................................     21,187     18,848
  Unrecognized net gain....................................................................      1,919      4,998
                                                                                             ---------  ---------
Net postretirement benefits reserve recorded in the accompanying balance sheets............  $  23,106  $  23,846
                                                                                             ---------  ---------
                                                                                             ---------  ---------

    The discount rates used in developing the above data was 9.00% in 1994, and ranged from 7.25% to 7.75% in 1995 and from 7.50% to 8.00% in 1996.

    Medical trend rate assumptions were 10.25% in 1994, 8.00% to 9.50% for 1995 and 5.25% to 9.00% for 1996, incrementally decreasing to and remaining at 5.00% for 2001 and later. Were the assumed medical trend rates to be increased by 1% for each future year, the effect of this change would be to increase the accumulated postretirement benefit by $4.4 million and $4.0 million at December 31, 1995 and 1996, respectively, and the aggregate service and interest cost components by $.6 million, $.7 million and $.6 million for the years ended December 31, 1994, 1995 and 1996, respectively.

    The Company does not offer any other significant post-employment benefits.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 9. INCOME TAXES

    The provision (benefit) for income taxes includes current and deferred components as follows:

                                                                     YEARS ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                    1994       1995       1996
                                                                  ---------  ---------  ---------
                                                                          (IN THOUSANDS)
Current taxes:
  Federal.......................................................  $   2,929  $   1,853  $  --
  State.........................................................        803        321       (134)
                                                                  ---------  ---------  ---------
                                                                      3,732      2,174       (134)
                                                                  ---------  ---------  ---------
Deferred taxes:
  Federal.......................................................        (54)     2,227       (444)
  State.........................................................         14        336        502
                                                                  ---------  ---------  ---------
                                                                        (40)     2,563         58
                                                                  ---------  ---------  ---------
Provision (benefit) for income taxes............................  $   3,692  $   4,737  $     (76)
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

    The provision (benefit) for income taxes differs from the amounts computed by applying the federal statutory rate as follows:

                                                                           YEARS ENDED DECEMBER 31,
                                                                        -------------------------------
                                                                          1994       1995       1996
                                                                        ---------  ---------  ---------
Income taxes at federal statutory rate................................       34.0%      34.0%     (34.0%)
State income taxes, net of federal benefit............................        4.3        4.2       (0.1)
Nondeductible amortization expense....................................        0.7        7.2       32.7
Other, net............................................................        0.3        0.5     --
                                                                              ---        ---  ---------
Effective income tax rate.............................................       39.3%      45.9%     (1.4)%
                                                                              ---        ---  ---------
                                                                              ---        ---  ---------

    Components of deferred tax benefits (obligations) consist of the following:

                                                                          1995                    1996
                                                                 ----------------------  ----------------------
DESCRIPTION                                                      BENEFITS   OBLIGATIONS  BENEFITS   OBLIGATIONS
- ---------------------------------------------------------------  ---------  -----------  ---------  -----------
                                                                                 (IN THOUSANDS)
Postretirement and pension benefit reserves....................  $  13,495   $  --       $  13,257   $  --
Environmental reserve..........................................      9,801      --          10,299      --
Deferred employee compensation.................................      5,684      --           3,787      --
Accrued workers' compensation reserve..........................      2,201      --           2,128      --
Warranty reserve...............................................      1,486      --           1,595      --
Alternative minimum tax credit carry forward...................      1,116      --           4,042      --
Property, plant and equipment..................................     --         (28,297)     --         (28,104)
Trademarks and technologies....................................     --         (20,526)     --         (19,776)
Inventories....................................................     --          (3,381)     --          (2,973)
Other..........................................................      5,325        (883)      4,182      (1,508)
                                                                 ---------  -----------  ---------  -----------
  Deferred tax benefits (obligations)..........................  $  39,108   $ (53,087)  $  39,290   $ (52,361)
                                                                 ---------  -----------  ---------  -----------
                                                                 ---------  -----------  ---------  -----------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 9. INCOME TAXES (CONTINUED)
    In the consolidated balance sheets, these deferred benefits and deferred obligations are classified as deferred income tax assets or deferred income tax liabilities, based on the classification of the related asset or liability for financial reporting. A deferred tax liability or asset that is not related to an asset or liability for financial reporting, including deferred tax assets related to carry forwards, are classified according to the expected reversal date of the temporary difference as of the end of the year. Credit carry forwards primarily consist of alternative minimum taxes, which can be carried forward indefinitely, and certain state tax net operating losses subject to various limitations which expire, if unused, primarily in 1998 and 1999 under the current tax laws.

    A valuation allowance of $.3 million and $2.1 million as of December 31, 1995 and 1996, has been recorded to offset these state tax credit carry forwards. As of December 31, 1995 and 1996, no other valuation allowances are deemed necessary as management expects to realize all other deferred benefits as future tax deductions.

NOTE 10.  STOCK OPTION PLANS

    The Company maintains a Stock Option Plan (the Option Plan) for management and non-affiliated directors of the Company and has reserved 989,000 shares of common stock for issuance under such plan. Options are granted to management at the discretion of the Company's directors and pursuant to an option program for non-affiliated Company directors. Options granted under the Option Plan generally have an exercise price equal to the closing market value of the Company's common stock as of the date of grant, and become exercisable under various vesting periods of up to three years.

                                                  OUTSTANDING                   EXERCISABLE
                                          ----------------------------  ----------------------------
                                                       WTD. AVG. EXER.               WTD. AVG. EXER.
                                            SHARES          PRICE         SHARES          PRICE
                                          -----------  ---------------  -----------  ---------------
                                                (IN THOUSANDS, EXCEPT WEIGHTED AVERAGE PRICES)
December 31, 1993.......................         178      $    3.72            178      $    3.72
    Issued..............................         109          20.07
    Exercised...........................         (60)          2.50
                                                 ---        -------            ---        -------
December 31, 1994.......................         227          11.89            210           4.31
    Issued..............................         399          10.88
    Exercised...........................         (18)          2.50
    Cancelled...........................         (25)          4.90
                                                 ---        -------            ---        -------
December 31, 1995.......................         583          11.79            277          11.18
    Issued..............................         178           4.82
    Exercised...........................         (14)          2.50
    Cancelled...........................         (74)         12.17
                                                 ---        -------            ---        -------
December 31, 1996.......................         673      $   10.10            472      $   10.82
                                                 ---        -------            ---        -------
                                                 ---        -------            ---        -------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 10.  STOCK OPTION PLANS (CONTINUED)

RANGE OF EXERCISE                         WTD. AVG.      WTD. AVG. EXER.               WTD. AVG. EXER.
  PRICES                   SHARES      REMAINING YRS.         PRICE         SHARES          PRICE
- -----------------------  -----------  -----------------  ---------------  -----------  ---------------
                                                                                 EXERCISABLE--
                                 OUTSTANDING--DECEMBER 31, 1996                DECEMBER 31, 1996
                         -----------------------------------------------  ----------------------------

                                            (IN THOUSANDS, EXCEPT LIVES AND PRICES)
$2.50 - $12.00.........         434            8.67         $    6.08            301      $    6.42
$12.00 - $25.63........         239            7.80             17.42            171          18.57
                                ---             ---           -------            ---        -------
                                ---             ---           -------            ---        -------

    The Company measures compensation cost under the intrinsic value-based method. Had compensation cost been determined on the fair market value-based accounting method for options granted in 1995 and 1996, pro forma net income and earnings per share for 1995 would have been $5.1 million and $.52, respectively, and pro forma net loss and loss per share for 1996 would have been $6.1 million and $.62, respectively. The weighted average fair value of options granted in 1995 and 1996 was $8.44 and $2.34 for December 31, 1995 and 1996, respectively. The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: weighted average risk-free interest rate of 6.9% and 7.1%; weighted average volatility of 60.6% and 56.6%; expected lives of 10 years and zero dividend yield for 1995 and 1996, respectively.

NOTE 11.  ENVIRONMENTAL MATTERS

    The Company is subject to comprehensive and frequently changing federal, state and local environmental laws and regulations, and will incur additional capital and operating costs in the future to comply with currently existing laws and regulations, new regulatory requirements arising from recently enacted statutes and possible new statutory enactments. In addition to environmental laws that regulate the Company's subsidiaries' ongoing operations, the subsidiaries also are subject to environmental remediation liability. Under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and analogous state laws, the Company's subsidiaries may be liable as a result of the release or threatened release of hazardous substances into the environment. The Company's subsidiaries are currently involved in several matters relating to the investigation and/or remediation of locations where the subsidiaries had arranged for the disposal of foundry and other wastes.

    Such matters include five situations in which the Company, through its TCI subsidiaries and their predecessors, have been named or are believed to be potentially responsible parties (PRPs) in the contamination of the sites. Additionally, environmental remediation may be required at two of the TCI facilities at which soil and ground water contamination has been identified.

    The Company believes that it has valid claims for contractual indemnification against prior owners for certain of the investigatory and remedial costs at each of the above mentioned sites. The Company has been notified, however, by all contractual indemnitors that they will not honor future claims for indemnification. Accordingly, the Company is litigating indemnification claims and there is no assurance that even if successful in any such claims, any judgments against the indemnitors will ultimately be recoverable. In addition, the Company believes it is likely that it has incurred some liability at various sites for activities and disposal following acquisition which would not in any event be covered by indemnification by prior owners.

    As of December 31, 1996, the Company has a $26.4 million environmental reserve. This reserve is based on current cost estimates and does not reduce estimated expenditures to net present value. The Company currently anticipates spending approximately $500,000 per year for the next three years and

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 11.  ENVIRONMENTAL MATTERS (CONTINUED)
approximately $1 million per year in years 2000 and 2001 for monitoring the various environmental sites associated with the environmental reserve, including attorney and consultant costs for strategic planning and negotiations with regulators and other PRPs, and payment of remedial investigation costs. The Company expects to fund such expenditures with the cash flow generated from its operations and amounts available under its Revolving Loans. These sites are generally in the early investigatory stages of the remediation process and thus it is anticipated that significant cash payments for remediation will not be incurred for at least several years. After the evaluation and investigation period, the investigation and remediation costs will likely increase because the actual remediation of the various environmental sites associated with the environmental reserve will likely be under way. Any cash expenditures required by the Company or its subsidiaries to comply with applicable environmental laws and/or to pay for any remediation efforts will not be reduced or otherwise affected by the existence of the environmental reserve. Due to the early stage of investigation of many of the sites and potential remediations referred to above, there are significant uncertainties as to waste quantities involved, the extent and timing of the remediation which will be required, the range of acceptable solutions, costs of remediation and the number of PRPs contributing to such costs. Based on all of the information presently available to it, the Company believes that the environmental reserve will be adequate to cover its future costs related to the sites associated with the environmental reserve, and that any additional costs will not have a material adverse effect on the financial condition or results of operations of the Company. However, the discovery of additional sites, the modification of existing laws or regulations, the imposition of joint and several liability under CERCLA or the uncertainties referred to above could result in such a material adverse effect.

NOTE 12.  CONTINGENCIES

    The Company is involved in certain threatened and pending legal proceedings including workers' compensation claims arising out of the conduct of its businesses. In the opinion of management, the ultimate outcome of such legal proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

    The patent infringement lawsuit commenced by Johnstown America Corporation
(JAC) in December 1992 against Trinity Industries, Inc. (Trinity) alleging infringement of JAC's patent for its BethGon Coalporter-Registered Trademark-freight car was tried in 1996 with the trial court entering an order upholding a jury verdict that the patent, though valid, was not infringed by Trinity's Aluminator II freight car. In addition, JAC was not held to be liable for any of the counterclaims alleged by Trinity. JAC thereafter made motions to the trial court to set aside the verdict as not being consistent with the facts or the law and enter judgment in favor of JAC or, alternatively, to order a new trial, which motions were denied. JAC has appealed the case to the United States Court of Appeals for the Federal Circuit. JAC expects the appeal to be decided in mid to late 1997. Although the chances of success of the appeal cannot be predicted, the Company continues to believe that the order entered by the trial court upholding the jury's verdict and several prior orders are not consistent with the facts or the law and that the trial court erred in applying the law in this case. In any event, although neither the outcome of the action nor the effect of such outcome can be predicted with certainty, in the opinion of management of the Company, the outcome of the action will not have a material adverse effect on the financial condition or results of operations of the Company.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 12.  CONTINGENCIES (CONTINUED)
    Additionally, the Company is involved in various warranty and repair claims with its customers as a normal course of business. In the opinion of management, accrued warranty costs relating to these obligations are adequate.

NOTE 13.  COMMITMENTS

    The Company leases certain real property and equipment under long-term leases expiring at various dates through 2032. The leases generally contain specific renewal or purchase options at the then fair market value.

    Future minimum lease payments at December 31, 1996 are as follows:

                                                              CAPITAL LEASE   OPERATING LEASE
                                                              --------------  ----------------
                                                                       (IN THOUSANDS)
1997........................................................    $      395       $    3,484
1998........................................................           395            3,135
1999........................................................           395            2,850
2000........................................................           395            2,653
2001........................................................           395            2,130
Thereafter..................................................         2,408           25,384
                                                                   -------         --------
                                                                   -------         --------

    Total minimum lease payments............................    $    4,383       $   39,636
Less: Amount representing interest..........................         2,430
                                                                   -------
    Present value of minimum lease payments.................         1,953
Less: Current portion of obligation under capital lease.....           170
                                                                   -------
Noncurrent obligation under capital lease...................    $    1,783
                                                                   -------
                                                                   -------

    While the Company is liable for maintenance, insurance and similar costs under most of its leases, such costs are not included in the future minimum lease payments.

    The Company assumed the capital lease in its acquisition of TCI. The related asset balance of $1.9 million is included as a component of buildings and improvements. Accumulated depreciation of this asset was $.1 million and $.2 million as of December 31, 1995 and 1996, respectively.

    Total rental expense for the years ended December 31, 1995 and 1996 amounted to $2.0 million and $3.7 million, respectively. Rental expense for the year ended December 31, 1994 was not material.

NOTE 14.  MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT

    In each of 1994, 1995 and 1996, a different customer accounted for 31%, 17% and 13% of the Company's total revenue.

    A small number of customers often represent a significant portion of JAC's revenues, in a given year, due to the large average size of orders from the freight car business. With the acquisition of TCI and Bostrom, the Company's revenue base is less concentrated.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 15.  UNAUDITED QUARTERLY INFORMATION

                              FIRST QUARTER   SECOND QUARTER   THIRD QUARTER  FOURTH QUARTER
                              -------------  ----------------  -------------  ---------------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
1995
- ----------------------------
Total revenue...............   $   178,438     $    166,731     $   166,881    $     156,551
Gross profit................        11,327           13,946          14,077           20,269
Net income (loss)...........         3,022            3,356             198             (991)
                              -------------  ----------------  -------------  ---------------
    Net income (loss) per
      share.................   $      0.31     $       0.34     $      0.02    $       (0.10)
                              -------------  ----------------  -------------  ---------------
                              -------------  ----------------  -------------  ---------------

1996
- ----------------------------
Total revenue...............   $   152,339     $    133,290     $   140,845    $     133,498
Gross profit................        23,211           21,482          20,533           20,588
Net income (loss)...........          (728)          (1,224)         (1,563)          (1,856)
                              -------------  ----------------  -------------  ---------------
    Net income (loss) per
      share.................   $     (0.07)    $      (0.13)    $     (0.16)   $       (0.19)
                              -------------  ----------------  -------------  ---------------
                              -------------  ----------------  -------------  ---------------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 16.  GUARANTOR SUBSIDIARIES

    The Notes and the obligations under the Senior Bank Facilities are fully and unconditionally guaranteed on an unsecured, senior subordinated, joint and several basis by each of the Guarantor Subsidiaries. The following condensed consolidating financial data illustrates the composition of the Parent Company, Guarantor Subsidiaries and JAIX Leasing as of and for the years ended December 31, 1995 and 1996. Separate complete financial statements of the respective Guarantors Subsidiaries would not provide additional information which would be useful in assessing the financial composition of the Guarantor Subsidiaries and thus, are not presented.

    Investments in subsidiaries are accounted for by the Parent Company on the equity method for purposes of the supplemental consolidating presentation. Earnings of subsidiaries are, therefore, reflected in the Parent Company's investment accounts and earnings. The principle elimination entries eliminate the Parent Company's investment in subsidiaries and intercompany balances and transactions.

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                  PARENT     GUARANTOR      JAIX
                                                 COMPANY    SUBSIDIARIES   LEASING   ELIMINATIONS  CONSOLIDATED
                                                ----------  ------------  ---------  ------------  -------------
                                                                         (IN THOUSANDS)
Total revenue.................................  $       80   $  666,695   $   1,826   $   --        $   668,601
Cost of sales.................................          (7)     608,491         498       --            608,982
                                                ----------  ------------  ---------  ------------  -------------
  Gross profit................................          87       58,204       1,328       --             59,619
Selling, general, administrative and
  amortization expenses.......................       4,181       30,414      --           --             34,595
                                                ----------  ------------  ---------  ------------  -------------
  Operating income (loss).....................      (4,094)      27,790       1,328       --             25,024
Interest expense, net.........................       2,186       11,615         901       --             14,702
Equity (earnings) of subsidiaries.............     (10,062)      --          --           10,062        --
Provision (benefit) for income taxes..........      (1,803)       6,376         164       --              4,737
                                                ----------  ------------  ---------  ------------  -------------
Net income (loss).............................  $    5,585   $    9,799   $     263   $  (10,062)   $     5,585
                                                ----------  ------------  ---------  ------------  -------------
                                                ----------  ------------  ---------  ------------  -------------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 16.  GUARANTOR SUBSIDIARIES (CONTINUED)
                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1995

                                                PARENT      GUARANTOR      JAIX
                                                COMPANY    SUBSIDIARIES   LEASING   ELIMINATIONS  CONSOLIDATED
                                              -----------  ------------  ---------  ------------  -------------
                                                                       (IN THOUSANDS)
Cash and cash equivalents...................  $    16,896   $   (6,156)  $     899   $   --        $    11,639
Accounts receivable, net....................      --            59,814         145       --             59,959
Inventories.................................      --            43,900      --           --             43,900
Prepaid expenses and other..................        5,320       17,218         437          (40)        22,935
                                              -----------  ------------  ---------  ------------  -------------
  Total current assets......................       22,216      114,776       1,481          (40)       138,433
Property, plant and equipment, net..........        2,446      128,275      33,993         (289)       164,425
Other assets................................      112,988      257,538         226      (94,785)       275,967
                                              -----------  ------------  ---------  ------------  -------------
Total assets................................  $   137,650   $  500,589   $  35,700   $  (95,114)   $   578,825
                                              -----------  ------------  ---------  ------------  -------------
                                              -----------  ------------  ---------  ------------  -------------
Accounts payable............................  $     1,836   $   37,807   $       4   $   --        $    39,647
Other current liabilities...................       22,973       51,169          92         (145)        74,089
                                              -----------  ------------  ---------  ------------  -------------
Total current liabilities...................       24,809       88,976          96         (145)       113,736
Noncurrent liabilities......................      --            82,326         916       --             83,242
Long-term debt, less current maturities and
  intercompany advances (receivables).......       43,967      242,042      26,964       --            312,973
Total shareholders equity...................       68,874       87,245       7,724      (94,969)        68,874
                                              -----------  ------------  ---------  ------------  -------------
Total liabilities and shareholders'
  equity....................................  $   137,650   $  500,589   $  35,700   $  (95,114)   $   578,825
                                              -----------  ------------  ---------  ------------  -------------
                                              -----------  ------------  ---------  ------------  -------------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 16.  GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                 PARENT     GUARANTOR      JAIX
                                                COMPANY    SUBSIDIARIES   LEASING   ELIMINATIONS  CONSOLIDATED
                                               ----------  ------------  ---------  ------------  -------------
                                                                        (IN THOUSANDS)
Cash Flows provided by Operating
  Activities.................................  $    1,571   $   49,372   $   1,189   $   --        $    52,132
                                               ----------  ------------  ---------  ------------  -------------
Cash Flows from Investing Activities:
Capital expenditures.........................         (42)     (14,912)     --           --            (14,954)
Leased assets................................      (1,951)      (4,573)    (33,999)      --            (31,377)
Acquisition of TCI, less cash acquired.......      --         (266,081)     --           --           (266,081)
Acquisition of Bostrom, less cash acquired...      --          (32,444)     --           --            (32,444)
Increase in restricted cash/other............          10       (1,364)     --           --             (1,354)
                                               ----------  ------------  ---------  ------------  -------------
Cash (used for) investing activities.........      (1,983)    (310,228)    (33,999)                   (346,210)
                                               ----------  ------------  ---------  ------------  -------------
Cash Flows from Financing Activities:
Revolving loan, net..........................      (7,600)      --          --           --             (7,600)
Issuance of long-term debt...................     300,000        5,300      --           --            305,300
Issuance of JAIX Leasing debt................      --           --          22,381       --             22,381
Intercompany advances........................    (259,393)     247,773      11,620       --            --
Deferred financing costs paid/other..........     (15,658)        (168)       (292)      --            (16,118)
                                               ----------  ------------  ---------  ------------  -------------
Cash provided by financing activities........      17,349      252,905      33,709       --            303,963
Net increase (decrease) in cash and cash
  equivalents................................      16,937       (7,951)        899       --              9,885
                                               ----------  ------------  ---------  ------------  -------------
Cash and Cash Equivalents, beginning of
  year.......................................         (41)       1,795      --           --              1,754
                                               ----------  ------------  ---------  ------------  -------------
Cash and Cash Equivalents, end of year.......  $   16,896   $   (6,156)  $     899   $   --        $    11,639
                                               ----------  ------------  ---------  ------------  -------------
                                               ----------  ------------  ---------  ------------  -------------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 16.  GUARANTOR SUBSIDIARIES (CONTINUED)

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                        GUARANTOR
                                      PARENT COMPANY   SUBSIDIARIES  JAIX LEASING   ELIMINATIONS  CONSOLIDATED
                                     ----------------  ------------  -------------  ------------  -------------
                                                                   (IN THOUSANDS)
Total revenue......................     $      114      $  555,509     $   4,349     $   --        $   559,972
Cost of sales......................             42         472,053         2,063         --            474,158
                                           -------     ------------  -------------  ------------  -------------
Gross profit.......................             72          83,456         2,286         --             85,814
Selling, general, administrative
  and amortization expenses........          1,202          55,577        --             --             56,779
Gain on sale of leased freight
  cars.............................         --              --            (1,354)        --             (1,354)
                                           -------     ------------  -------------  ------------  -------------
Operating income (loss)............         (1,030)         27,879         3,640         --             30,389
Interest expense, net..............         11,421          21,697         2,718         --             35,836
Equity (earnings) of
  subsidiaries.....................         (1,947)         --            --              1,947        --
Provision (benefit) for income
  taxes............................         (5,233)          4,789           368         --                (76)
                                           -------     ------------  -------------  ------------  -------------
Net income (loss)..................     $   (5,371)     $    1,393     $     554     $   (1,947)   $    (5,371)
                                           -------     ------------  -------------  ------------  -------------
                                           -------     ------------  -------------  ------------  -------------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 16.  GUARANTOR SUBSIDIARIES (CONTINUED)
                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                                        GUARANTOR
                                      PARENT COMPANY   SUBSIDIARIES  JAIX LEASING   ELIMINATIONS  CONSOLIDATED
                                     ----------------  ------------  -------------  ------------  -------------
                                                                   (IN THOUSANDS)
Cash and cash equivalents..........    $     18,060     $    1,483    $     4,992    $   --        $    24,535
Accounts receivable, net...........              28         49,162            156        --             49,346
Inventories........................         --              49,589        --             --             49,589
Prepaid expenses and other.........           2,979         16,008            373        --             19,360
                                     ----------------  ------------  -------------  ------------  -------------
Total current assets...............          21,067        116,242          5,521        --            142,830
Property, plant and equipment,
  net..............................           7,577        123,128         16,960          (551)       147,114
Other assets.......................         108,822        255,913            401       (99,797)       265,339
                                     ----------------  ------------  -------------  ------------  -------------
Total assets.......................    $    137,466     $  495,283    $    22,882    $ (100,348)   $   555,283
                                     ----------------  ------------  -------------  ------------  -------------
                                     ----------------  ------------  -------------  ------------  -------------
Accounts payable...................    $        201     $   42,993    $       131    $   --        $    43,325
Other current liabilities..........          18,390         55,835         (1,728)         (211)        72,286
                                     ----------------  ------------  -------------  ------------  -------------
Total current liabilities..........          18,591         98,828         (1,597)         (211)       115,611
Noncurrent liabilities.............         --              85,716          3,480        --             89,196
Long-term debt, less current
  maturities and intercompany
  advances (receivables)...........          55,338        218,425         13,176        --            286,939
Total shareholders' equity.........          63,537         92,314          7,823      (100,137)        63,537
                                     ----------------  ------------  -------------  ------------  -------------
Total liabilities and shareholders
  equity...........................    $    137,466     $  495,283    $    22,882    $ (100,348)   $   555,283
                                     ----------------  ------------  -------------  ------------  -------------
                                     ----------------  ------------  -------------  ------------  -------------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 16.  GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                        GUARANTOR
                                      PARENT COMPANY   SUBSIDIARIES  JAIX LEASING   ELIMINATIONS  CONSOLIDATED
                                     ----------------  ------------  -------------  ------------  -------------
                                                                   (IN THOUSANDS)
Cash Flows provided by Operating
  Activities.......................     $   (4,989)     $   40,087     $   1,280     $   --        $    36,378
                                          --------     ------------  -------------  ------------  -------------
Cash Flows from Investing
  Activities:
Capital expenditures...............           (206)         (9,713)       --             --             (9,919)
Leased assets......................         (4,905)            279          (812)        --             (5,438)
Cash from sale of leased assets....         --              --            18,113         --             18,113
Changes in restricted cash.........         --                 786        --             --                786
                                          --------     ------------  -------------  ------------  -------------
Cash provided by (used for)
  investing activities.............         (5,111)         (8,648)       17,301         --              3,542
                                          --------     ------------  -------------  ------------  -------------
Cash Flows from Financing
  Activities:
Net payments under term loans......        (16,660)           (152)       --             --            (16,812)
Issuance (payment) JAIX Leasing
  debt, net........................         --              --            (8,799)        --             (8,799)
Change in intercompany advances....         27,071         (23,634)       (3,437)        --            --
Dividends received (paid)..........          1,600          --            (1,600)        --            --
Deferred financing costs paid......           (782)            (14)         (652)        --             (1,448)
Other..............................             35          --            --             --                 35
                                          --------     ------------  -------------  ------------  -------------
Cash provided by (used for)
  financing activities.............         11,264         (23,800)      (14,488)        --            (27,024)
Net increase (decrease) in cash and
  cash equivalents.................          1,164           7,639         4,093         --             12,896
                                          --------     ------------  -------------  ------------  -------------
Cash and Cash Equivalents,
  beginning of year................         16,896          (6,156)          899         --             11,639
                                          --------     ------------  -------------  ------------  -------------
Cash and Cash Equivalents, end of
  year.............................     $   18,060      $    1,483     $   4,992     $   --        $    24,535
                                          --------     ------------  -------------  ------------  -------------
                                          --------     ------------  -------------  ------------  -------------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 17.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    Based on borrowing rates currently available to the Company for borrowings with similar terms and maturities, the fair value of the Company's debt was approximately $320 million and $297 million as of December 31, 1995 and 1996, respectively. No quoted market value is available except for the $100 million Notes which had a market value of approximately $90 million and $97.5 million as of December 31, 1995 and 1996. Outstanding interest rate contracts, based on current market pricing models, have an estimated discounted fair market value of negative $3.4 million and negative $.6 million as of December 31, 1995 and 1996, respectively. All other financial instruments of the Company have fair market values which approximate carrying value as of December 31, 1995 and 1996.

NOTE 18.  SUPPLEMENTAL CASH FLOWS AND NON-CASH TRANSACTIONS DISCLOSURE

                                                                 YEARS ENDED DECEMBER 31,
                                                             ---------------------------------
                                                               1994        1995        1996
                                                             ---------  -----------  ---------
                                                                      (IN THOUSANDS)
Cash paid for:
    Interest...............................................  $     259  $     7,718  $  31,487
    Income taxes...........................................      2,380        6,011      1,382
                                                             ---------  -----------  ---------
Business acquisitions:
    Cash paid..............................................  $  --      $   300,624  $  --
    Assets received........................................     --          412,634     --
                                                             ---------  -----------  ---------
    Liabilities assumed....................................  $  --      $   112,010  $  --
                                                             ---------  -----------  ---------
                                                             ---------  -----------  ---------

NOTE 19.  SUBSEQUENT EVENT (UNAUDITED)

    In September 1997, TCI and Gunite Corporation ("Gunite") settled two pending environmental lawsuits. As a result of the settlement, the Company's reserve for environmental matters was decreased by $14.3 million.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        DECEMBER 31,    JUNE 30,
                                                                                            1996          1997
                                                                                       --------------  -----------
ASSETS:
  Cash and cash equivalents..........................................................   $     24,535   $    17,311
  Accounts receivable, net...........................................................         49,346        61,444
  Inventories........................................................................         49,589        54,435
  Prepaid expenses and other.........................................................         19,360        18,730
                                                                                       --------------  -----------
    Total current assets.............................................................        142,830       151,920
  Property, plant and equipment, net.................................................        123,859       118,922
  Leasing business assets, net.......................................................         23,255        39,530
  Restricted cash....................................................................            578           578
  Deferred financing costs, net......................................................         13,450        12,268
  Intangible assets, net.............................................................        251,311       247,422
                                                                                       --------------  -----------
    Total assets.....................................................................   $    555,283   $   570,640
                                                                                       --------------  -----------
                                                                                       --------------  -----------
LIABILITIES:
  Accounts payable...................................................................   $     43,325   $    52,028
  Accrued expenses and other payables................................................         55,050        56,066
  Current maturities of long-term debt, capital lease and JAIX Leasing debt..........         17,236        18,916
                                                                                       --------------  -----------
    Total current liabilities........................................................        115,611       127,010
Long-term debt and capital lease, less current maturities............................        173,763       163,668
JAIX Leasing debt, less current maturities...........................................         13,176        29,344
Other long-term liabilities..........................................................         59,982        60,895
Senior subordinated notes............................................................        100,000       100,000
Deferred income taxes................................................................         29,214        28,591
SHAREHOLDERS' EQUITY:
  Preferred stock, par $.01, 20,000 shares authorized, none outstanding..............        --            --
  Common stock, par $.01, 201,000 shares authorized, 9,754 and 9,755 issued and
    outstanding as of December 31, 1996 and June 30, 1997, respectively..............             98            98
  Paid-in capital....................................................................         55,049        55,049
  Retained earnings..................................................................          8,420         6,015
  Employee receivables for stock purchases...........................................            (30)          (30)
                                                                                       --------------  -----------
    Total shareholders' equity.......................................................         63,537        61,132
                                                                                       --------------  -----------
    Total liabilities and shareholders' equity.......................................   $    555,283   $   570,640
                                                                                       --------------  -----------
                                                                                       --------------  -----------

     See accompanying notes to condensed consolidated financial statements.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      SIX MONTHS ENDED JUNE
                                                                                               30,
                                                                                     ------------------------
                                                                                        1996         1997
                                                                                     -----------  -----------
Net manufacturing sales............................................................  $   283,626  $   270,860
Leasing revenue....................................................................        2,003        3,102
                                                                                     -----------  -----------

    Total revenue..................................................................      285,629      273,962
Cost of sales--manufacturing.......................................................      240,180      231,031
Cost of leasing....................................................................          679        1,489
                                                                                     -----------  -----------

    Gross profit...................................................................       44,770       41,442
Selling, general and administrative expenses.......................................       23,808       22,062
Amortization expense...............................................................        5,133        4,248
Gain on sale of leased freight cars................................................      --              (587)
                                                                                     -----------  -----------

    Operating income...............................................................       15,829       15,719
Interest expense, net..............................................................       16,323       16,335
Interest expense--leasing..........................................................        1,263        1,046
                                                                                     -----------  -----------

    Income (loss) before income taxes..............................................       (1,757)      (1,662)
Provision (benefit)for income taxes................................................          195          743
                                                                                     -----------  -----------
    Net income (loss)..............................................................  $    (1,952) $    (2,405)
                                                                                     -----------  -----------
                                                                                     -----------  -----------
Net income (loss) per common and common equivalent shares
  outstanding......................................................................  $     (0.20) $     (0.25)
                                                                                     -----------  -----------
                                                                                     -----------  -----------
Weighted average common and common equivalent shares...............................        9,757        9,805
                                                                                     -----------  -----------
                                                                                     -----------  -----------

     See accompanying notes to condensed consolidated financial statements.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                      SIX MONTHS ENDED
                                                                                          JUNE 30,
                                                                                    --------------------
                                                                                      1996       1997
                                                                                    ---------  ---------
OPERATING ACTIVITIES:
Net income (loss).................................................................  $  (1,952) $  (2,405)
Adjustments for items not affecting cash from operating activities:
    Depreciation..................................................................      7,655      7,807
    Amortization--other...........................................................      5,590      4,859
    Amortization--deferred financing costs........................................      1,575      1,094
    Gain on sale of leased freight cars...........................................     --           (587)
    Deferred tax expense (benefit)................................................        786       (623)
    Postretirement benefits.......................................................      1,273      1,080
                                                                                    ---------  ---------
                                                                                       14,927     11,225
Changes in operating assets and liabilities:
    Accounts receivable, net......................................................     (2,927)   (12,098)
    Inventories...................................................................       (710)    (4,846)
    Accounts payable..............................................................        386      8,702
    Other assets and liabilities..................................................      1,988      2,886
                                                                                    ---------  ---------
    Net cash provided by operating activities.....................................     13,664      5,869
                                                                                    ---------  ---------

INVESTING ACTIVITIES:
    Capital expenditures..........................................................     (4,914)    (2,405)
    Leasing business asset additions..............................................        (15)   (25,682)
    Proceeds from sales of leased freight cars....................................     --          7,487
    Other.........................................................................        663         13
                                                                                    ---------  ---------
    Net cash used for investing activities........................................     (4,266)   (20,587)
                                                                                    ---------  ---------

FINANCING ACTIVITIES:
    Payments of term loans and capital lease......................................     (8,406)    (8,415)
    Net borrowings under JAIX Leasing loans.......................................      5,329     16,168
    Payment of deferred financing costs...........................................       (855)      (259)
                                                                                    ---------  ---------
    Net cash provided by (used for) financing activities..........................     (3,932)     7,494
                                                                                    ---------  ---------
    Net increase (decrease) in cash and cash equivalents..........................      5,466     (7,224)
    Cash and cash equivalents, beginning of period................................     11,639     24,535
                                                                                    ---------  ---------
    Cash and cash equivalents, end of period......................................  $  17,105  $  17,311
                                                                                    ---------  ---------
                                                                                    ---------  ---------
                        SUPPLEMENTAL CASH FLOWS DISCLOSURE
    Cash paid for interest--other.................................................  $  14,733  $  15,219
    Cash paid for interest--JAIX Leasing..........................................      1,263      1,037
    Cash paid for income taxes....................................................        587        508

     See accompanying notes to condensed consolidated financial statements.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

    The financial statements presented herein and these notes are unaudited. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Although the registrant believes that all adjustments (which include only normal recurring adjustments) necessary for a fair presentation have been made, interim periods are not necessarily indicative of the results of operations for a full year. As such, these financial statements should be read in conjunction with the financial statements and notes thereto incorporated by reference in the registrant's Form 10-K for the year ended December 31, 1996.

    The consolidated financial statements include the accounts of Johnstown America Industries, Inc. and its wholly owned subsidiaries (the "Company"). All significant intercompany transactions and accounts have been eliminated in the accompanying consolidated financial statements.

NOTE 2.  INVENTORIES

    Inventories of the Company consist of the following (in thousands):

                                                                               DECEMBER 31,   JUNE 30,
                                                                                   1996         1997
                                                                              --------------  ---------
Raw materials and purchased components......................................    $   10,289    $   7,408
Work-in-progress and finished goods.........................................        39,300       47,027
                                                                              --------------  ---------
                                                                                $   49,589    $  54,435
                                                                              --------------  ---------
                                                                              --------------  ---------

NOTE 3.  DEBT

    Long-term debt of the Company (excluding JAIX Leasing) consisted of the following:

                                                                              DECEMBER 31,    JUNE 30,
                                                                                  1996          1997
                                                                             --------------  -----------
                                                                                   (IN THOUSANDS)
Revolving Loans............................................................   $    --        $   --
Tranche A Term Loans.......................................................         86,670        80,005
Tranche B Term Loans.......................................................         96,670        95,005
                                                                             --------------  -----------
    Total Senior Bank Facilities...........................................        183,340       175,010
Industrial Revenue Bonds...................................................          5,300         5,300
Capital lease..............................................................          1,953         1,868
                                                                             --------------  -----------
    Total debt.............................................................        190,593       182,178
      Less: Current maturities.............................................        (16,830)      (18,510)
                                                                             --------------  -----------
    Long-term debt.........................................................   $    173,763   $   163,668
                                                                             --------------  -----------
                                                                             --------------  -----------
Long term debt of JAIX Leasing:
    JAIX Leasing debt......................................................   $     13,582   $    29,750
      Less: Current maturities.............................................           (406)         (406)
                                                                             --------------  -----------
    Long-term debt.........................................................   $     13,176   $    29,344
                                                                             --------------  -----------
                                                                             --------------  -----------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 3.  DEBT (CONTINUED)
    SENIOR BANK FACILITIES

    The Company entered into a credit facility ("Senior Bank Facilities") on August 23, 1995, in conjunction with the acquisition of Truck Components Inc. ("TCI") and the related transactions. The Revolving Loans portion of the Senior Bank Facilities provides for up to $100 million of outstanding borrowings and letters of credit, limited by the level of eligible accounts receivable and inventories. As of June 30, 1997, availability under the Revolving Loans, after consideration of outstanding letters of credit of $17.1 million, was $50.5 million.

    At the Company's election, interest rates per annum applicable to the Revolving Loans and Tranche A Term Loans will be a fluctuating rate of interest measured by reference to either (a) an adjusted London inter-bank offered rate ("LIBOR") plus a borrowing margin or (b) an alternate base rate ("ABR") plus a borrowing margin. Such borrowing margins range between 1.50% and 2.50% for LIBOR loans and between .50% and 1.50% for ABR loans, fluctuating within each range in 0.25% increments based on the Company achieving certain financial results. Interest rates per annum applicable to Tranche B Term Loans are either (a) LIBOR plus a margin of 3.00% or (b) ABR plus 2.00%. Additionally, various fees related to unused commitments, letters of credit and administration of the facility are incurred by the Company.

    The term loans under the Senior Bank Facilities amortize quarterly, which commenced on March 31, 1996. The Tranche A Term Loans and the Revolving Loans mature on March 31, 2002 and the Tranche B Term Loans mature on March 31, 2003.

    The Senior Bank Facilities contain various financial covenants including capital expenditure limitations, leverage and interest coverage ratios and minimum net worth, and also restrict the Company from paying dividends, repurchasing common stock and making other distributions in certain circumstances. At June 30, 1997, the Company was in compliance with these and all other debt covenants.

    JAIX LEASING DEBT

    On June 14, 1996, JAIX Leasing entered into a ten-year term loan facility which bears interest at an average interest rate of 8.78%. At June 30, 1997 the facility had debt outstanding of $29.8 million. The facility, which is non recourse to the Company, is secured by the underlying leases and assets and contains various covenants.

    INDUSTRIAL REVENUE BONDS

    The Company, through its wholly owned subsidiary, Freight Car Services, Inc., issued the Industrial Revenue Bonds for $5.3 million which bear interest at a variable rate (4.25% as of June 30, 1997) and can be redeemed by the Company at any time. The bonds are secured by a letter of credit issued by Johnstown America Industries, Inc. The bonds have no amortization and mature on December 1, 2010. The bonds are also subject to a weekly "put" provision by the holders of the bonds. In the event that any or all of the bonds are put to the Company under this provision, the Company would effectively refinance such bonds with additional borrowings under the Revolving Loans portion of the Senior Bank Facilities.

    In connection with the Industrial Revenue Bonds, the Company has restricted cash at June 30, 1997 of $0.6 million from the initial proceeds of $5.3 million. The restricted cash is held in trust and will be used for additional improvements and expansion of the Freight Car Services' Danville facility.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 3.  DEBT (CONTINUED)
    INTEREST RATE CONTRACTS

    The Company has entered into various interest rate contracts to fix the cost of its variable rate Senior Bank Facilities. These contracts limit the effect of market fluctuations on the interest cost of floating rate debt. The notional principal amounts outstanding on the interest rate contracts covering the current period is $125 million and the fixed rates of interest on these contracts range from 5.98% to 6.32% plus the applicable borrowing margin. The maturities on all contracts range from August 1997 through August 1998.

NOTE 4.  SENIOR SUBORDINATED DEBT

    In conjunction with the acquisition of TCI, the Company issued $100 million of Senior Subordinated Notes (the "Notes") which are due August 15, 2005 and have an interest rate of 11.75% per annum and are guaranteed on a unsecured, senior subordinated joint and several basis by the Guarantor Subsidiaries. The Notes have customary restrictive covenants including restrictions on incurrence of additional indebtedness, and payment of dividends and redemption of capital stock. The Notes are subordinated to all indebtedness under the Senior Bank Facilities and cross-default provisions do exist. Except in certain limited circumstances, the Notes are not subject to optional redemption by the Company prior to August 15, 2000, and thereafter are subject to optional redemption by the Company at declining redemption premiums. Upon the occurrence of a change in control (as defined), the Company is required to offer to repurchase the Notes at a price equal to 101% of the principal amount thereof plus accrued interest.

    The Company anticipates issuing $80 million of additional 11.75% senior subordinated debt at a premium in August 1997 (the "New Notes"). The New Notes will have the same terms and conditions as the original senior subordinated debt. The proceeds will be used to pay down debt outstanding under the Senior Bank Facilities. At the time of the issuance the Company expects to write off about $3.4 million (pretax) $2.0 million (after tax) of deferred financing costs. Based on current interest rates the Company expects that it will incur additional interest expense of approximately $1.6 million, annually. Pursuant to the terms of the Senior Bank Facilities, the Tranche B holders have elected not to be prepaid. The annual future term loan payments after the prepayment of the Senior Bank Facilities will be as follows: 1997 $1.7 million, 1998 $3.3 million, 1999 $3.3 million, 2000 $20.0 million, 2001 $23.3 million, 2002 $26.7 million and 2003 $16.7 million.

    Effective December 31, 1995 and 1996, the Company entered agreements with the banks participating in the Senior Bank Facilities to reset certain of the financial covenants for the following year. As a result of the most recent agreement, the Company is in compliance with the covenants and restrictions contained in the Senior Bank Facilities. In connection with the offering of the New Notes, the Company amended the credit agreement to reset the financial covenants for the remaining term of the agreement and to reduce the Revolving Facility from $100 million to $75 million. The banks also have consented to the issuance of the New Notes.

NOTE 5.  ENVIRONMENTAL MATTERS

    The Company's subsidiaries are currently involved in several matters relating to the investigation and/or remediation of locations where the subsidiaries have arranged for the disposal of foundry and other wastes. As of June 30, 1997, based on all of the information currently available to the Company, the

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 5.  ENVIRONMENTAL MATTERS (CONTINUED)
Company has an environmental reserve which management believes is adequate to cover future expenditures. This reserve is based on current cost estimates and does not reduce estimated expenditures to net present value, although the Company's subsidiaries are not likely to incur costs for most of the reserved matters until several years in the future. Any cash expenditures required by the Company or its subsidiaries to comply with applicable environmental laws and/or to pay for any remediation efforts will not be reduced or otherwise affected by the existence of the environmental reserve. Due to the early stage of investigation of many of the sites and potential remediations referred to above, there are significant uncertainties as to waste quantities involved, the extent and timing of the remediation which will be required, the range of acceptable solutions, costs of remediation and the number of potentially responsible parties contributing to such costs. Based on all of the information presently available to it, the Company believes that the environmental reserve will be adequate to cover its future costs related to the sites associated with the environmental reserve, and that any additional costs will not have a material adverse effect on the financial condition or results of operations of the Company. However, the discovery of additional sites, the modification of existing laws or regulations, the imposition of joint and several liability or the uncertainties referred to above could result in such a material adverse effect.

NOTE 6.  NEW ACCOUNTING PRONOUNCEMENTS

    Statement of Financial Accounting Standard ("SFAS") No. 128, "Earnings Per Share" was issued in February, 1997 and will be adopted by the Company effective January 1, 1998. This new pronouncement establishes revised methods for computing and reporting earnings per share. Adoption of this standard will not materially impact previously reported earnings per share, including the per share amount reported for the six months ended June 30, 1997.

    SFAS No. 130, "Reporting Comprehensive Income" was issued in July 1997 and will be adopted by the Company effective January 1, 1998. This new pronouncement establishes standards for reporting and display of comprehensive income and its components. Adoption of this standard will not impact the Company's financial position or results of operations.

NOTE 7.  GUARANTOR SUBSIDIARIES

    The Notes and the obligations under the Senior Bank Facilities are fully and unconditionally guaranteed on an unsecured, senior subordinated, joint and several basis by each of the Guarantor Subsidiaries. The following condensed consolidating financial data illustrates the composition of the Parent Company, the Guarantor Subsidiaries, and JAIX Leasing as of and for certain dates and periods. Separate complete financial statements of the respective Guarantor Subsidiaries would not provide additional information which would be useful in assessing the financial composition of the Guarantor Subsidiaries and thus, are not presented.

    Investments in subsidiaries are accounted for by the Parent Company on the equity method for purposes of the supplemental consolidating presentation. Earnings of subsidiaries are therefore reflected in the Parent Company's investment accounts and earnings. The principle elimination entries eliminate the Parent Company's investment in subsidiaries and intercompany balances and transactions.

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 7.  GUARANTOR SUBSIDIARIES (CONTINUED)
                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                             PARENT      GUARANTOR
                                             COMPANY    SUBSIDIARIES  JAIX LEASING   ELIMINATIONS  CONSOLIDATED
                                           -----------  ------------  -------------  ------------  -------------
                                                                      (IN THOUSANDS)
Cash and cash equivalents................  $    18,060   $    1,484    $     4,991    $   --        $    24,535
Accounts receivable, net.................           28       49,161            157        --             49,346
Inventories..............................      --            49,589        --             --             49,589
Prepaid expenses and other...............        2,979       16,008            373        --             19,360
                                           -----------  ------------  -------------  ------------  -------------
    Total current assets.................       21,067      116,242          5,521        --            142,830
Property, plant and equipment, net.......        7,577      123,128         16,960          (551)       147,114
Other assets.............................      108,822      255,913            401       (99,797)       265,339
                                           -----------  ------------  -------------  ------------  -------------
    Total assets.........................  $   137,466   $  495,283    $    22,882    $ (100,348)   $   555,283
                                           -----------  ------------  -------------  ------------  -------------
                                           -----------  ------------  -------------  ------------  -------------

Accounts payable.........................  $       201   $   42,993    $       131    $   --        $    43,325
Other current liabilities................       18,390       55,835         (1,728)         (211)        72,286
                                           -----------  ------------  -------------  ------------  -------------
    Total current liabilities............       18,591       98,828         (1,597)         (211)       115,611
Noncurrent liabilities...................      --            85,716          3,480        --             89,196
Long-term debt, less current maturities
  and intercompany advances
  (receivables)..........................       55,338      218,425         13,176        --            286,939
    Total shareholders' equity...........       63,537       92,314          7,823      (100,137)        63,537
                                           -----------  ------------  -------------  ------------  -------------
    Total liabilities and shareholders'
      equity.............................  $   137,466   $  495,283    $    22,882    $ (100,348)   $   555,283
                                           -----------  ------------  -------------  ------------  -------------
                                           -----------  ------------  -------------  ------------  -------------

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                            PARENT      GUARANTOR
                                            COMPANY    SUBSIDIARIES   JAIX LEASING    ELIMINATIONS  CONSOLIDATED
                                          -----------  ------------  ---------------  ------------  -------------
                                                                     (IN THOUSANDS)
Total revenue...........................   $      20    $  283,626      $   1,983      $   --        $   285,629
Cost of sales...........................          (5)      240,180            684          --            240,859
                                          -----------  ------------       -------     ------------  -------------
    Gross profit........................          25        43,446          1,299          --             44,770
Selling, general, administrative and
  amortization expenses.................          (3)       28,944         --              --             28,941
                                          -----------  ------------       -------     ------------  -------------
    Operating income....................          28        14,502          1,299          --             15,829
Interest expense, net...................       5,550        10,816          1,220                         17,586
Equity (earnings) of subsidiaries.......      (2,343)       --             --               2,343        --
Provision (benefit) for income taxes....      (1,227)        1,389             33          --                195
                                          -----------  ------------       -------     ------------  -------------
    Net income (loss)...................   $  (1,952)   $    2,297      $      46      $   (2,343)   $    (1,952)
                                          -----------  ------------       -------     ------------  -------------
                                          -----------  ------------       -------     ------------  -------------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 7.  GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                              PARENT      GUARANTOR
                                              COMPANY    SUBSIDIARIES  JAIX LEASING   ELIMINATIONS  CONSOLIDATED
                                            -----------  ------------  -------------  ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES......   $  (6,902)   $   19,643     $     923     $   --        $    13,664
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures..................        (204)       (4,710)       --             --             (4,914)
    Leased assets and investments.........      --            --               (15)        --                (15)
    Changes in restricted cash............      --               663        --             --                663
                                            -----------  ------------  -------------  ------------  -------------
Cash provided by (used for) investing
  activities..............................        (204)       (4,047)          (15)        --             (4,266)
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net payments under term loans.........      (8,330)          (76)       --             --             (8,406)
    Loan facility of leasing business.....      --            --             5,329         --              5,329
    Change in intercompany advances.......      14,038       (10,601)       (3,437)        --            --
    Dividends received/ (paid)............         500        --              (500)        --            --
    Deferred financing costs paid.........        (421)          (14)         (420)        --               (855)
                                            -----------  ------------  -------------  ------------  -------------
Cash provided by (used for) financing
  activities..............................       5,787       (10,691)          972         --             (3,932)
Net increase (decrease) in cash and cash
  equivalents.............................      (1,319)        4,905         1,880         --              5,466
CASH AND CASH EQUIVALENTS, beginning of
  period..................................      16,896        (6,156)          899         --             11,639
                                            -----------  ------------  -------------  ------------  -------------
CASH AND CASH EQUIVALENTS, end of
  period..................................   $  15,577    $   (1,251)    $   2,779     $   --        $    17,105
                                            -----------  ------------  -------------  ------------  -------------
                                            -----------  ------------  -------------  ------------  -------------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 7.  GUARANTOR SUBSIDIARIES (CONTINUED)
                     CONDENSED CONSOLIDATING BALANCE SHEET
                              AS OF JUNE 30, 1997

                                             PARENT      GUARANTOR
                                             COMPANY    SUBSIDIARIES  JAIX LEASING   ELIMINATIONS  CONSOLIDATED
                                           -----------  ------------  -------------  ------------  -------------
                                                                      (IN THOUSANDS)
Cash and cash equivalents................  $    16,371   $   (1,645)   $     2,585    $   --        $    17,311
Accounts receivable, net.................           33       61,281            130        --             61,444
Inventories..............................      --            54,435        --             --             54,435
Prepaid expenses and other...............        2,465       17,756         (1,491)       --             18,730
                                           -----------  ------------  -------------  ------------  -------------
    Total current assets.................       18,869      131,827          1,224        --            151,920
Property, plant and equipment, net.......        2,641      118,139         38,014          (342)       158,452
Other assets.............................      108,826      248,088            625       (97,271)       260,268
                                           -----------  ------------  -------------  ------------  -------------
    Total assets.........................  $   130,336   $  498,054    $    39,863    $  (97,613)   $   570,640
                                           -----------  ------------  -------------  ------------  -------------
                                           -----------  ------------  -------------  ------------  -------------

Accounts payable.........................  $   --        $   52,028    $   --         $   --        $    52,028
Other current liabilities................       17,942       58,231         (1,162)          (29)        74,982
                                           -----------  ------------  -------------  ------------  -------------
    Total current liabilities............       17,942      110,259         (1,162)          (29)       127,010
Noncurrent liabilities...................      --            86,006          3,480        --             89,486
Long-term debt and intercompany advances,
  less current maturities................       51,262      212,406         29,344        --            293,012
Total shareholders' equity...............       61,132       89,383          8,201       (97,584)        61,132
                                           -----------  ------------  -------------  ------------  -------------
    Total liabilities and shareholders'
      equity.............................  $   130,336   $  498,054    $    39,863    $  (97,613)   $   570,640
                                           -----------  ------------  -------------  ------------  -------------
                                           -----------  ------------  -------------  ------------  -------------

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                              PARENT      GUARANTOR
                                              COMPANY    SUBSIDIARIES  JAIX LEASING   ELIMINATIONS  CONSOLIDATED
                                            -----------  ------------  -------------  ------------  -------------
                                                                       (IN THOUSANDS)
Total revenue.............................   $     220    $  270,860     $   2,882     $   --        $   273,962
Cost of sales.............................          40       231,032         1,448         --            232,520
                                            -----------  ------------  -------------  ------------  -------------
Gross profit..............................         180        39,828         1,434         --             41,442
Selling, general, administrative and
  amortization expenses...................        (193)       26,062          (146)        --             25,723
    Operating income......................         373        13,766         1,580         --             15,719
Interest expense, net.....................       6,001        10,429           951         --             17,381
Equity (earnings) of subsidiaries.........      (1,047)       --            --              1,047        --
Provision (benefit) for income taxes......      (2,176)        2,668           251         --                743
                                            -----------  ------------  -------------  ------------  -------------
Net income (loss).........................   $  (2,405)   $      669     $     378     $   (1,047)   $    (2,405)
                                            -----------  ------------  -------------  ------------  -------------
                                            -----------  ------------  -------------  ------------  -------------

              JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 7.  GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                              PARENT      GUARANTOR
                                              COMPANY    SUBSIDIARIES  JAIX LEASING   ELIMINATIONS   CONSOLIDATED
                                            -----------  ------------  -------------  -------------  -------------
                                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES......   $  (2,210)   $    5,187    $     2,892     $  --         $     5,869
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures..................         (98)       (2,307)       --             --              (2,405)
    Leasing business assets and
      investments.........................          13        --            (25,682)       --             (25,669)
    Proceeds from sale of leased freight
      cars................................       3,024        --              4,463        --               7,487
                                            -----------  ------------  -------------  -------------  -------------
    Cash provided by (used for) investing
      activities..........................       2,939        (2,307)       (21,219)       --             (20,587)
CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments of term loans and capital
      lease...............................      (8,330)          (85)       --             --              (8,415)
    Loan facility of leasing business.....      --            --             16,168        --              16,168
    Intercompany advances.................       5,923        (5,923)       --             --             --
    Deferred financing costs paid.........         (11)       --               (248)       --                (259)
                                            -----------  ------------  -------------  -------------  -------------
Cash provided by (used for) financing
  activities..............................      (2,418)       (6,008)        15,920        --               7,494
Net increase (decrease) in cash and cash
  equivalents.............................      (1,689)       (3,128)        (2,407)       --              (7,224)
CASH AND CASH EQUIVALENTS, beginning of
  period..................................      18,060         1,483          4,992        --              24,535
                                            -----------  ------------  -------------  -------------  -------------
CASH AND CASH EQUIVALENTS, end of
  period..................................   $  16,371    $   (1,645)   $     2,585     $  --         $    17,311
                                            -----------  ------------  -------------  -------------  -------------
                                            -----------  ------------  -------------  -------------  -------------

NOTE 8.  SUBSEQUENT EVENT

    In September 1997, TCI and Gunite Corporation ("Gunite") settled two pending environmental lawsuits. As a result of the settlement, the Company's reserve for environmental matters was decreased by $14.3 million.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER MADE BY THIS PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR GUARANTOR SUBSIDIARIES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE GUARANTOR SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    3
Incorporation of Certain Documents by Reference...........................    3
Prospectus Summary........................................................    4
Risk Factors..............................................................   16
Use of Proceeds...........................................................   24
The Exchange Offer........................................................   25
Capitalization............................................................   34
Selected Consolidated Financial Data......................................   35
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   37
Business..................................................................   45
Management................................................................   66
Description of Certain Indebtedness.......................................   68
Description of Exchange Notes.............................................   71
Old Notes Registration Rights; Liquidated Damages.........................   99
Certain United States Federal Income Tax Consequences.....................  100
Old Notes Transfer Restrictions...........................................  104
Book Entry; Delivery and Form.............................................  106
Plan of Distribution......................................................  108
Legal Matters.............................................................  109
Experts...................................................................  109
Glossary of Certain Terms.................................................  110
Index to Financial Statements.............................................  F-1

                                     [LOGO]

                            OFFER TO EXCHANGE $1,000
                            PRINCIPAL AMOUNT OF ITS
              11 3/4% SERIES C SENIOR SUBORDINATED NOTES DUE 2005
                           WHICH HAVE BEEN REGISTERED
                            UNDER THE SECURITIES ACT
                        FOR EACH $1,000 PRINCIPAL AMOUNT
                               OF ITS OUTSTANDING
              11 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2005

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               THE EXCHANGE AGENT
                           FOR THE EXCHANGE OFFER IS:
                              THE BANK OF NEW YORK
                                 BY FACSIMILE:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 815-6339
                           CONFIRMATION BY TELEPHONE
                              OR FOR INFORMATION:
                                 (212) 815-5920

                         BY HAND OR OVERNIGHT DELIVERY:

                              THE BANK OF NEW YORK
                             101 BARCLAY STREET, 7E
                        CORPORATE TRUST SERVICES WINDOW
                                  GROUND LEVEL
                            NEW YORK, NEW YORK 10286
                      ATTENTION: REORGANIZATION DEPARTMENT
                                 ARWEN GIBBONS

                        BY REGISTERED OR CERTIFIED MAIL:

                              THE BANK OF NEW YORK
                             101 BARCLAY STREET, 7E
                            NEW YORK, NEW YORK 10286
                      ATTENTION: REORGANIZATION DEPARTMENT
                                 ARWEN GIBBONS

                                           , 1997

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Each Registrant is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

    Reference is also made to Section 102(b)(7) of the GCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

    The certificates of incorporation of the Registrants provide for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the GCL and the By-laws of the Registrants provide that the Registrants shall indemnify their directors and officers to the full extent permitted by Section 145 of the GCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a) A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

        (b) Financial Statement Schedules

        None.

    All other schedules are omitted because the required information is not present or is not present in amounts sufficient to require submission of the schedule or because the information required is included in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

    1. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    2. The undersigned Registrants hereby undertake that:

        (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rules 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) For the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of September, 1997.

                                JOHNSTOWN AMERICA INDUSTRIES, INC.

                                BY:             /S/ ANDREW M. WELLER
                                     -----------------------------------------
                                                  Andrew M. Weller
                                     EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
                                                      OFFICER
                                                    AND DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Andrew M. Weller, David W. Riesmeyer and Kenneth M. Tallering, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
                                Chairman of the Board,
     /s/ THOMAS M. BEGEL          President and Chief
- ------------------------------    Executive Officer          September 10, 1997
       Thomas M. Begel            (Principal Executive
                                  Officer)

                                Executive Vice President,
                                  Chief Financial Officer
     /s/ ANDREW M. WELLER         and Director (Principal
- ------------------------------    Financial Officer and      September 10, 1997
       Andrew M. Weller           Principal Accounting
                                  Officer)

    /s/ CAMILLO SANTOMERO
- ------------------------------  Director                     September 10, 1997
      Camillo Santomero

     /s/ R. PHILIP SILVER
- ------------------------------  Director                     September 10, 1997
       R. Philip Silver

    /s/ FRANCIS S. STROBLE
- ------------------------------  Director                     September 10, 1997
      Francis S. Stroble

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of September, 1997.

                                JOHNSTOWN AMERICA CORPORATION

                                BY:              /S/ JAMES D. CIRAR
                                     -----------------------------------------
                                                   James D. Cirar
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                      DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David W. Riesmeyer and Kenneth M. Tallering, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
                                President, Chief Executive
      /s/ JAMES D. CIRAR          Officer and Director
- ------------------------------    (Principal Executive       September 10, 1997
        James D. Cirar            Officer)

                                Vice President--Finance,
                                  Treasurer and Assistant
     /s/ W. JOHN PLUNKARD         Secretary (Principal
- ------------------------------    Financial Officer and      September 10, 1997
       W. John Plunkard           Principal Accounting
                                  Officer)

     /s/ THOMAS M. BEGEL
- ------------------------------  Chairman of the Board        September 10, 1997
       Thomas M. Begel

       /s/ ED GHEARING
- ------------------------------  Director                     September 10, 1997
         Ed Ghearing

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of September, 1997.

                                BOSTROM SEATING, INC.

                                BY:             /S/ TIMOTHY A. MASEK
                                     -----------------------------------------
                                                  Timothy A. Masek
                                               PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David W. Riesmeyer and Kenneth M. Tallering, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
     /s/ TIMOTHY A. MASEK       President and Director
- ------------------------------    (Principal Executive       September 10, 1997
       Timothy A. Masek           Officer)

                                Treasurer and Assistant
    /s/ DAVID W. RIESMEYER        Secretary (Principal
- ------------------------------    Financial Officer and      September 10, 1997
      David W. Riesmeyer          Principal Accounting
                                  Officer)

     /s/ THOMAS M. BEGEL
- ------------------------------  Chairman of the Board        September 10, 1997
       Thomas M. Begel

     /s/ ANDREW M. WELLER
- ------------------------------  Director                     September 10, 1997
       Andrew M. Weller

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of September, 1997.

                                BOSTROM HOLDINGS, INC.

                                BY:             /S/ THOMAS M. BEGEL
                                     -----------------------------------------
                                                  Thomas M. Begel
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David W. Riesmeyer and Kenneth M. Tallering, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
     /s/ THOMAS M. BEGEL
- ------------------------------  President (Principal         September 10, 1997
       Thomas M. Begel            Executive Officer)

                                Vice President, Treasurer
    /s/ DAVID W. RIESMEYER        and Assistant Secretary
- ------------------------------    (Principal Financial       September 10, 1997
      David W. Riesmeyer          Officer and Principal
                                  Accounting Officer)

     /s/ ANDREW M. WELLER
- ------------------------------  Director                     September 10, 1997
       Andrew M. Weller

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of September, 1997.

                                FREIGHT CAR SERVICES, INC.

                                BY:             /S/ EDWARD J. WHALEN
                                     -----------------------------------------
                                                  Edward J. Whalen
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David W. Riesmeyer and Kenneth M. Tallering, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
     /s/ EDWARD J. WHALEN
- ------------------------------  President (Principal         September 10, 1997
       Edward J. Whalen           Executive Officer)

                                Treasurer and Assistant
    /s/ DAVID W. RIESMEYER        Secretary (Principal
- ------------------------------    Financial Officer and      September 10, 1997
      David W. Riesmeyer          Principal Accounting
                                  Officer)

     /s/ THOMAS M. BEGEL
- ------------------------------  Chairman of the Board        September 10, 1997
       Thomas M. Begel

     /s/ ANDREW M. WELLER
- ------------------------------  Director                     September 10, 1997
       Andrew M. Weller

      /s/ JAMES D. CIRAR
- ------------------------------  Director                     September 10, 1997
        James D. Cirar

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of September, 1997.

                                JAC PATENT CORPORATION

                                BY:             /S/ ANDREW M. WELLER
                                     -----------------------------------------
                                                  Andrew M. Weller
                                               PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David W. Riesmeyer and Kenneth M. Tallering, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
     /s/ ANDREW M. WELLER       President and Director
- ------------------------------    (Principal Executive       September 10, 1997
       Andrew M. Weller           Officer)

                                Treasurer and Assistant
    /s/ DAVID W. RIESMEYER        Secretary (Principal
- ------------------------------    Financial Officer and      September 10, 1997
      David W. Riesmeyer          Principal Accounting
                                  Officer)

     /s/ THOMAS M. BEGEL
- ------------------------------  Director                     September 10, 1997
       Thomas M. Begel

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of September, 1997.

                                TRUCK COMPONENTS INC.

                                BY:              /S/ THOMAS W. COOK
                                     -----------------------------------------
                                                   Thomas W. Cook
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                      DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David W. Riesmeyer and Kenneth M. Tallering, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
                                President, Chief Executive
      /s/ THOMAS W. COOK          Officer and Director
- ------------------------------    (Principal Executive       September 10, 1997
        Thomas W. Cook            Officer)

                                Vice President-Finance,
                                  Chief Financial Officer
     /s/ ANDREW M. WELLER         and Director (Principal
- ------------------------------    Financial Officer and      September 10, 1997
       Andrew M. Weller           Principal Accounting
                                  Officer)

     /s/ THOMAS M. BEGEL
- ------------------------------  Director                     September 10, 1997
       Thomas M. Begel

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of September, 1997.

                                BRILLION IRON WORKS, INC.

                                BY:             /S/ JOHN D. MCCLAIN
                                     -----------------------------------------
                                                  John D. McClain
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David W. Riesmeyer and Kenneth M. Tallering, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
     /s/ JOHN D. MCCLAIN        President (Principal
- ------------------------------    Executive Officer) John    September 10, 1997
       John D. McClain            D. McClain

                                Vice President--Finance and
      /s/ DENNIS GRAVEN           Treasurer (Principal
- ------------------------------    Financial Officer and      September 10, 1997
        Dennis Graven             Principal Accounting
                                  Officer)

     /s/ THOMAS M. BEGEL        Director
- ------------------------------                               September 10, 1997
       Thomas M. Begel

     /s/ ANDREW M. WELLER       Director
- ------------------------------                               September 10, 1997
       Andrew M. Weller

      /s/ THOMAS W. COOK        Director
- ------------------------------                               September 10, 1997
        Thomas W. Cook

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of September, 1997.

                                FABCO AUTOMOTIVE CORPORATION

                                BY:             /S/ MARK A. NIEMELA
                                     -----------------------------------------
                                                  Mark A. Niemela
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David W. Riesmeyer and Kenneth M. Tallering, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
     /s/ MARK A. NIEMELA
- ------------------------------  President (Principal         September 10, 1997
       Mark A. Niemela            Executive Officer)

                                Vice President--Finance and
        /s/ LOU KEANE             Treasurer (Principal
- ------------------------------    Financial Officer and      September 10, 1997
          Lou Keane               Principal Accounting
                                  Officer)

     /s/ THOMAS M. BEGEL
- ------------------------------  Director                     September 10, 1997
       Thomas M. Begel

     /s/ ANDREW M. WELLER
- ------------------------------  Director                     September 10, 1997
       Andrew M. Weller

      /s/ THOMAS W. COOK
- ------------------------------  Director                     September 10, 1997
        Thomas W. Cook

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of September, 1997.

                                GUNITE CORPORATION

                                BY:              /S/ THOMAS W. COOK
                                     -----------------------------------------
                                                   Thomas W. Cook
                                               PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David W. Riesmeyer and Kenneth M. Tallering, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
      /s/ THOMAS W. COOK        President and Director
- ------------------------------    (Principal Executive       September 10, 1997
        Thomas W. Cook            Officer)

                                Vice President--Finance and
     /s/ DWIGHT M. MORROW         Treasurer (Principal
- ------------------------------    Financial Officer and      September 10, 1997
       Dwight M. Morrow           Principal Accounting
                                  Officer)

     /s/ THOMAS M. BEGEL
- ------------------------------  Director                     September 10, 1997
       Thomas M. Begel

     /s/ ANDREW M. WELLER
- ------------------------------  Director                     September 10, 1997
       Andrew M. Weller

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of September, 1997.

                                JAII MANAGEMENT COMPANY

                                BY:             /S/ ANDREW M. WELLER
                                     -----------------------------------------
                                                  Andrew M. Weller
                                               PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David W. Riesmeyer and Kenneth M. Tallering, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
- ------------------------------  ---------------------------  -------------------
     /s/ ANDREW M. WELLER       President and Director
- ------------------------------    (Principal Executive       September 10, 1997
       Andrew M. Weller           Officer)

                                Vice President and
    /s/ DAVID W. RIESMEYER        Treasurer (Principal
- ------------------------------    Financial Officer and      September 10, 1997
      David W. Riesmeyer          Principal Accounting
                                  Officer)

     /s/ THOMAS M. BEGEL
- ------------------------------  Director                     September 10, 1997
       Thomas M. Begel

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1997

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       JOHNSTOWN AMERICA INDUSTRIES, INC.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 EXHIBIT INDEX

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       3.1     Certificate of Incorporation of the Company (incorporated by reference to
                 Exhibit 3.3 to the Company's Registration Statement on Form S-1, File No.
                 33-63132)
       3.2     Certificate of Incorporation of Johnstown America Corporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-3,
                 File No. 33-04152)
       3.3     Certificate of Incorporation of Bostrom Seating, Inc. (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-3, File No.
                 33-04152)
       3.4     Certificate of Incorporation of Bostrom Holdings, Inc.
       3.5     Certificate of Incorporation of Freight Car Services, Inc. (incorporated by reference to Exhibit 3.6 to the Company's Registration Statement on Form S-3,
                 File No. 33-04152)
       3.6     Certificate of Incorporation of JAC Patent Corporation (incorporated by reference to Exhibit 3.7 to the Company's Registration Statement on Form S-3,
                 File No. 33-04152)
       3.7     Certificate of Incorporation of Truck Components Inc. (incorporated by reference to Exhibit 3.8 to the Company's Registration Statement on Form S-3, File No.
                 33-04152)
       3.8     Certificate of Incorporation of Brillion Iron Works, Inc. (incorporated by reference to Exhibit 3.9 to the Company's Registration Statement on Form S-3,
                 File No. 33-04152)
       3.9     Certificate of Incorporation of Fabco Automotive Corporation (incorporated by reference to Exhibit 3.10 to the Company's Registration Statement on Form S-3,
                 File No. 33-04152)
       3.10    Certificate of Incorporation of Gunite Corporation (incorporated by reference to
                 Exhibit 3.11 to the Company's Registration Statement on Form S-3, File No.
                 33-04152)
       3.11    Certificate of Incorporation of JAII Management Company
       3.12    Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's
                 Registration Statement on Form S-1, File No. 33-63132)
       3.13    Bylaws of Johnstown America Corporation (incorporated by reference to Exhibit
                 3.13 to the Company's Registration Statement on Form S-3, File No. 33-04152)
       3.14    Bylaws of Bostrom Seating Inc. (incorporated by reference to Exhibit 3.15 to the
                 Company's Registration Statement on Form S-3, File No. 33-04152)
       3.15    Bylaws of Bostrom Holdings, Inc.
       3.16    Bylaws of Freight Car Services, Inc. (incorporated by reference to Exhibit 3.17 to the Company's Registration Statement on Form S-3, File No. 33-04152)
       3.17    Bylaws of JAC Patent Corporation (incorporated by reference to Exhibit 3.18 to the Company's Registration Statement on Form S-3, File No. 33-04152)
       3.18    Bylaws of Truck Components Inc. (incorporated by reference to Exhibit 3.19 to the Company's Registration Statement on Form S-3, File No. 33-04152)
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       3.19    Bylaws of Brillion Iron Works, Inc. (incorporated by reference to Exhibit 3.20 to the Company's Registration Statement on Form S-3, File No. 33-04152)
       3.20    Bylaws of Fabco Automotive Corporation (incorporated by reference to Exhibit
                 3.21 to the Company's Registration Statement on Form S-3, File No. 33-04152)
       3.21    Bylaws of Gunite Corporation (incorporated by reference to Exhibit 3.22 to the
                 Company's Registration Statement on Form S-3, File No. 33-04152)
       3.22    Bylaws of JAII Management Company
       4.1     Form of the Company's Series B 11 3/4% Senior Subordinated Note due 2005 issued on August 11, 1997 in the aggregate principal amount of $80,000,000
       4.2     Indenture dated as of August 11, 1997 among the Company, the Guarantor
                 Subsidiaries and The Bank of New York, as Trustee governing $80,000,000 aggregate principal amount of the Company's 11 3/4% Senior Subordinated Notes due 2005
       4.3     Exchange and Registration Rights Agreement dated August 11, 1997 among the
                 Company, the Guarantor Subsidiaries and Chase Securities Inc., as Initial
                 Purchaser
       4.4     Credit Agreement, dated as of August 23, 1995, among the Company, the financial institutions named therein, Chemical Bank, as Administrative Agent, Collateral
                 Agent and Swingline Lender, Chemical Bank Delaware, as Issuing Bank, and The
                 First National Bank of Boston and The First National Bank of Chicago, as Co-
                 Agents (incorporated by reference to Exhibit 99.1 to the Company's Current
                 Report on Form 8-K dated August 30, 1995)
       4.5     Amendment to Credit Agreement, dated as of December 31, 1995, among the Company, the financial institutions named therein, Chemical Bank, as Administrative
                 Agent, Collateral Agent and Swingline Lender, Chemical Bank Delaware, as
                 Issuing Bank, and The First National Bank of Boston and The First National
                 Bank of Chicago, as Co-Agents (incorporated by reference to Exhibit 10.6 to the Company's Form 10-K for the fiscal year ended December 31, 1995)
       4.6     Second Amendment to Credit Agreement, dated as of December 31, 1996 among the
                 Company, the financial institutions named therein, Chemical Bank, as
                 Administrative Agent, Collateral Agent and Swingline Lender, Chemical Bank
                 Delaware, as Issuing Bank, and The First National Bank of Boston and The First
                 National Bank of Chicago, as Co-Agents (incorporated by reference to Exhibit
                 10.9 to the Company's Form 10-K for the fiscal year ended December 31, 1996)
       4.7     Amendment No. 3, Consent and Waiver dated as of August 4, 1997 to Credit
                 Agreement, among the Company, The Chase Manhattan Bank, as Administrative
                 Agent, Collateral Agent and Swingline Lender, The First National Bank of
                 Boston and The First National Bank of Chicago, as co-agents, and The Chase
                 Manhattan Bank Delaware, as Issuing Bank.
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       4.8     Term Loan Agreement, dated as of June 14, 1996, between JAIX Leasing Company and
                 NationsBanc Leasing Corporation of North Carolina (incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the Quarter ended June 30,
                 1996)
       4.9     Loan Agreement, dated as of December 1, 1995, between Freight Car Services, Inc.
                 and the City of Danville, Vermillion County, Illinois relating to $5.3 million of City of Danville, Illinois Variable Rate Demand Industrial Revenue Bonds
                 (Freight Car Services, Inc. Project), Series 1995 (incorporated by reference to Exhibit 10.7 to the Company's Form 10-K for the fiscal year ended December
                 31, 1995)
       5.1     Opinion of Winston & Strawn
      10.1     Agreement of Purchase and Sale, dated as of May 3, 1991, as amended, between
                 Bethlehem Steel Corporation and the Company (incorporated by reference to
                 Exhibit 2.1 to the Company's Registration Statement on Form S-1, File No.
                 33-63132)
      10.2     Agreement and Plan of Merger, dated as of June 13, 1995, among the Company, JTN
                 Acquisition Corp. and Truck Components Inc. (incorporated by reference to
                 Exhibit 2.1 to the Company's Current Report on Form 8-K dated June 13, 1995)
      10.3     Stockholders Agreement, dated as of June 13, 1995, among the Company, JTN
                 Acquisition Corp. and the stockholders party thereto (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated
                 June 13, 1995), and Amendment No. 1 to Stockholders Agreement, dated as of
                 June 23, 1995, among Johnstown America Industries, Inc., JTN Acquisition
                 Corp., and the stockholders party thereto (incorporated by reference to
                 Exhibit 2.3 to Amendment No. 1 to the Company's Current Report on Form 8-K
                 dated June 13, 1995)
      10.4     Stock Purchase Agreement, dated as of December 21, 1994, and the First Amendment thereto, dated as of January 13, 1995, each among the sellers, Bostrom
                 Seating, Inc. and the Company (incorporated by reference to Exhibit 2 to the
                 Company's Current Report on Form 8-K dated January 24, 1995)
      10.5     1993 Stock Option Plan (incorporated by reference to Exhibit 10.8 to the
                 Company's Registration Statement on Form S-1, File No. 33-63132)
      10.6     Johnstown America Corporation Salaried Pension Plan (incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-1, File No.
                 33-63132)
      10.7     Amended and Restated Stockholder and Warrantholder Agreement (incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form
                 S-1, File No. 33-63132)
      10.8     Employment Agreement of Thomas M. Begel (incorporated by reference to Exhibit
                 10.11 to the Company's Form 10-K for the fiscal year ended December 31, 1995)
      10.9     Employment Agreement of Andrew M. Weller (incorporated by reference to Exhibit
                 10.12 to the Company's Form 10-K for the fiscal year ended December 31, 1995)
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      10.10    Employment Agreement of Thomas W. Cook (incorporated by reference to Exhibit
                 10.13 to the Company's Form 10-K for the fiscal year ended December 31, 1995)
      10.11    Emplyment Agreement of James D. Cirar (incorporated by reference to Exhibit
                 10.14 to the Company's Form 10-K for the fiscal year ended December 31, 1995)
      10.12    Form of Employment Agreement (incorporated by reference to Exhibit 10.17 to the
                 Company's Form 10-K for the fiscal year ended December 31, 1996)
      10.13    Form of Severance Agreement (incorporated by reference to Exhibit 10.15 to the
                 Company's Form 10-K for the fiscal year ended December 31, 1996)
      10.14    Form of Stay Bonus Agreement (incorporated by reference to Exhibit 10.16 to the
                 Company's Form 10-K for the fiscal year ended December 31, 1995)
      10.15    Form of Stock Option Agreement (incorporated by reference to Exhibit 10.17 to the Company's Form 10-K for the fiscal year ended December 31, 1995)
      10.16    Form of Supplemental Life Insurance Agreement (incorporated by reference to
                 Exhibit 10.21 to the Company's Form 10-K for the fiscal year ended December
                 31, 1996)
      10.17    Gunite Corporation Salaried Employees Retirement Plan (incorporated by reference to Exhibit 10.18 to the Company's Form 10-K for the fiscal year ended December
                 31, 1995)
      10.18    Gunite Corporation Profit Sharing Plan (incorporated by reference to Exhibit
                 10.19 to the Company's Form 10-K for the fiscal year ended December 31, 1995)
      12.1     Statement regarding computation of ratios
      21.1     List of Subsidiaries
      23.1     Consent of Arthur Andersen LLP
      23.2     Consent of Winston & Strawn (included in its opinion filed as Exhibit 5.1)
      24.1     Powers of Attorney (included on signature pages hereto)
      25.1     Statement of Eligibility and Qualification of Trustee on Form T-1
      99.1     Form of Letter of Transmittal
      99.2     Form of Notice of Guaranteed Delivery
      99.3     Form of Letter to Securities Dealers, Commercial Banks, Trust Companies and
                 Other Nominees
      99.4     Form of Letter to Clients
      99.5     Guidelines for Certification of Taxpayer Identification Number on Form W-9
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